Filed Pursuant to Rule 424(b)(5)
Registration No. 333-193718

This preliminary prospectus supplement and the accompanying prospectus relate to an effective registration statement under the Securities Act of 1933, as amended, but the information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and we are not soliciting any offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion, dated February 23, 2015

PROSPECTUS SUPPLEMENT

(To Prospectus Dated February 10, 2014)

Units, Class A Common Stock, Series A Warrants to Purchase Class A Common Stock, Series B Warrant to Purchase Class A Common Stock, Series C Warrant to Purchase Class A Common Stock, Series D Warrant to Purchase Class A Common Stock and Series E Warrant to Purchase Class A Common Stock

We are offering an aggregate of up to $             of units, or “Units,” each consisting of: (i) one share of our Class A common stock, par value $0.001 per share, or “Common Stock”; (ii) a Series A Warrant to purchase one-half of one share of our Common Stock; (iii) a Series B Warrant to purchase shares of our Common Stock for a “stated amount” equal to an investor’s pro rata share of $8,000,000 based on the aggregate purchase price paid by such investor for Units in this offering compared to the aggregate purchase price paid by all investors for Units in this offering; (iv) a Series C Warrant to purchase up to 50% of that number of shares of Common Stock actually issued upon exercise of the Series B Warrant; and (v) a Series D Warrant to purchase additional shares of Common Stock in an amount determined on a future reset date after the closing. In addition, an investor who, together with certain “attribution parties,” would beneficially own in excess of 4.99% of the number of shares of Common Stock outstanding immediately after the closing of this offering as a result of its purchase of Units will receive shares of Common Stock in an amount up to such 4.99% cap and a Series E Warrant to purchase the balance of the shares of Common Stock the investor would have received at closing but for the 4.99% cap. The Units will not be issued or certificated. The Series A Warrants, the Series B Warrants, the Series C Warrants, the Series D Warrants and the Series E Warrants are immediately separable and will be issued separately, but will be purchased together as a unit in this offering. This prospectus supplement also covers up to              shares of Common Stock issuable upon exercise of the Series A Warrants, the Series B Warrants, the Series C Warrants, the Series D Warrants, and the Series E Warrants.

Our Common Stock is listed on The NASDAQ Capital Market under the symbol “RGSE.” On February 20, 2015, the last reported sale price of our Common Stock was $0.48 per share. There is no established public trading market for the Units or any of the warrants and we do not expect a market to develop. In addition, we do not intend to list the Units or any or any of the warrants on The NASDAQ Capital Market, any other national securities exchange or any other nationally recognized trading system.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-8 of this prospectus supplement and on page 4 of the accompanying prospectus, and in the documents incorporated by reference herein and therein.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the securities or passed upon the adequacy or accuracy of the prospectus or this prospectus supplement. Any representation to the contrary is a criminal offense.

WestPark Capital, Inc., which we refer to as the placement agent, has agreed to act as the exclusive placement agent in connection with this offering. The placement agent is not required to sell any specific number or dollar amount of Units but will use its best efforts to sell the Units. There is no minimum purchase requirement in or escrow for this offering. We have agreed to pay the placement agent the placement agent fee set forth in the table below, which assumes that we sell all of the securities we are offering.

	Per Unit	Total
Public offering price	$	$
Placement agent fee(1)	$	$
Proceeds, before expenses, to us	$	$

(1)	We have also agreed to issue to the placement agent warrants to purchase up to an aggregate of 8.0% of the aggregate number of shares of Common Stock sold in this offering as part of the Units and underlying the Series E Warrants and to reimburse the placement agent for certain of its expenses.

The above summary of offering proceeds to us does not give effect to any exercise of the warrants being issued in this offering. We estimate the total expenses of this offering, including placement agent fees and expenses, will be approximately $710,500. Delivery of the Common Stock and the warrants is expected to be made on or about             , 2015 subject to customary closing conditions. Please see “Plan of Distribution” beginning on page S-21 for more information regarding the arrangements with the placement agent.

WestPark Capital, Inc.

                         , 2015

Prospectus Supplement

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering and also adds to or updates the information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus, which provides more general information about our Common Stock and other securities that do not pertain to this offering of the Units. This prospectus supplement and the accompanying prospectus are part of a “shelf” registration statement on Form S-3 (File No. 333-193718) that we filed with the Securities and Exchange Commission, or the “SEC,” and that was declared effective by the SEC on February 10, 2014. To the extent that the information contained in this prospectus supplement differs from, or is inconsistent with, any information in the accompanying prospectus or any document incorporated by reference herein or therein, the statements made in the accompanying prospectus and the information incorporated by reference herein and therein are deemed modified or superseded by the statements made in this prospectus supplement.

You should read this entire prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, and any free writing prospectus that we have authorized for use in connection with this offering, carefully before deciding whether to invest in the Units. You also should read and consider the information in the documents we have referred you to under the headings “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information.”

You should rely only on the information contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus and any free writing prospectus that we have authorized for use relating to this offering. Neither we nor the placement agent authorized any other person to provide you with different or additional information. You should not rely on any unauthorized information or representations.

We are not, and the placement agent is not, making an offer to sell or soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus supplement, the accompanying prospectus, the documents and information incorporated by reference into this prospectus supplement and the accompanying prospectus, and any free writing prospectus that we have authorized for use in connection with this offering, are accurate only as of their respective dates, regardless of time of delivery of this prospectus supplement or of any sale of the Units. We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Unless otherwise mentioned or unless the context requires otherwise, all references in this prospectus supplement to “Real Goods Solar,” “we,” “our,” “us” or similar references mean Real Goods Solar, Inc. and its subsidiaries.

This prospectus supplement, the accompanying prospectus and the information incorporated herein and therein by reference include trademarks, service marks and trade names owned by us or other companies. All trademarks, service marks and trade names included or incorporated by reference into this prospectus supplement or the accompanying prospectus are the property of their respective owners.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights certain information about us and this offering. This summary is not complete and does not contain all the information you should consider before investing in the Units. You should read this summary in conjunction with, and the summary is qualified in its entirety by, the more detailed information contained elsewhere, or incorporated by reference, in this prospectus supplement and the accompanying prospectus. and the information included in any free writing prospectus that we have authorized for use in connection with this offering, including the additional information described under “Where You Can Find More Information” on page S-36 of this prospectus supplement. the information under “Risk Factors” beginning on page S-7 of this prospectus supplement and the information under “Risk Factors” beginning on page on page 4 of the accompanying prospectus.

Overview of our Company

We are a leading residential and small commercial solar energy engineering, procurement and construction firm. We also perform most of our own sales and marketing activities to generate leads and secure projects. We offer turnkey services, including design, procurement, permitting, build-out, grid connection, financing referrals and warranty and customer satisfaction activities. Our solar energy systems use high-quality solar photovoltaic modules. We use proven technologies and techniques to help customers achieve meaningful savings by reducing their utility costs. In addition, we help customers lower their emissions output and reliance upon fossil fuel energy sources.

We, including our predecessors, have more than 35 years of experience in residential solar energy and trace our roots to 1978, when Real Goods Trading Corporation sold the first solar photovoltaic panels in the United States. We have designed and installed tens of thousands of residential and commercial solar systems since our founding. Our focused customer acquisition approach and our efficiency in converting customer leads into sales enable us to have what we believe are competitive customer acquisition costs that we continuously focus on improving.

On September 30, 2014, we discontinued our entire former Commercial segment. As a result of this major strategic shift, we now operate as three reportable segments: (1) Residential – the installation of solar systems for homeowners, including lease financing thereof, and for small businesses (small commercial) in the continental U.S.; (2) Sunetric – the installation of solar systems for both homeowners and small business owners (small commercial) in Hawaii; and (3) Other – retail store and corporate operations. We believe this new structure will enable us to more effectively manage our operations and resources.

Our focused customer acquisition approach and our efficiency in converting customer leads into sales yield what we believe are competitive customer acquisition costs that we continuously focus on improving. We believe that our brands carry a reputation for high quality customer service in the solar energy market, which leads to a significant number of word-of-mouth referrals and new customers.

We were incorporated in Colorado in 2008 as a successor to Gaiam Energy Tech, Inc. Gaiam founded Gaiam Energy Tech, Inc. as its solar division in 1999. In 2001, Gaiam Energy Tech, Inc. acquired Real Goods Trading Corporation in a merger. The combined company became Real Goods Solar when it went public in 2008. In January 2014 we rebranded our residential and commercial activities under the name “RGS Energy.” In May 2014 we acquired Elemental Energy, Inc., doing business as Sunetric, and entered the Hawaiian commercial and residential solar installation market.

Our executive offices are located at 833 West South Boulder Road, Louisville, CO 80027-2452. Our telephone number is (303) 222-8400. Our website is www.rgsenergy.com. The information on our website is not intended to be a part of this prospectus, and you should not rely on any of the information provided there in making your decision to invest in our securities. Our website address referenced above is intended to be an inactive textual reference only and not an active hyperlink to our website.

Recent Developments

Notice of Failure to Satisfy NASDAQ Continued Listing Rule. On December 15, 2014, we received a letter from The NASDAQ Stock Market, or “NASDAQ,” notifying us that for the last 30 consecutive business days the bid price of our Common Stock had closed below the minimum $1.00 per share requirement for continued inclusion on NASDAQ based on NASDAQ Rule 5550(a)(2), and describing a timetable for bringing us into compliance with that rule.

Under NASDAQ Rule 5810(c)(3)(A), we have 180 calendar days, or until June 15, 2015, to regain compliance. If, at any time before then, our Common Stock has a closing bid price of $1.00 or more for a minimum of 10 consecutive business days, NASDAQ staff will notify us that we have regained compliance.

If we have not met the requirements of NASDQ Rule 5550(a)(2) by June 15, 2015, but we meet the continued listing requirement for market value of publicly held shares and all other applicable standards for initial listing on The NASDAQ Capital Market (other than the minimum bid price requirement), then we may be eligible for an additional 180 day compliance period. In order to qualify, we will need to provide written notice of our intention to cure the deficiency during the second compliance period, by effecting a reverse stock split if necessary. If it appears to NASDAQ staff that we will not be able to cure the deficiency during this second compliance period, or if we are otherwise not eligible, the NASDAQ staff will provide notice that our Common Stock will be subject to delisting.

Further, on February 13, 2015, we publicly disclosed that, due to an impairment charge for the fourth quarter of 2014, we expect to have a negative shareholders’ equity as of December 31, 2014, which we believe also would constitute a violation of the NASDAQ continuing listing requirements.

Extension of Maturity Date Under Revolving Line of Credit. On January 30, 2015, the Company, wholly-owned subsidiaries Real Goods Energy Tech, Inc., Real Goods Trading Corporation, Alteris Renewables, Inc., Real Goods Syndicated, Inc., Mercury Energy, Inc., Real Goods Solar, Inc.—Mercury Solar, Elemental Energy, LLC and Sunetric Management LLC entered into an Eighth Loan Modification Agreement with Silicon Valley Bank to extend the maturity date of the revolving line of credit under the Loan and Security Agreement, dated December 19, 2011, from January 31, 2015 to March 17, 2015. In connection with the amendment, the Company paid an $8,125.00 fee to Silicon Valley Bank. The parties intend to use this time period to negotiate the terms of an anticipated one year renewal of the line of credit. We are in discussions with Silicon Valley Bank to extend the maturity date further and to make other amendments to the terms of the Loan and Security Agreement. There can be no assurances that we will be successful in doing so.

Preliminary Fourth Quarter of 2014 Results and Business Update. On February 13, 2015, we issued a press release and filed a Current Report on Form 8-K containing certain preliminary unaudited results for our fourth quarter ended December 31, 2014 and a general business update. The information contained in the press release and Current Report on Form 8-K is incorporated herein by reference.

The Offering

Issuer	Real Goods Solar, Inc.

Units Offered

Securities Purchase Agreement	Investors purchasing a minimum of $1 million of Units in the offering will enter into a Securities Purchase Agreement with us whereas investors purchasing less than that would purchase securities solely under this prospectus supplement and the accompanying prospectus.

Series A Warrant Terms	Each Unit contains a Series A Warrant to purchase one-half of one share of Common Stock at an initial exercise price of $ per share. The Series A Warrants will be exercisable beginning on the six month anniversary after issuance and will expire five years following the initial exercisability date. The Series A Warrants will be issued in certificated form. The exercise price is subject to full ratchet anti-dilution protection. See “Description of the Securities We are Offering – Description of Warrants – Series A Warrants.”

Series B Warrant Terms	Each Unit contains a Series B Warrant to purchase shares of Common Stock in a stated amount equal to the purchaser’s pro rata share of $8,000,000 based on the aggregate purchase price paid by such purchaser for Units in this offering compared to the aggregate purchase price paid by all purchasers for Units in this offering. The number of shares of Common Stock initially issuable upon exercise of a Series B Warrant will be equal to the quotient resulting from dividing the stated amount by the lower of (i) $ per share, and (ii) in the case of (x) a mandatory exercise (as described below), 85% of the lowest volume weighted average price of the Common Stock during the three consecutive trading days immediately following the date of the investors’ receipt of a mandatory exercise notice from us and (y) a voluntary exercise by an investor or otherwise, 85% of the lowest volume weighted average price of the Common Stock during the three consecutive trading days immediately before the date of the applicable exercise notice or other date of determination. The Series B Warrants are immediately exercisable and will expire 12 months after the later of (i) the issuance date and (ii) the date as of which (I) we have obtained the shareholder approvals described below, and (II) the date the holder may freely sell all the shares underlying the Series B Warrants. At any time after 35 days after issuance, we may elect to force a mandatory exercise of the Series B Warrants, subject to certain equity conditions. If a holder does not pay the exercise price to us within 4 days after receiving a mandatory exercise notice, the portion such holder’s Series B Warrant subject to the mandatory exercise notice will expire unexercised. The Securities Purchase Agreement described above will contain a covenant requiring the investor parties thereto to honor their obligation to pay the exercise price upon a mandatory exercise of the Series B Warrants. A holder of a Series B Warrant may not transfer such Series B Warrant before the 1-year anniversary of issuance without our consent and, in case of a permitted transfer, may only transfer such Series B Warrant together with a corresponding portion of the holder’s Series C Warrant. The Series B Warrants will be issued in certificated form. The exercise price is subject to full ratchet anti-dilution protection. See “Description of the Securities We are Offering – Description of Warrants – Series B Warrants.”

Series C Warrant Terms	Each Unit contains a Series C Warrant entitling the holder to purchase up to 50% of that number of shares of Common Stock actually issued upon exercise of the holder’s Series B Warrant at an initial exercise price of $ per share. The Series C Warrants will be exercisable beginning on the six month anniversary of issuance and will expire five years following the initial exercisability date. The Series C Warrants will be issued in certificated form. The exercise price is subject to full ratchet anti-dilution protection. See “Description of the Securities We are Offering – Description of Warrants – Series C Warrants.”

Series D Warrant Terms	Each Unit contains a Series D Warrant. The shares of Common Stock initially issuable under a Series D Warrant will be zero and such number will be increased, if at all, to the number of shares the holder would have received at closing had the per Unit price at closing been equal to a “reset price” calculated on March , 2015, minus the number of shares received at closing, and, in the case of an investor who received a Series E Warrant in the offering, the number of share of Common Stock underlying such Series E Warrant. The Series D Warrants will be immediately exercisable at an exercise price of $0.0001 per share and will expire on April , 2015, subject to extension. The Series E Warrants will be issued in certificated form. See “Description of the Securities We are Offering – Description of Warrants – Series D Warrants.”

Series E Warrant Terms	An investor who, together with certain “attribution parties,” would beneficially own in excess of 4.99% of the number of shares of Common Stock outstanding immediately after the closing of the Offering will receive shares of Common Stock in an amount up to the 4.99% cap and a Series E Warrant to purchase the balance of the shares of Common Stock the investor would have received at closing but for the 4.99% cap. The Series E Warrants will be immediately exercisable at an exercise price of $0.0001 per share and will expire on April , 2015, subject to extension. The Series E Warrants will be issued in certificated form. See “Description of the Securities We are Offering – Description of Warrants – Series E Warrants.”

Absence of Market for the Units and the Warrants	The Units and the warrants offered by this prospectus supplement are a new issue of securities and currently there is no market for the securities. We do not intend to list or qualify for quotation the Units or any of the warrants offered by this prospectus supplement on any securities exchange or market.

Common Stock outstanding immediately before this offering	52,342,973 shares as of February 20, 2015

Common Stock outstanding immediately after this offering	shares. An estimated shares of Common Stock are issuable upon exercise of the warrants offered by this prospectus supplement, based on their initial exercise price. The number of shares of Common Stock actually issued upon exercise of the warrants offered by this prospectus supplement may exceed the estimated number.

Authorized and Available Shares	We have 85,002,328 shares of Common Stock authorized and available for issuance as of February 20, 2015. If the number of shares of Common Stock issuable upon exercise of the warrants offered by this prospectus supplement in the future exceeds the number of shares of Common Stock we have authorized and available for issuance, we will be unable to issue such shares.

Shareholder Approval	We are obligated to obtain shareholder approval of (i) an amendment to our articles of incorporation to increase the number of shares of Common Stock authorized for issuance to an amount specified in the Securities Purchase Agreement described above, and (ii) a reverse stock split that will allow us to become compliant again with NASDAQ’s continued listing requirements, at a shareholders meeting at or prior to our next annual meeting of shareholders, but in no event later than the date that is 75 days after the closing of this offering.

Use of Proceeds	General corporate purposes. See “Use of Proceeds” on page S-17 of this prospectus supplement.

Risk Factors	Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-7 of this prospectus supplement, page 4 of the accompanying prospectus and under similar headings in the other documents that are filed after the date hereof and incorporated by reference into this prospectus supplement, together with the other information included in or incorporated by reference into this prospectus supplement and the accompanying prospectus before deciding whether to invest in our securities.

Market for our Common Stock and Symbol	The NASDAQ Capital Market; symbol “RGSE”

The number of shares of our Common Stock to be outstanding immediately after this offering as shown above is based on 52,342,973 shares outstanding as of February 20, 2015, and exclude as of that date:

•	2,957,472 shares of our Common Stock issuable upon the exercise of options outstanding under our 2008 Long-Term Incentive Plan at a weighted average exercise price of $1.87 per share;

•	1,000,000 shares of our Common Stock available for future issuance under our 2008 Long-Term Incentive Plan; and

•	8,134,717 shares of our Common Stock issuable upon exercise of outstanding warrants at a weighted average exercise price of $3.12 per share.

•	90,000 shares of our Common Stock issuable upon the exercise of options outstanding granted outside of our 2008 Long Term Incentive Plan at a weighted average exercise price of $1.15.

•	452,510 shares of our Common Stock currently issuable to the sellers from the Company’s purchase of Sunetric in May, 2014.

Except as otherwise indicated, the number of shares of Common Stock presented in this prospectus supplement excludes the shares of Common Stock issuable upon exercise of the warrants being offered by us in this offering.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the risks described below, together with all of the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, including, without limitation, the risk factors in the section entitled “Risk Factors” in our most recent Annual Report on Form 10-K, which is on file with the SEC, before making an investment decision. If any of the following risks actually occurs, our business, financial condition, and/or results of operations could suffer. In that case, the market price of our Common Stock and the market value of the warrants offered by this prospectus supplement could decline, and you may lose all or part of your investment. You should read the section entitled “Special Note Regarding Forward-Looking Statements” below for a discussion of what types of statements are forward-looking statements, as well as the significance of such statements in the context of this prospectus supplement. Additional risks and uncertainties that we do not presently know or that they currently deem immaterial may also have a material adverse effect on our business

Risk Related to Our Business

Our present indebtedness and projected future borrowings could adversely affect our financial health; future cash flows may not be sufficient to meet our obligations and we may have difficulty obtaining additional financing; and we may experience adverse effects of interest rate fluctuations

As of February 20, 2015, we had indebtedness of approximately $7.3 million. The indebtedness consisted of:

•	a revolving line of credit from Silicon Valley Bank of up to $5.5 million, with a maturity date of March 17, 2015, with approximately $3.2 million drawn; and

•	loans in an aggregate amount of $4.1 million, including accrued interest, from Riverside Renewable Energy Investment LLC (“Riverside”) under the terms of the Shareholders Agreement entered into in connection with the Alteris merger, with a maturity date of March 31, 2015.

There can be no assurance in the future whether we will generate sufficient cash flow from operations, future financings or other sources to meet our debt service obligations, cash requirements to fund operations or other liquidity needs. Our present indebtedness and projected future borrowings could have important adverse consequences to us, such as:

•	making it more difficult for us to satisfy our obligations with respect to our existing indebtedness;

•	limiting our ability to obtain additional financing without restructuring the covenants in our existing indebtedness to permit the incurrence of such financing;

•	requiring a substantial portion of our cash flow to be used for payments on the debt and related interest, thereby reducing our ability to use cash flow to fund working capital, capital expenditures and general corporate requirements;

•	limiting our ability to respond to changing business, industry and economic conditions and to withstand competitive pressures, which may affect our financial condition;

•	causing us to incur higher interest expense in the event of increases in interest rates on our borrowings that have variable interest rates or in the event of refinancing existing debt at higher interest rates;

•	limiting our ability to make investments, dispose of assets, pay cash dividends or repurchase stock;

•	increasing our vulnerability to downturns in our business, our industry or the general economy and restricting us from making improvements or acquisitions or exploring business opportunities;

•	placing us at a competitive disadvantage to competitors with less debt or greater resources; and

•	subjecting us to financial and other restrictive covenants in our indebtedness, the non-compliance with which could result in an event of default.

If we fail to generate sufficient cash flow or otherwise obtain capital to meet our debt service obligations, we may need to refinance all or a portion of our debt on or before maturity. Further, our revolving line of credit from Silicon Valley Bank is due March 17, 2015 and we are currently in negotiations with Silicon Valley Bank to extend this loan. We cannot assure you that we will be able to extend our loans from Silicon Valley Bank or refinance any of our debt on attractive terms, commercially reasonable terms or at all. Our future operating performance and our ability to service, extend or refinance our indebtedness will be subject to future economic conditions and to financial, business and other factors, many of which are beyond our control. Our failure to meet our debt service obligations or pay our indebtedness when it comes due may cause us to become insolvent, which would cast doubt on our ability to continue as a going concern.

We derive the majority of the revenue from our solar energy integration services from sales in east coast states, Hawaii and California.

We currently derive the vast majority of our revenue from solar energy integration services from projects in east coast states, California and Hawaii. This geographic concentration exposes us to increased risks associated with the growth rates, government regulations, economic conditions, weather and other factors that may be specific to those states to which we would be less subject if we were more geographically diversified. The growth of our business will require us to expand our operations in existing markets and to commence operations in other states. Any geographic expansion efforts that we may make may not be successful, which would limit our growth opportunities.

The year ended December 31, 2014 is the first year for which we are required to have our independent registered public accounting firm audit our internal control over financial reporting under Section 404(b) of the Sarbanes-Oxley Act of 2002.

Our independent auditor will audit our internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002 for the first time in connection with the year ended December 31, 2014. Our internal control over financial reporting may include a previously unidentified material weakness which would result in receiving an adverse opinion on internal control over financial reporting from our independent registered public accounting firm. This could result in significant additional expenditures responding to the internal control audit, heightened regulatory scrutiny and potentially an adverse effect to the price of our Common Stock. Furthermore, if we are unable to establish and maintain effective internal control over financial reporting, we may be unable to accurately or timely report our financial results or prevent fraud from occurring. In implementing such systems and controls as required by Section 404 of the Sarbanes-Oxley Act of 2002, there is a risk that errors and misstatements could occur, resulting in a negative impact on the reliability of our financial statements and potentially other adverse developments such as regulatory action or litigation.

Our ability to require the holders of the Series B Warrants to exercise such warrants may have a material impact on our financial condition.

We are conducting this offering to raise capital for our operations. We expect to receive additional funds in the future upon exercise of the Series A Warrants, the Series B Warrants and the Series C Warrants. However, there can be no assurance that the holders of these warrants will exercise them. For example, holders of these warrants will not exercise them if the exercise price is below the market price of our Common Stock.

Further, we may require the holders of the Series B Warrants to exercise such warrants in accordance with the terms of the Series B Warrants. Although we can require such holders to exercise the Series B Warrants, we cannot ensure that such holders actually will pay, or will be able to pay, the exercise price for the Common Stock issuable upon exercise of the Series B Warrants. Furthermore, our ability to require the holders of the Series B Warrants to exercise such warrants is subject to satisfaction of certain conditions set forth in the Series B Warrants, including, but not limited to, that there be no equity conditions failure during the measuring period set forth in the Series B Warrants.

If holders of the Series A Warrants, the Series B Warrants or the Series C Warrant do not voluntarily exercise such warrants, or, in the event we mandate exercise of the Series B Warrants but holders thereof holding a substantial amount of Series B Warrants elect not to, or are unable to, pay the exercise price, it will have a material adverse impact on our financial condition.

Our failure to realize cost savings from restructuring and optimization could materially and adversely affect our business and operating results.

In an attempt to realize efficiencies and cost savings, we are in the process of restructuring and optimizing our business. We may be unable to effectively complete such restructuring and optimization efforts. Furthermore, we may not realize the expected benefits from our restructuring and optimization initiatives. Our long-term expense reduction programs may result in an increase in short-term expenses, and our efforts may lead to additional unintended consequences. As a result, our restructuring and optimization efforts could materially and adversely affect our business and operating results.

Existing rules, regulations and policies pertaining to electricity pricing and technical interconnection of customer-owned electricity generation and changes to these regulations and policies may deter the purchase and use of solar energy systems and negatively impact development of the solar energy industry.

The market for solar energy systems is heavily influenced by foreign, federal, state and local government regulations and policies concerning the electric utility industry, as well as policies adopted by electric utilities. These regulations and policies often relate to electricity pricing and technical interconnection of customer-owned electricity generation. For example, the vast majority of states have a regulatory policy known as net energy metering, or net metering which allows our customers to interconnect their on-site solar energy systems to the utility grid and offset their utility electricity purchases by receiving a bill credit at the utility’s retail rate for energy generated by their solar energy system that is exported to the grid and not consumed on-site. In this way, the customer pays for the net energy used or receives a credit at the retail rate if more energy is produced than consumed. Metering caps currently exist in certain jurisdictions, which limit the aggregate amount of power that may be sold by solar power generators into the electric grid. Some utilities also restrict the amount of consumer-owned electricity generation that can be placed on a circuit and the may require special studies or equipment before such generation can be connected to the utility grid. These regulations and policies have been modified in the past and may be modified in the future in ways that can restrict the interconnection of solar energy systems, deter purchases of solar energy systems and require investment in the research and development of solar energy technology. For example, in 2013 and 2014, Hawaiian Electric, the electric utility on O’ahu, imposed new rules and procedures for the interconnection of solar systems on circuits with a high penetration of customer-owned electricity generation. These new rules and procedures have led to a dramatic reduction in the number of on-site solar energy systems being sold or interconnected in O’ahu in 2014. Similar actions by utilities in other markets could have a similar effect. In addition, electricity generated by solar energy systems competes primarily with expensive peak hour electricity rates rather than with the less expensive average price of electricity. Modifications to the peak hour pricing policies of utilities, such as reducing peak hour pricing or adopting flat rate or time-of-use pricing, could require solar energy systems to achieve lower prices in order to compete with the price of utility generated electricity. Such changes are under consideration in markets in which we operate, such as California.

From time to time, we are subject to litigation which, if adversely determined, could cause us to incur substantial losses.

From time to time during the normal course of operating our businesses, we are subject to various litigation claims and legal disputes. Litigation claims have also been made against us by investors in our July 2014 private placement. Some of the litigation claims may not be covered under our insurance policies, or our insurance carriers may seek to deny coverage. As a result, we might also be required to incur significant legal fees, which may have a material adverse effect on our financial position. In addition, because we cannot accurately predict the outcome of any action, it is possible that, as a result of current and/or future litigation, we will be subject to adverse judgments or settlements that could significantly reduce our earnings or result in losses.

A substantial portion of the PV modules used in the United States are sourced from foreign suppliers and rules and conditions affecting international trade can have an adverse effect on the supply of PV modules and their cost.

A significant percentage of PV modules used in the United States are imported from China or utilize solar cells made in Taiwan. In 2014 the U.S. Department of Commerce imposed tariffs on these products. Although most of the PV modules we used in 2014 were sourced from domestic manufacturers, we experienced price increases and occasional problems with availability as a result of these tariffs. Other international trade conditions such as work slowdowns and labor strikes at port facilities or major weather events can also adversely impact the availability and price of PV modules.

We must meet The NASDAQ Capital Market continued listing requirements or we risk delisting, which may decrease our stock price and make it harder for our shareholders to trade our stock.

Our Common Stock is currently listed for trading on The NASDAQ Capital Market. We must continue to satisfy NASDAQ’s continued listing requirements or risk delisting of our securities. Delisting would have an adverse effect on the price of our Common Stock and likely also on our business. As previously disclosed, on December 15, 2014, we received notice from NASDAQ that we were not in compliance with the NASDAQ minimum bid-price rule. We have 180 calendar days, or until June 15, 2015, to regain compliance. If we have not regain compliance by that date, and if certain conditions are met, we may be eligible for an additional 180 day compliance period. Further, on February 13, 2015, we publicly disclosed that, due to an impairment charge for the fourth quarter of 2014, we expect to have negative shareholders’ equity as of December 31, 2014, which would also constitute a violation of the NASDAQ continuing listing requirements. There can be no assurance that we will be able to regain compliance with the NASDAQ continued listing requirements, or that our Common Stock will not be delisted from The NASDAQ Capital Market in the future. If our Common Stock is delisted from NASDAQ, it may trade on the over-the-counter market, which may be a less liquid market. In such case, our shareholders’ ability to trade, or obtain quotations of the market value of, shares of our Common Stock would be severely limited because of lower trading volumes and transaction delays. These factors could contribute to lower prices and larger spreads in the bid and ask prices for our securities.

We rely heavily on a limited number of suppliers and vendors, to some of which we owe significant “past due” balances, and if these suppliers and vendors become unwilling to deliver critical components and services, it would adversely affect our ability to operate and our financial results.

We rely on a limited number of third-party suppliers to provide the components used in our solar energy systems. We also rely on key vendors to provide internal and external services which are critical to our operations, including installation of solar energy systems, accounting and customer relationship management software, facilities and communications. The failure of our suppliers and vendors to supply us with products and services in a timely manner or on commercially reasonable terms could result in lost orders, delay our project schedules, limit our ability to operate and harm our financial results. We have significant outstanding balances and are in arrears with many of our suppliers and vendors. As a result, many of these suppliers and vendors are no longer willing to provide products or services to us, have placed us on “credit hold”, or are requiring payment in advance. If any of our suppliers or vendors were to fail to supply our needs on a timely basis or to cease providing us key components or services we use, we would be required to secure alternative sources of supply. We may have difficulty securing alternative sources of supply. If this were to occur, our business would be harmed.

Risks Related to this Offering

Management will have broad discretion as to the use of a portion of the net proceeds from this offering, and we may not use the proceeds effectively.

Our management will have broad discretion as to the application of the net proceeds from this offering. Investors in this offering and our shareholders may not agree with the manner in which our management chooses to allocate and spend the net proceeds. Moreover, our management may use the net proceeds for corporate purposes that may not increase our profitability or market value.

Investors in this offering will experience immediate and substantial dilution.

The public offering price of the Units offered pursuant to this prospectus supplement is substantially higher than the net tangible book value per share of Common Stock included in the Units. Therefore, if you purchase Units in this offering, you will incur immediate and substantial dilution in the net tangible book value per share of Common Stock from the price per Unit that you pay for the securities. Based on the sale of $         Units at a public offering price of $         per Unit in this offering, you will suffer immediate dilution of approximately $         per share in the net tangible book value of the Common Stock. Moreover, as described under “Prospectus Supplement Summary — The Offering,” we have a substantial number of stock options and warrants to purchase Common Stock outstanding. If the holders of outstanding options and warrants exercise those options and warrants at prices below the public offering price, you will incur further dilution.

The offering price determined for this offering is not an indication of our value.

The per-Unit offering price and the initial exercise price of the warrants offered by this prospectus supplement may not necessarily bear any relationship to the book value of our assets, past operations, cash flows, losses, financial condition or any other established criteria for value. You should not consider the offering price as an indication of the value of the Common Stock. After the date of this prospectus supplement, the Common Stock may trade at prices above or below the offering price.

Provisions in our articles of incorporation and bylaws might discourage, delay or prevent a change of control of the company or changes in its management and, therefore, depress the trading price of the Common Stock.

Our articles of incorporation and bylaws contain provisions that could depress the trading price of the Common Stock by discouraging, delaying or preventing a change of control of the company or changes in its management that its shareholders may believe advantageous. These provisions include:

•	Our board of directors may consist of any number of directors, which may be fixed from time to time by our board of directors. Newly created directorships resulting from any increase in our authorized number of directors may be filled by the affirmative vote of a majority of the directors then in office or by an election at an annual meeting or special meeting of shareholders called for that purpose, and any vacancies on our board of directors resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled by the affirmative vote of a majority of the remaining board of directors, even if less than a quorum is remaining in office.

•	A shareholder must provide advance notice of any proposal to be brought before an annual meeting of shareholders by a shareholder, including any nomination for election of directors by any shareholder entitled to vote for the election of directors at the meeting.

•	No shareholder proposal may be considered at a meeting of our shareholders unless the proposal relates to a matter on which a shareholder vote is required by our articles of incorporation, bylaws or by applicable law.

•	Our board of directors has the power to issue preferred stock with designations, preferences, limitations and relative rights determined by the board of directors without any vote or action by shareholders. The issuance of preferred stock or of rights to purchase preferred stock could have the effect of making it more difficult for a third party to acquire us, or of discouraging a third party from attempting to acquire us.

•	Our board of directors may amend, supplement or repeal its bylaws or adopt new bylaws, subject to repeal or change by action of our shareholders.

Risk Factors Related to Our Common Stock

The market price of the Common Stock has been volatile, and future volatility could result in substantial losses for investors in this offering.

The market price of the Common Stock has been volatile in the past and could fluctuate widely in response to various factors, many of which are beyond our control, including the following:

•	actual or anticipated changes in our operating results;

•	regulatory, legislative or other developments affecting us or the solar energy industry generally;

•	changes in expectations relating to our services and products, plans and strategic position or those of our competitors or customers;

•	market conditions and trends within the solar energy industry;

•	acquisitions or strategic alliances by us or by our competitors;

•	litigation involving us, our industry or both;

•	introductions of new technological innovations, services, products or pricing policies by us or by our competitors;

•	the gain or loss of significant customers;

•	recruitment or departure of key personnel;

•	our ability to execute our business plan;

•	volume and timing of customer orders;

•	price and volume fluctuations in the overall stock market from time to time;

•	changes in investor perception;

•	the level and quality of any research analyst coverage of our Common Stock;

•	changes in earnings estimates or investment recommendations by analysts;

•	the financial guidance we may provide to the public, any changes in such guidance or its failure to meet such guidance;

•	trading volume of the Common Stock or the sale of such stock by Riverside or its management team or directors;

•	our issuance of additional shares of Common Stock or securities convertible into or exercisable for Common Stock; and

•	economic and other external factors that impact purchasing decisions of our potential customers.

In addition, the stock market has from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies and industries. These fluctuations may include a so-called “bubble market” in which investors temporarily raise the price of the stocks of companies in certain industries, such as the renewable energy industry, to unsustainable levels. These market fluctuations may significantly affect the market price of the Common Stock.

We do not expect to pay any cash dividends on our Common Stock for the foreseeable future.

We do not anticipate paying any cash dividends on our Common Stock for the foreseeable future. Accordingly, investors in this offering would have to sell some or all of their stock in order to generate cash flow from their investment. Any determination to pay dividends in the future on the Common Stock will be made at the discretion of our board of directors and will depend on our results of operations, financial conditions, contractual restrictions, restrictions imposed by applicable law, capital requirements and other factors that our board of directors deems relevant.

Future issuances of our stock, options, warrants or other securities will cause substantial dilution and may negatively affect the market price of the Common Stock.

Ownership of our securities may be diluted by future issuances of securities or the conversion or exercise of outstanding or to be issued options, warrants, convertible notes, convertible stock or other securities, including the warrants offered by this prospectus supplement. In particular, we may sell or issue securities in the future, following any applicable financing lock-up as set forth in the Securities Purchase Agreement associated with this offering, in order to finance operations, expansions, or particular projects or expenditures. For example, we issued a significant number of shares of Common Stock and warrants exercisable into shares of Common Stock during the last few years to raise capital and as consideration for acquisitions.

We also have two effective shelf registration statements, one covering approximately $5.0 million aggregate offering price of securities, and another covering approximately $                 million aggregate offering price of securities, under which we may issue additional securities in the future (in each case, all of which could be issued as shares of Common Stock or securities convertible or exercisable into shares of Common Stock). Additionally, we may grant awards covering up to approximately 2.8 million additional shares of Common Stock under our 2008 Long-Term Incentive Plan.

Further, as of February 20, 2015, there were an aggregate of approximately 13 million shares of Common Stock that may be issued upon exercise or conversion of outstanding options and warrants or other agreements. As a result of this offering, there will be an aggregate of approximately              million shares of Common Stock that may be issued upon exercise of the warrants offered by this prospectus supplement, based on the initial exercise price of the warrants offered by this prospectus supplement.

Derivative securities, such as convertible debt, options and warrants, currently outstanding or issued in the future may contain anti-dilution protection provisions, which, if triggered, could require us to issue a larger number of the security underlying such derivative security than the face amount. For example, the warrants we issued in the June 3, 2013 private placement provide that, among other things, if we issue or sell, or are deemed to have issued and sold, shares of Common Stock for a consideration per share less than a price equal to the exercise price of the warrants which is adjustable (currently $2.50 per share), after taking into account the Black Scholes and fair market values of the warrants and such anti-dilution protection rights, the exercise price of the warrants will be reduced and the number of shares of Common Stock issuable upon exercise of the warrants will be increased, based on the formula and on the terms set forth in the warrants. The closing of this offering will result in a further reduction in the exercise price of these warrants and an increase in the number of shares issuable upon exercise thereof. The terms of the Series A Warrants, the Series B Warrants and the Series C Warrants provide for anti-dilutive adjustments to the exercise prices, which, in the case of the Series B Warrants and, therefore, the Series C Warrants, may result in a larger number of shares of Common Stock becoming issuable thereunder.

We cannot predict the effect, if any, that future sales or issuance of shares of our Common Stock into the market, or the availability of shares of our Common Stock for future sale, will have on the market price of our Common Stock. Sales of substantial amounts of our Common Stock (including shares issued upon exercise of options and warrants or conversion of convertible related party debt), or the perception that such sales could occur, may materially affect prevailing market prices for our Common Stock.

There is a limited public trading market for the Common Stock.

The Common Stock is currently traded on The NASDAQ Capital Market under the trading symbol “RGSE.” There is a limited public trading market for the Common Stock. Without an active trading market, there can be no assurance of any liquidity or resale value of the Common Stock, and shareholders may be required to hold shares of the Common Stock for an indefinite period of time.

Securities analysts may not continue to cover our Common Stock, and this may have a negative impact on our Common Stock’s market price.

The trading market for our Common Stock depends, in part, on the research and reports that securities analysts publish about us and our business. We do not have any control over these analysts. If our stock is downgraded by a securities analyst, our stock price would likely decline. If the analyst ceases to cover us or fails to publish regular reports on us, we could lose visibility in the financial markets, which could cause our stock price or trading volume to decline.

Our business is subject to reporting requirements that continue to evolve and change, which could continue to require significant compliance effort and resources.

Because our Common Stock is publicly traded, we are subject to certain rules and regulations of federal, state and financial market exchange entities charged with the protection of investors and the oversight of companies whose securities are publicly traded. These entities, including the Public Company Accounting Oversight Board, the SEC and NASDAQ, periodically issue new requirements and regulations and legislative bodies also review and revise applicable laws such as the Sarbanes-Oxley Act of 2002 and the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. As interpretation and implementation of these laws and rules and promulgation of new regulations continues, we will continue to be required to commit significant financial and managerial resources and incur additional expenses.

Risk Related to the Units and the Warrants

There is no public market for the Units and the warrants offered by this prospectus supplement being offered in this offering.

There is no established public trading market for the Units and the warrants offered by this prospectus supplement and we do not expect a market to develop. In addition, we do not intend to apply to list the Units or the warrants on any national securities exchange or other nationally recognized trading system, including The NASDAQ Capital Market. Without an active market, the liquidity of the Units and the warrants offered by this prospectus will be limited.

As a holder of the warrants offered by this prospectus supplement you have no voting rights.

You will have no voting rights as a holder of the warrants offered by this prospectus supplement. Our Common Stock is currently the only class of our securities that carries full voting rights.

If our Common Stock is delisted, your ability to transfer or sell the warrants offered by this prospectus supplement may be limited and the market value of the warrants will likely be materially adversely affected.

We expect that the value of the warrants offered by this prospectus supplement to some extent is tied to the perceived value of its exercise features. If our Common Stock is delisted from The NASDAQ Capital Market, your ability to transfer or sell the warrants offered by this prospectus supplement may be limited and the market value of the warrants will likely be materially adversely affected.

We expect that the market value of the warrants offered by this prospectus supplement will be significantly affected by changes in the market price of our Common Stock, which could change substantially at any time.

We expect that the market value of the warrants offered by this prospectus supplement will depend on a variety of factors, including, without limitation, the market price of our Common Stock. Each of these factors may be volatile, and may or may not be within our control. For example, we expect the market value of the warrants offered by this prospectus supplement will increase with increases in the market price of our Common Stock. As described in another risk factor, the market price of the Common Stock has been volatile in the past and could fluctuate widely in response to various factors.

If in the future more shares of Common Stock become issuable upon exercise of the warrants offered by this prospectus supplement than we have authorized and available for issuance, we will be unable to issue such shares.

As of February 20, 2014, we have approximately 83.7 million shares of Common Stock authorized and available for issuance. Based on an issuance of an aggregate of $         Units at a public offering price of $         per Unit, the estimated number of shares of Common Stock issuable upon exercise of the warrants offered by this prospectus supplement immediately following the closing would be          shares. If the number of shares of Common Stock issuable upon exercise of the warrants offered by this prospectus supplement in the future exceeds the number of shares of Common Stock we have authorized and available for issuance, we will be unable to issue such shares. To be able to issue such excess shares, we would need to obtain shareholder approval to amend our articles of incorporation to increase the number of authorized shares of Common Stock. We are required to seek such shareholder approval pursuant to the terms of the Securities Purchase Agreement we will enter into with certain investors in connection with this offering. There can be no assurance that we will be able to obtain such shareholder approval.

We may issue additional shares of our Common Stock or instruments convertible or exercisable into our Common Stock, including in connection with exercise of the warrants offered by this prospectus supplement, and thereby materially and adversely affect the market price of our Common Stock, and, in turn, the market value of such warrants.

The terms of the Securities Purchase Agreement we expect to enter into with certain investors in connection with this offering prohibit us from offering and selling securities during the period beginning at the closing of this offering and ending 30 days after we have obtain certain shareholder approvals mandated by such Securities Purchase Agreement and satisfied certain equity conditions. Thereafter, we are not restricted from issuance additional shares of our Common Stock or other securities convertible into or exercisable for our Common Stock during the life of the warrants offered by this prospectus supplement. We cannot predict the size of future issuances or the effect, if any, that they may have on the market price for our Common Stock. If we issue additional shares of our Common Stock or instruments convertible or exercisable into our Common Stock, it may materially and adversely affect the price of our Common Stock and, in turn, the market value of the warrants offered by this prospectus supplement. Furthermore, as described in a different risk factors, the conversion or exercise of some or all of our outstanding derivative securities, including the warrants offered by this prospectus supplement, will dilute the ownership interests of existing shareholders, and any sales in the public market of shares of our Common Stock issuable upon any such conversion or exercise could adversely affect prevailing market prices of our Common Stock or the market value of the warrants.

Holders of the warrants offered by this prospectus supplement will be entitled to only limited rights with respect to our Common Stock, and will be subject to all changes made with respect to our Common Stock to the extent holders receive shares of Common Stock pursuant to the terms of such warrants.

Holders of the warrants offered by this prospectus supplement will be entitled to only limited rights with respect to our Common Stock until the time at which they become holders of our Common Stock pursuant to the terms of such warrants, but will be subject to all changes affecting our Common Stock before that time. For example, if an amendment is proposed to our articles of incorporation requiring shareholder approval and the record date for determining the shareholders of record entitled to vote on the amendment occurs before the date you are deemed to be a record holder of our Common Stock, you generally will not be entitled to vote on the amendment, although you will nevertheless be subject to any changes affecting our Common Stock.

Provisions of the warrants offered by this prospectus supplement could discourage an acquisition of us by a third party.

In addition to the discussion of the provisions of our articles of incorporation discussed in a different risk factor, certain provisions of the warrants offered by this prospectus supplement could make it more difficult or expensive for a third party to acquire us. The warrants prohibit us from engaging in certain transactions constituting “fundamental transactions” unless, among other things, the surviving entity assumes our obligations under the warrants. Further, the Series A Warrants, the Series B Warrants and the Series C Warrants provide that, in the event of certain transactions constituting “fundamental transactions,” with some exception, or if we are unable to obtain the shareholder approvals discussed under “Description of Securities We Are Offering–Authorized Shares; Shareholder Approval; Reverse Stock Split,” holders of such warrants will have the right, at their option, to require us to repurchase such warrants at a price described in such warrants. These and other provisions of the warrants offered by this prospectus supplement could prevent or deter a third party from acquiring us even where the acquisition could be beneficial to you.

The exercise price of the warrants offered by this prospectus supplement may not be adjusted for all dilutive events.

The exercise prices of the Series A Warrants, the Series B Warrants and the Series C Warrants are subject to adjustment for certain events, including, but not limited to, certain issuances of capital stock, options, convertible securities and other securities. However, the exercise prices will not be adjusted for dilutive issuances of securities considered “excluded securities” and there may be transactions or occurrences that may adversely affect the market price of our Common Stock or the market value of such warrants without resulting in an adjustment of the exercise prices of such warrants.

To the extent we issue shares of our Common Stock to satisfy all or a portion of our exercise obligations, exercise of the warrants offered by this prospectus supplement will dilute the ownership interest of our existing shareholders, including holders who had previously converted their warrants.

Issuance of shares of Common Stock upon exercise of the warrants offered by this prospectus supplement will dilute the ownership interest of our existing shareholders. Further, any sales in the public market of our Common Stock issuable upon such exercise could adversely affect prevailing market prices of our Common Stock. In addition, the existence of the warrants offered by this prospectus supplement may encourage short selling by market participants because the exercise of the warrants could depress the price of our Common Stock.

You may receive less valuable consideration than expected because the value of our Common Stock may decline after you exercise the warrant issued in this offering but before we settle our obligation thereunder.

An exercising holder will be exposed to fluctuations in the value of our Common Stock during the period from the date such holder surrenders warrants for exercise until the date we settle our exercise obligation. Upon exercise of the warrants offered by this prospectus supplement, we will be required to deliver the shares of our Common Stock, on the third business day following the relevant exercise date. Accordingly, if the price of our Common Stock decreases during this period, the value of the shares that you receive will be adversely affected and would be less than the value on the exercise date.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein contain forward-looking statements that involve risks and uncertainties. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they provide our current beliefs, expectations, assumptions and forecasts about future events, and include statements regarding our future results of operations and financial position, business strategy, budgets, projected costs, plans and objectives of management for future operations. The words “anticipate,” “believe,” “plan,” “estimate,” “expect,” “strive,” “future,” “intend,” “may,” “will” and similar expressions as they relate to us are intended to identify such forward-looking statements. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements.

Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, without limitation, the following: the continuation and level of government subsidies and incentives for solar energy, the impacts of worsening economic conditions on homeowners and small commercial operation that may limit their ability and desire to invest in solar systems, changing and updating technologies and the issues presented by these new technologies related to customer demand and our product offering, the rates charged by electric utilities that may impact the desirability of our product to customers, the impact of a drop in the price of conventional energy on demand for solar energy systems, new regulations impacting solar installations including electric codes, access to electric grids, the willingness of electric utilities to allow interconnections and other regulations affecting energy consumption by consumers, customers electing to defer the installation dates of systems, adverse weather conditions inhibiting our ability to install solar systems, our inability to maintain effective internal controls as our business grows, our ability to operate with our existing financial resources and capital available under our debt facility, the impact of our present indebtedness and projected future borrowings on our financial health, our ability to continue to obtain access to financing and financial concessions when needed from financiers, loss of key personnel and ability to attract necessary personnel, adverse outcomes arising from litigation and contract disputes, disruption of our supply chain from equipment manufacturers, construction risks and costs, access to sufficient number of third party integrators, competition, continued access to competitive third party financiers to finance customer solar installations, failure by manufacturers of third party installers to perform under their warranties to us, failure of customers to pay per contractual terms, non-compliance with NASDAQ continued listing standards, volatile market price of our Common Stock, possibility of future dilutive issuances of securities, anti-takeover provisions in out organizational documents, the significant ownership and voting power of our Commons Stock held by Riverside, the terms of the warrants offered by this prospectus supplement, and such other factors as discussed in this prospectus supplement and the accompanying prospectus, and the documents incorporated by reference herein and therein, and throughout Part I, Item 1A, Risk Factors and Part II, Item 7, Management’s Discussion and Analysis of Financial Conditions and Results of Operations of our Annual Report on Form 10-K for the year ended December 31, 2013 and Part I, Item 2, Management’s Discussion and Analysis of Financial Condition and Results of Operations included in our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2014, June 30, 2014 and September 30, 2014.

Any forward-looking statement made by us in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

USE OF PROCEEDS

The net proceeds from the sale of the Units in this offering are estimated to be approximately $        , excluding the proceeds, if any, from the exercise of the warrants offered in this offering, based on an assumed public aggregate offering price of $         for the Units and after deducting placement agent fees and expenses and other estimated expenses of the offering.

We intend to use the net proceeds from this offering for general corporate purposes, for working capital purposes and/or for any scheduled repayment of certain indebtedness, but not for the redemption or repurchase of any of our subsidiaries’ equity securities. We may also use a portion of the net proceeds to acquire or invest in businesses, products and technologies that are complementary to our own, although we currently are not planning or negotiating any such transactions. As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses for the net proceeds we will have upon completion of the offering. Accordingly, we will retain broad discretion over the use of these proceeds.

DILUTION

Dilution is the amount by which the purchase price paid by the purchasers for the securities offered in this offering will exceed the as-adjusted net tangible book value (deficit) per share of our Common Stock after the offering.

Net tangible book value (deficit) per share of our Common Stock as of a particular date represents the amount of our total tangible assets less our total liabilities, divided by the number of shares of Common Stock outstanding as of such date. As of September 30, 2014, our net tangible book value (deficit) was approximately $5.2 million, or $0.10 per share of Common Stock. Purchasers of Units in this offering will experience substantial and immediate dilution in net tangible book value per share of our Common Stock for financial accounting purposes immediately following the closing. The calculations below are based on there being 52,342,973 shares of our Common Stock outstanding as of February 20, 2015.

The following table illustrates this dilution based solely on the number of shares of Common Stock issued as part of the Units at closing.

Assumed initial public offering price per share	$
Net tangible book value (deficit) per share as of September 30, 2014	$
Increase in pro forma net tangible book value (deficit) per share attributable to new investors	$
Pro forma, as-adjusted, net tangible book value (deficit) per share after this offering	$
Dilution per share to investors in this offering	$

The Units offered in this offering also include warrants, each of which is exercisable into shares of Common Stock. In the tables below, we illustrate this dilution based on (i) the offering of an aggregate of $         of Units at a public offering price of $        , (ii) the issuance of          shares of Common Stock upon exercise of Series A Warrants at an exercise price of $         per share (even though the Series A Warrants are not exercisable until six months after issuance), (iii) the issuance of          shares of Common Stock upon exercise of Series B Warrants at an exercise price of $         per share, (iv) the issuance of          shares of Common Stock upon exercise of Series C Warrants at an exercise price of $         per share (even though the Series C Warrants are not exercisable until six months after issuance), and (v) the assumption that no shares of Common Stock would be issuable upon exercise of the Series D Warrants and the Series E Warrants.

Assumed initial public offering price per share (assumed exercise of warrants as described above)	$
Net tangible book value (deficit) per share as of September 30, 2014	$
Increase in pro forma net tangible book value (deficit) per share attributable to new investors	$
Pro forma, as-adjusted, net tangible book value (deficit) per share after this offering	$
Dilution per share to investors in this offering	$

If we raise additional capital in the future, we may in the future sell substantial amounts of Common Stock or securities convertible into or exercisable for Common Stock. We may also choose to raise additional capital due to market conditions or other strategic considerations even if we believe we have sufficient funds for our current or future operating plans. The issuance of these securities could result in further dilution to our shareholders.

PLAN OF DISTRIBUTION

WestPark Capital, Inc., which we refer to as the “placement agent,” has agreed to act as the placement agent in connection with this offering subject to the terms and conditions of a placement agency agreement dated February 23, 2015. The placement agent is not purchasing or selling any of the Units offered by this prospectus supplement and the accompanying prospectus, nor is it required to arrange the purchase or sale of any specific number or dollar amount of the Units. The placement agent has agreed to use its reasonable best efforts to arrange for the sale of all of the Units offered hereby. Therefore, we may not sell the entire amount of the Units offered pursuant to this prospectus supplement and the accompanying prospectus.

We will enter into a securities purchase agreement directly with investors who purchase not less than $1,000,000 of securities in this offering. A form of securities purchase agreement is attached hereto as Annex A. Our obligation to issue and sell the Units to the investor parties to the securities purchase agreement is subject to the closing conditions set forth in the securities purchase agreement, which may be waived by us at our discretion. These investors’ obligation to purchase the Units is subject to the closing conditions set forth in the securities purchase agreement as well, which may also be waived at their discretion. The securities purchase agreement provides that the obligations of the investors are subject to certain conditions precedent, including, among other things, the absence of any material adverse change in our business and the receipt of certain opinions, letters and certificates from us or our counsel.

The securities purchase agreement contains customary representations, warranties, covenants and closing conditions. In addition, the securities purchase agreement grants investor parties thereto a participation right whereby they have the right to collectively participate for up to 40% of any future offering of securities by us, other than certain “excluded securities” (as defined in the Series A Warrants, the Series B Warrants and the Series C Warrants) until the two year anniversary of the closing date of the offering.

The purchase price for the Units has been determined based upon arm’s-length negotiations between a lead investor and us.

We currently anticipate that the sale of the Units will be completed on or about February         , 2015. We estimate the total offering expenses of this offering that will be payable by us, excluding the placement agent’s fee, will be approximately $710,500, which includes legal and printing costs, various other fees and reimbursement of the placements agent’s expenses.

Commissions and Expenses

We have agreed to pay the placement agent an aggregate cash placement fee equal to 7.0% of the gross proceeds received at the closing from the sale of the Units.

The following table shows per Unit and total cash placement agent’s fees we will pay to the placement agent in connection with the sale of the Units offered pursuant to this prospectus supplement and the accompanying prospectus assuming the purchase of all of the Units offered hereby:

Per Unit	$
Total	$

Because there is no minimum offering amount required as a condition to closing in this offering, the actual aggregate cash placement fee, if any, is not presently determinable and may be substantially less than the maximum amount set forth above. In addition, subject to FINRA Rule 5110(f)(2)(d), we have agreed to reimburse the placement agent’s expenses (with supporting invoices/receipts) up to a maximum of $40,000.

At the closing of the offering, for an aggregate purchase price of $100, the placement agent will receive agent warrants to purchase up to a number of shares of our Common Stock equal to 8.0% of the aggregate number of shares of Common Stock issued at the closing and the shares of Common Stock issuable upon exercise of the Series E Warrants. The placement agent warrant will have substantially the same terms as the Series A Warrants, as described below, other than that (i) it will become exercisable on the later of the data that is six month after issuance or on which the Company obtains the shareholder approvals discussed under “Description of Securities We Are Offering–Authorized Shares; Shareholder Approval; Reverse Stock Split,” (ii) it will expire five years after the effective date of this offering, (iii) the exercise price will not be subject to full ratchet anti-dilution protection, and (iv) will have cashless exercise rights regardless of an effective registration statement registering, or a current prospectus being available, the resale of the shares of Common Stock underlying the placement agent warrant. Additionally, pursuant to FINRA Rule 5110(g)(1), neither the placement agent warrant nor any shares of Common Stock issued upon exercise of the placement agent warrant may be sold, transferred, assigned, pledged, or hypothecated, or be subject to any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of such securities by any person for a period of 180 days immediately following the date of effectiveness or commencement of sales of this offering, except the transfer of any security: (i) by operation of law or by reason of reorganization, (ii) to any FINRA member firm participating in the offering and the officers and partners thereof, if all securities so transferred remain subject to the lock-up restriction described above for the remainder of the time period, (iii) if the aggregate amount of our securities held by the placement agent or related person does not exceed 1% of the securities being offered, (iv) that is beneficially owned on a pro-rata basis by all equity owners of an investment fund, provided that no participating member manages or otherwise directs investments by the fund, and participating members in the aggregate do not own more than 10% of the equity in the fund, or (v) the exercise or conversion of any security, if all securities received remain subject to the lock-up restriction set forth above for the remainder of the time period. The placement agent warrant and the shares underlying the placement agent warrant issuable to the placement agent in the offering are not being registered under the registration statement of which this prospectus supplement forms a part.

Our agreement with the placement agent provides that if we have not already paid to the placement agent the contemplated transaction fee in connection with a financing transaction, we are obligated to pay to the placement agent such transaction fee (cash and, if applicable, warrants) with respect to any financing transaction to the extent that the financing is provided to us by investors who the placement agent had introduced to us during the term of the agreement, if the financing is consummated within 6 months after the expiration or termination of the agreement.

Indemnification

We have agreed to indemnify the placement agent against liabilities under the Securities Act of 1933, as amended, or the “Securities Act.” We have also agreed to contribute to payments the placement agent may be required to make in respect of such liabilities.

Electronic Distribution

This prospectus supplement and the accompanying prospectus may be made available in electronic format on websites or through other online services maintained by the placement agent, or by an affiliate. Other than this prospectus supplement and the accompanying prospectus in electronic format, the information on the placement agent’s websites and any information contained in any other website maintained by the placement agent is not part of this prospectus supplement and the accompanying prospectus or the registration statement of which this prospectus supplement and the accompanying prospectus form a part, has not been approved and/or endorsed by us or the placement agent, and should not be relied upon by investors.

The foregoing does not purport to be a complete statement of the terms and conditions of the placement agency agreement or securities purchase agreement, copies of which are included as exhibits to our current report on Form 8-K that will be filed with the SEC and incorporated by reference into the registration statement of which this prospectus supplement forms a part. See “Where To Find Additional Information” on page S-36 of this prospectus supplement.

Regulation M Restrictions

The placement agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of any shares of Common Stock sold by it while acting as a principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the placement agent would be required to comply with the requirements of the Securities Act and the Securities Exchange Act of 1934, as amended, or the “Exchange Act”, including Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M promulgated under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares offered hereby by any placement agent acting as a principal. Under these rules and regulations, the placement agent:

•	must not engage in any stabilization activity in connection with our securities; and

•	must not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Passive Market Making

In connection with this offering, the placement agent may engage in passive market making transactions in our Common Stock on The NASDAQ Capital Market in accordance with Rule 103 of Regulation M promulgated under the Exchange Act during a period before the commencement of offers or sales of the Units and extending through the completion of the distribution. A passive market maker must display its bid at a price not in excess of the highest independent bid of that security. However, if all independent bids are lowered below the passive market maker’s bid, that bid must then be lowered when specified purchase limits are exceeded.

Other

From time to time, the placement agent and its affiliates may in the future provide various investment banking, financial advisory and other services to us and our affiliates for which services they may receive customary fees. In the course of its businesses, the placement agent and its affiliates may actively trade our securities or loans for their own account or for the accounts of customers, and, accordingly, the placement agent and its affiliates may at any time hold long or short positions in such securities or loans.

Listing

Our Common Stock is listed on The NASDAQ Capital Market under the symbol “RGSE.” There is no established trading market for the Units or the warrants offered by this prospectus supplement, and we do not expect a market to develop. In addition, we do not intend to apply for listing of the Units or the warrants offered by this prospectus supplement on any securities exchange or recognized trading system.

DESCRIPTION OF SECURITIES WE ARE OFFERING

We are offering an aggregate of up to $         of Units, each consisting of: (i) one share of our Common Stock; (ii) a Series A Warrant to purchase one-half of one share of our Common Stock; (iii) a Series B Warrant to purchase shares of our Common Stock for a “stated amount” equal to an investor’s pro rata share of $8,000,000 based on the aggregate purchase price paid by such investor for Units in this offering compared to the aggregate purchase price paid by all investors for Units in this offering; (iv) a Series C Warrant to purchase up to 50% of that number of shares of Common Stock actually issued upon exercise of the Series B Warrant; and (v) a Series D Warrant to purchase additional shares of Common Stock in an amount determined on a future reset date after the closing. In addition, an investor who, together with certain “attribution parties,” would beneficially own in excess of 4.99% of the number of shares of Common Stock outstanding immediately after the closing of this offering as a result of its purchase of Units will receive shares of Common Stock in an amount up to such 4.99% cap and a Series E Warrant to purchase the balance of the shares of Common Stock the investor would have received at closing but for the 4.99% cap. The Units will not be issued or certificated. The Series A Warrants, the Series B Warrants, the Series C Warrants, the Series D Warrants and the Series E Warrants are immediately separable and will be issued separately, but will be purchased together as a unit in this offering.

This prospectus supplement also covers up to          shares of Common Stock issuable upon exercise of the Series A Warrants, the Series B Warrants, the Series C Warrants, the Series D Warrants and the Series E Warrants.

Description of Common Stock

The material terms and provisions of our Common Stock are described under the caption “Description of Common Stock” starting on page 3 of the accompanying prospectus.

Description of Warrants

The following is a brief summary of certain terms and conditions of the warrants offered by this prospectus supplement and is subject in all respects to the provisions contained in the warrants, a combined form of which is attached to this prospectus supplement as Annex B. You should review a copy of the attached combined form of warrant for a complete description of the terms and conditions applicable to the warrants offered by this prospectus.

Series A Warrants

Form. The Series A Warrants will be issued as individual warrant agreements to the investors substantially in the form attached hereto as Annex B.

Amount of Series A Warrant Shares. Each purchaser of Units will receive a Series A Warrant exercisable into a number of shares of Common Stock equal to 50% of the sum of (i) the number of shares of Common Stock purchased as part of the Units plus, if applicable, (ii) the number of shares of Common Stock issuable upon exercise in full of the holder’s Series E Warrant (without regard to any limitations on exercise). The number of shares of Common Stock will be fixed at the closing of this offering.

Exercisability. The Series A Warrants will be exercisable at any time on or after the six-month anniversary of their issuance and at any time up to the date that is five years after their initial exercisability date. The Series A Warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and, at any time a registration statement registering the issuance of the shares of Common Stock underlying the Series A Warrants under the Securities Act is effective and available for the issuance of such shares, by payment in full in immediately available funds for the number of shares of Common Stock purchased upon such exercise. No fractional shares of Common Stock will be issued in connection with the exercise of a Series A Warrant, but rather the number of shares of Common Stock to be issued shall be rounded up to the nearest whole number.

Registration of Series A Warrant Shares. The issuance of shares of Common Stock upon exercise of the Series A Warrants is registered on the registration statement of which this prospectus supplement is a part. If a registration statement under the Securities Act covering the exercise of the Series A Warrants is not available in the future, then we expect that the Series A Warrants will be exercisable on a cashless basis.

Cashless Exercise. If the issuance of the shares of Common Stock issuable upon exercise of a Series A Warrant is not covered by a registration statement under the Securities Act, the holder may, in its sole discretion, elect to exercise a Series A Warrant through a cashless exercise, in which case the holder would receive upon such exercise the “net number” of shares of Common Stock determined according to the formula set forth in the Series A Warrant.

Limitations on Exercise and Issuance. A holder may not exercise a Series A Warrant and we may not issue shares of Common Stock under the Series A Warrants if, after giving effect to the exercise or issuance, the holder together with its affiliates would beneficially own in excess of 9.99% of the outstanding shares of our Common Stock. At each holder’s option, the cap may be increased or decreased to any other percentage not in excess of 9.99%, except that any increase will not be effective until the 61st day after notice to us.

Exercise Price. The initial exercise price per share of Common Stock purchasable upon exercise of the Series A Warrants is $        . The exercise price of the Series A Warrants is subject to adjustments for stock splits or similar events. Also, if after issuance of the Series A Warrants we publicly announce the issuance or sale, issue or sell, or are deemed to have issued or sold, any shares of Common Stock for consideration per share less than the exercise price in effect at the time, then, the exercise price then in effect shall be reduced to an amount equal to such per share consideration.

Transferability. Subject to applicable laws, the Series A Warrants may be offered for sale, sold, transferred or assigned without our consent. However, there is no established public trading market for the Series A Warrants and we do not expect one to develop.

Purchase Rights. The holders of the Series A Warrants are entitled to acquire options, convertible securities or rights to purchase our securities or property granted, issued or sold pro rata to the holders of our Common Stock on an “as if exercised to Common Stock” basis.

Rights Upon Distribution. The holders of Series A Warrants are entitled to receive any dividend or other distribution of our assets (or rights to acquire its assets), at any time after the issuance of the Series A Warrants, on an “as if exercised to Common Stock” basis.

Fundamental Transactions. The Series A Warrants prohibit us from entering into transactions constituting a “fundamental transaction” (as defined in the Series A Warrants) unless the successor entity assumes all of our obligations under the Series A Warrants and the other transaction documents in a written agreement approved by the “required holders” of the Series A Warrants. Furthermore, with respect to “fundamental transactions” other than one in which a successor entity that is a publicly traded corporation whose stock is quoted or listed for trading on an “eligible market” (as defined in the Series A Warrants) and which successor entity assumes the Series A Warrants such that the Series A Warrants shall be exercisable for the publicly traded common stock of such successor entity, the holder may request that we purchase the Series A Warrant from the holder, in cash, in an amount equal to the Black Scholes Value of the remaining unexercised portion of the Series A Warrant. The definition of “fundamental transactions” includes, but is not limited to, mergers, a sale of all or substantially all our assets, certain tender offers and other transactions that result in a change of control.

Rights upon Failure of Shareholder Approvals. In the event that we are unable to obtain the shareholder approvals described below under “Description of Securities We Are Offering–Authorized Shares; Shareholder Approval; Reverse Stock Split” before the initial exercisability date of the Series A Warrants, the holder may request that we purchase the Series A Warrant from the holder, in cash, in an amount equal to the Black Scholes Value of the remaining unexercised portion of the Series A Warrant.

Rights as a Shareholder. Except as otherwise provided in the Series A Warrants or by virtue of such holder’s ownership of shares of Common Stock, the holder of a Series A Warrant does not have the rights or privileges of a holder of Common Stock, including any voting rights, until the holder exercises the Warrant.

Amendment and Waiver. The provisions of a Series A Warrant may be amended or waived and we may take action prohibited by the Series A Warrant, or omit to perform any act required by the Series A Warrant, only if we have obtained the written consent of the “required holders” (as defined in the Series A Warrants).

Market and Exchange Listing. The Series A Warrants are a new issue of securities and currently there is no market for the securities. We do not intend to list or qualify for quotation the Series A Warrants on any securities exchange or market.

Series B Warrants

Form. The Series B Warrants will be issued as individual warrant agreements to the investors substantially in the form attached hereto as Annex B.

Amount of Series B Warrant Shares. The number of shares of Common Stock issuable upon exercise of the Series B Warrants is currently indeterminable. Each purchaser of Units will receive a Series B Warrant exercisable into a number of shares of Common Stock with a stated value equal to such purchaser’s pro rata share of $8,000,000 based on the aggregate purchase price paid by such purchaser for Units in this offering compared to the aggregate purchase price paid by all purchasers for Units in this offering. The number of shares of Common Stock will be calculated upon exercise as the quotient of the holder’s pro rata share of $8,000,000 (calculated as described in the preceding sentence) less any aggregate exercise price previously paid by the holder upon exercise of the Series B Warrants, divided by the exercise price, at the time of the applicable exercise.

Exercisability. The Series B Warrants will be exercisable immediately after closing of this offering. The Series B Warrants will expire 12 months after the later of (i) the issuance date, and (ii) the date as of which the Company has obtained the shareholder approvals described below under “Description of Securities We Are Offering–Shareholder Approval; Reverse Stock Split,” and the holders of the Series B Warrants may sell the Common Stock underlying the Series B Warrants without restriction either pursuant to Rule 144 or an effective registration statement. The Series B Warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and, at any time a registration statement registering the issuance of the shares of Common Stock underlying the Series B Warrants under the Securities Act is effective and available for the issuance of such shares, by payment in full in immediately available funds for the number of shares of Common Stock purchased upon such exercise. No fractional shares of Common Stock will be issued in connection with the exercise of a Series B Warrant, but rather the number of shares of Common Stock to be issued shall be rounded up to the nearest whole number.

Mandatory Exercise. At any time after 35 days after issuance, we may elect to force a mandatory exercise of the Series B Warrants, subject to certain equity conditions described below. If a holder does not pay the exercise price within 4 days after receiving a mandatory exercise notice, the portion of such holder’s Series B Warrant subject to the mandatory exercise notice will expire unexercised. Notwithstanding the foregoing, under the terms of the securities purchase agreement we will enter into with investors who purchase not less than $1,000,000 of securities in this offering, the investor parties thereto will covenant to honor their obligation to pay the exercise price upon a mandatory exercise of the Series B Warrants.

Equity Conditions. We may only force holders of the Series B Warrants to exercise if certain equity conditions are met which include, but are not limited to:

•	200% of the underlying shares of Common Stock are issuable without restrictive legends pursuant to Rule 144 promulgated under the Securities Act or Section 3(a)(9) of the Securities Act, or are subject to an effective registration statement;

•	the Company’s common stock is listed on The NASDAQ Capital Market or other eligible market and delisting is not pending or threatened;

•	on each date in the 30 days before the date of determination, we have timely delivered Common Stock pursuant to the terms of the warrants issued in this offering;

•	all shares of Common Stock issuable upon exercise of the Series B Warrants in connection with a mandatory exercise may be issued in full without violating the 9.99% limitation on exercise described below;

•	on each date in the 30 days before the date of determination, we have not failed to make any payments within 5 business days of when due beyond any applicable cure period under the transaction documents for this offering;

•	on each date in the 30 days before the date of determination, no change of control has occurred, no event of default has occurred, and no event has occurred that would over the passage of time result in an event of default;

•	200% of the underlying shares of Common Stock that are subject to the applicable mandatory exercise are duly reserved, authorized and listed and eligible for trading without restriction on an “eligible market;”

•	the daily dollar trading value of the Common Stock must equal or exceed $100,000; and

•	on each date in the 30 days before the date of determination, the closing sale price of the Common Stock meets or exceeds $0.20.

Registration of Series B Warrant Shares. The issuance of shares of Common Stock upon exercise of the Series B Warrants is registered on the registration statement of which this prospectus supplement is a part. If a registration statement under the Securities Act covering the exercise of the Series B Warrants is not available in the future for a period of at least sixty consecutive days, then we expect that the Series B Warrants will be exercisable on a cashless basis.

Cashless Exercise. If the issuance of the shares of Common Stock issuable upon exercise of a Series B Warrant is not covered by a registration statement under the Securities Act for a period of at least sixty consecutive days, the holder may, in its sole discretion, elect to exercise a Series B Warrant through a cashless exercise, in which case the holder would receive upon such exercise the “net number” of shares of Common Stock determined according to the formula set forth in the Series B Warrant.

Limitations on Exercise and Issuance. A holder may not exercise a Series B Warrant and we may not issue shares of Common Stock under the Series B Warrants if, after giving effect to the exercise or issuance, the holder together with its affiliates would beneficially own in excess of 9.99% of the outstanding shares of our Common Stock. At each holder’s option, the cap may be increased or decreased to any other percentage not in excess of 9.99%, except that any increase will not be effective until the 61st day after notice to us.

Exercise Price. The Series B Warrants would have an initial exercise price equal to the lower of (i) $         per share of Common Stock, and (ii) in the case of (x) a mandatory exercise, 85% of the lowest volume weighted average price of the Common Stock during the three consecutive trading days immediately following the date of the investors’ receipt of a mandatory exercise notice from us and (y) a voluntary exercise by an investor or otherwise, 85% of the lowest volume weighted average prices of the Common Stock during the 3 consecutive trading days immediately before the date of the applicable exercise notice, mandatory exercise notice or other applicable date of determination. The exercise price of the Series B Warrants is subject to adjustments for stock splits or similar events. Also, if after issuance of the Series B Warrants we publicly announce the issuance or sale, issue or sell, or are deemed to have issued or sold, any shares of Common Stock for consideration per share less than the exercise price in effect at the time, then, the fixed exercise price then in effect shall be reduced to an amount equal to such per share consideration.

Transferability. Subject to applicable laws, the Series B Warrants may be offered for sale, sold, transferred or assigned without our consent, provided that any such offer, sale, transfer or assignment until the one year anniversary of the issuance date requires our consent, which shall not be unreasonably withheld, delayed or conditioned; provided, further, that any transfer of Series B Warrants is required to be made together with a corresponding portion of the Series C Warrants. However, there is no established public trading market for the Series B Warrants and we do not expect one to develop.

Purchase Rights. The holders of the Series B Warrants are entitled to acquire options, convertible securities or rights to purchase our securities or property granted, issued or sold pro rata to the holders of our Common Stock on an “as if exercised to Common Stock” basis.

Rights Upon Distribution. The holders of Series B Warrants are entitled to receive any dividend or other distribution of the Company’s assets (or rights to acquire its assets), at any time after the issuance of the Series B Warrants, on an “as if exercised to Common Stock” basis.

Fundamental Transactions. The Series B Warrants prohibit us from entering into transactions constituting a “fundamental transaction” (as defined in the Series B Warrants) unless the successor entity assumes all of our obligations under the Series B Warrants and the other transaction documents in a written agreement approved by the “required holders” of the Series B Warrants. Furthermore, with respect to “fundamental transactions” other than one in which a successor entity that is a publicly traded corporation whose stock is quoted or listed for trading on an “eligible market” (as defined in the Series B Warrants) and which successor entity assumes the Series B Warrants such that the Series B Warrants shall be exercisable for the publicly traded common stock of such successor entity, the holder may request we purchase the Series B Warrant from the holder, in cash, in an amount equal to 8% of the stated value of the remaining unexercised portion of the Series B Warrant. The definition of “fundamental transactions” includes, but is not limited to, mergers, a sale of all or substantially all our assets, certain tender offers and other transactions that result in a change of control.

Rights upon Failure of Shareholder Approvals. In the event that we are unable to obtain the shareholder approvals described below under “Description of Securities We Are Offering–Shareholder Approval; Reverse Stock Split,” the holder may request that we purchase the Series B Warrant from the holder, in cash, in an amount equal to 8% of the stated value of the remaining unexercised portion of the Series B Warrant.

Rights as a Shareholder. Except as otherwise provided in the Series B Warrants or by virtue of such holder’s ownership of shares of Common Stock, the holder of a Series B Warrant does not have the rights or privileges of a holder of Common Stock, including any voting rights, until the holder exercises the Series B Warrant.

Amendment and Waiver. The provisions of a Series B Warrant may be amended or waived and we may take action prohibited by the Series B Warrant, or omit to perform any act required by the Series B Warrant, only if we have obtained the written consent of the “required holders” (as defined in the Series B Warrants).

Market and Exchange Listing. The Series B Warrants are a new issue of securities and currently there is no market for the securities. We do not intend to list or qualify for quotation the Series B Warrants on any securities exchange or market.

Series C Warrants

Form. The Series C Warrants will be issued as individual warrant agreements to the investors substantially in the form attached hereto as Annex B.

Amount of Series C Warrant Shares. The shares of Common Stock initially issuable under the Series C Warrants immediately following the closing of this offering would be zero and such number would be increased each time the applicable holder exercises such holder’s Series B Warrants by an amount equal to 50% of the shares actually issued upon exercise of such Series B Warrants.

Exercisability. The Series C Warrants will be exercisable at any time on or after the six-month anniversary of their original issuance and at any time up to the date that is five years after the initial exercisability date. The Series C Warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and, at any time a registration statement registering the issuance of the shares of Common Stock underlying the Series C Warrants under the Securities Act is effective and available for the issuance of such shares, by payment in full in immediately available funds for the number of shares of Common Stock purchased upon such exercise. No fractional shares of Common Stock will be issued in connection with the exercise of a Series C Warrant, but rather the number of shares of Common Stock to be issued shall be rounded up to the nearest whole number.

Registration of Series C Warrant Shares. The issuance of shares of Common Stock upon exercise of the Series C Warrants is registered on the registration statement of which this prospectus supplement is a part. If a registration statement under the Securities Act covering the exercise of the Series C Warrants is not available in the future, then we expect that the Series C Warrants will be exercisable on a cashless basis.

Cashless Exercise. If the issuance of the shares of Common Stock issuable upon exercise of a Series C Warrant is not covered by a registration statement under the Securities Act, the holder may, in its sole discretion, elect to exercise a Series C Warrant through a cashless exercise, in which case the holder would receive upon such exercise the “net number” of shares of Common Stock determined according to the formula set forth in the Series C Warrant.

Limitations on Exercise and Issuance. A holder may not exercise a Series C Warrant and we may not issue shares of Common Stock under the Series C Warrants if, after giving effect to the exercise or issuance, the holder together with its affiliates would beneficially own in excess of 9.99% of the outstanding shares of our Common Stock. At each holder’s option, the cap may be increased or decreased to any other percentage not in excess of 9.99%, except that any increase will not be effective until the 61st day after notice to us.

Exercise Price. The initial exercise price per share of Common Stock purchasable upon exercise of the Series C Warrants is $         per share of Common Stock. The exercise price of the Series C Warrants is subject to adjustments for stock splits or similar events. Also, if after issuance of the Series C Warrants we publicly announce the issuance or sale, issue or sell, or are deemed to have issued or sold, any shares of Common Stock for consideration per share less than the exercise price in effect at the time, then, the exercise price then in effect shall be reduced to an amount equal to such per share consideration.

Transferability. Subject to applicable laws the Series C Warrants may be offered for sale, sold, transferred or assigned without our consent. However, there is no established public trading market for the Series C Warrants and we do not expect one to develop, provided that any such offer, sale, transfer or assignment until the one year anniversary of the issuance date requires our consent, which shall not be unreasonably withheld, delayed or conditioned; provided, further, that any transfer of Series C Warrants is required to be made together with a corresponding portion of the Series B Warrants.

Purchase Rights. The holders of the Series C Warrants are entitled to acquire options, convertible securities or rights to purchase our securities or property granted, issued or sold pro rata to the holders of our Common Stock on an “as if exercised to Common Stock” basis.

Rights Upon Distribution. The holders of Series C Warrants are entitled to receive any dividend or other distribution of the Company’s assets (or rights to acquire its assets), at any time after the issuance of the Series C Warrants, on an “as if exercised to Common Stock” basis.

Fundamental Transactions. The Series C Warrants prohibit us from entering into transactions constituting a “fundamental transaction” (as defined in the Series C Warrants) unless the successor entity assumes all of our obligations under the Series C Warrants and the other transaction documents in a written agreement approved by the “required holders” of the Series C Warrants. Furthermore, with respect to “fundamental transactions” other than one in which a successor entity that is a publicly traded corporation whose stock is quoted or listed for trading on an “eligible market” (as defined in the Series C Warrants) and which successor entity assumes the Series C Warrants such that the Series C Warrants shall be exercisable for the publicly traded common stock of such successor entity, the holder may request that we purchase the Series C Warrant from the holder, in cash, in an amount equal to the Black Scholes Value of the remaining unexercised portion of the Series C Warrant. The definition of “fundamental transactions” includes, but is not limited to, mergers, a sale of all or substantially all our assets, certain tender offers and other transactions that result in a change of control.

Rights upon Failure of Shareholder Approvals. In the event that we are unable to obtain the shareholder approvals described below under “Description of Securities We Are Offering–Authorized Shares; Shareholder Approval; Reverse Stock Split” before the initial exercisability date of the Series C Warrants, the holder may request that we purchase the Series C Warrant from the holder, in cash, in an amount equal to the Black Scholes Value of the remaining unexercised portion of the Series C Warrant.

Rights as a Shareholder. Except as otherwise provided in the Series C Warrants or by virtue of such holder’s ownership of shares of Common Stock, the holder of a Series C Warrant does not have the rights or privileges of a holder of Common Stock, including any voting rights, until the holder exercises the Warrant.

Amendment and Waiver. The provisions of a Series C Warrant may be amended or waived and we may take action prohibited by the Series C Warrant, or omit to perform any act required by the Series C Warrant, only if we have obtained the written consent of the “required holders” ( as defined in the Series C Warrants).

Market and Exchange Listing. The Series C Warrants are a new issue of securities and currently there is no market for the securities. We do not intend to list or qualify for quotation the Series C Warrants on any securities exchange or market.

Series D Warrants

Form. The Series D Warrants will be issued as individual warrant agreements to the investors substantially in the form attached hereto as Annex B.

Amount of Series D Warrant Shares. The number of share of Common Stock issuable upon exercise of a Series D Warrant will initially be zero and such number will be increased, if at all, to the number of shares the holder would have received at closing had the per Unit price at closing been equal to a “reset price” calculated on March         , 2015, minus the number of shares received at closing, and, in the case of an investor who received a Series E Warrant in the offering, the number of share of Common Stock underlying such Series E Warrant.

Exercisability. The Series D Warrants will be exercisable at any time after issuance and will expire on April         , 2015, subject to extension under certain circumstances. The Series D Warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and, by payment in full in immediately available funds for the number of shares of Common Stock purchased upon such exercise or by giving a notice of cashless exercise. No fractional shares of Common Stock will be issued in connection with the exercise of a Series D Warrant, but rather the number of shares of Common Stock to be issued shall be rounded up to the nearest whole number. Pursuant to an automatic exercise feature in the Series D Warrants, on March         , 2015, we are obligated to issue to the holders pursuant to a cashless exercise, without the delivery of an exercise notice by the holders, the maximum number of shares of Common Stock we have authorized and available for issuance and allocated to the Series D Warrants by their terms subject to the 9.99% beneficial ownership limitation described below.

Registration of Series D Warrant Shares. The issuance of shares of Common Stock upon exercise of the Series D Warrants is registered on the registration statement of which this prospectus supplement is a part.

Cashless Exercise. A holder may, in its sole discretion, elect to exercise a Series D Warrant through a cashless exercise, in which case the holder would receive upon such exercise the “net number” of shares of Common Stock determined according to the formula set forth in the Series D Warrant.

Limitations on Exercise and Issuance. A holder may not exercise a Series D Warrant and we may not issue shares of Common Stock under the Series D Warrants if, after giving effect to the exercise or issuance, the holder together with its affiliates would beneficially own in excess of 9.99% of the outstanding shares of our Common Stock. At each holder’s option, the cap may be increased or decreased to any other percentage not in excess of 9.99%, except that any increase will not be effective until the 61st day after notice to us.

Exercise Price. The initial exercise price per share of Common Stock purchasable upon exercise of the Series D Warrants is $0.0001. The exercise price of the Series D Warrants is subject to adjustments for stock splits or similar events.

Transferability. Subject to applicable laws, the Series D Warrants may be offered for sale, sold, transferred or assigned without our consent. However, there is no established public trading market for the Series D Warrants and we do not expect one to develop.

Purchase Rights. The holders of the Series D Warrants are entitled to acquire options, convertible securities or rights to purchase our securities or property granted, issued or sold pro rata to the holders of our Common Stock on an “as if exercised to Common Stock” basis.

Rights Upon Distribution. The holders of Series D Warrants are entitled to receive any dividend or other distribution of the Company’s assets (or rights to acquire its assets), at any time after the issuance of the Series D Warrants, on an “as if exercised to Common Stock” basis.

Fundamental Transactions. The Series D Warrants prohibit us from entering into transactions constituting a “fundamental transaction” (as defined in the Series D Warrants) unless the successor entity assumes all of our obligations under the Series D Warrants and the other transaction documents in a written agreement approved by the “required holders” of the Series D Warrants. The definition of “fundamental transactions” includes, but is not limited to, mergers, a sale of all or substantially all our assets, certain tender offers and other transactions that result in a change of control.

Rights as a Shareholder. Except as otherwise provided in the Series D Warrants or by virtue of such holder’s ownership of shares of Common Stock, the holder of a Series D Warrant does not have the rights or privileges of a holder of Common Stock, including any voting rights, until the holder exercises the Warrant.

Amendment and Waiver. The provisions of a Series D Warrant may be amended or waived and we may take action prohibited by the Series D Warrant, or omit to perform any act required by the Series D Warrant, only if we have obtained the written consent of the “required holders” (as defined in the Series D Warrants).

Market and Exchange Listing. The Series D Warrants are a new issue of securities and currently there is no market for the securities. We do not intend to list or qualify for quotation the Series D Warrants on any securities exchange or market.

Series E Warrants

Form. The Series E Warrants will be issued as individual warrant agreements to the investors substantially in the form attached hereto as Annex B.

Amount of Series E Warrant Shares. An investor in this offering who, together with certain “attribution parties,” would beneficially own in excess of 4.99% of the number of shares of Common Stock outstanding immediately after the closing of the offering as a result of its purchase of Units will receive shares of Common Stock in an amount up to such 4.99% cap and a Series E Warrant to purchase the balance of the shares of Common Stock the investor would have received at closing but for the 4.99% cap.

Exercisability. The Series E Warrants will be exercisable at any time after issuance and will expire on April     , 2015, subject to extension under certain circumstances. The Series E Warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and, by payment in full in immediately available funds for the number of shares of Common Stock purchased upon such exercise or by giving a notice of cashless exercise. No fractional shares of Common Stock will be issued in connection with the exercise of a Series E Warrant, but rather the number of shares of Common Stock to be issued shall be rounded up to the nearest whole number.

Registration of Series E Warrant Shares. The issuance of shares of Common Stock upon exercise of the Series E Warrants is registered on the registration statement of which this prospectus supplement is a part.

Cashless Exercise. A holder may, in its sole discretion, elect to exercise a Series E Warrant through a cashless exercise, in which case the holder would receive upon such exercise the “net number” of shares of Common Stock determined according to the formula set forth in the Series E Warrant.

Limitations on Exercise and Issuance. A holder may not exercise a Series E Warrant and we may not issue shares of Common Stock under the Series E Warrants if, after giving effect to the exercise or issuance, the holder together with its affiliates would beneficially own in excess of 9.99% of the outstanding shares of our Common Stock. At each holder’s option, the cap may be increased or decreased to any other percentage not in excess of 9.99%, except that any increase will not be effective until the 61st day after notice to us.

Exercise Price. The initial exercise price per share of Common Stock purchasable upon exercise of the Series E Warrants is $0.0001. The exercise price of the Series E Warrants is subject to adjustments for stock splits or similar events.

Transferability. Subject to applicable laws, the Series E Warrants may be offered for sale, sold, transferred or assigned without our consent. However, there is no established public trading market for the Series E Warrants and we do not expect one to develop.

Purchase Rights. The holders of the Series E Warrants are entitled to acquire options, convertible securities or rights to purchase our securities or property granted, issued or sold pro rata to the holders of our Common Stock on an “as if exercised to Common Stock” basis.

Rights Upon Distribution. The holders of Series E Warrants are entitled to receive any dividend or other distribution of the Company’s assets (or rights to acquire its assets), at any time after the issuance of the Series E Warrants, on an “as if exercised to Common Stock” basis.

Fundamental Transactions. The Series E Warrants prohibit us from entering into transactions constituting a “fundamental transaction” (as defined in the Series E Warrants) unless the successor entity assumes all of our obligations under the Series E Warrants and the other transaction documents in a written agreement approved by the “required holders” of the Series E Warrants. The definition of “fundamental transactions” includes, but is not limited to, mergers, a sale of all or substantially all our assets, certain tender offers and other transactions that result in a change of control.

Rights as a Shareholder. Except as otherwise provided in the Series E Warrants or by virtue of such holder’s ownership of shares of Common Stock, the holder of a Series E Warrant does not have the rights or privileges of a holder of Common Stock, including any voting rights, until the holder exercises the Warrant.

Amendment and Waiver. The provisions of a Series E Warrant may be amended or waived and we may take action prohibited by the Series E Warrant, or omit to perform any act required by the Series E Warrant, only if we have obtained the written consent of the “required holders” (as defined in the Series E Warrants).

Market and Exchange Listing. The Series E Warrants are a new issue of securities and currently there is no market for the securities. We do not intend to list or qualify for quotation the Series E Warrants on any securities exchange or market.

Authorized Shares; Shareholder Approval; Reverse Stock Split

We have 85,002,328 shares of Common Stock authorized and available for issuance as of February 20, 2015. If the number of shares of Common Stock issuable upon exercise of the warrants offered by this prospectus supplement in the future exceeds the number of shares of Common Stock we have authorized and available for issuance, we will be unable to issue such shares.

Pursuant to the terms of the securities purchase agreement we will enter into with investors who purchase not less than $1,000,000 of securities in this offering. we are obligated to seek shareholder approval for (i) a reverse stock split of the Common Stock to cause us to become compliant again with the NASDAQ continued listing requirements and (ii) an increase of the number of our authorized shares of Common Stock, at a shareholders meeting at or prior to our next annual meeting of shareholders, but in no event later than the date that is 75 days after the closing of this offering.

CERTAIN U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of certain of the material U.S. federal income tax consequences of the acquisition, ownership and disposition of the Common Stock and the warrants offered by this prospectus supplement. We refer to these warrants as the “Warrants” in this section. This summary only addresses holders who hold shares of Common Stock and the Warrants as capital assets.

As used herein, “U.S. holders” are any beneficial owners of shares of the Common Stock and the Warrants that are, for U.S. federal income tax purposes, (i) citizens or residents of the United States, (ii) corporations (or other entities treated as corporations for U.S. federal income tax purposes) created or organized in, or under the laws of, the United States, any state thereof or the District of Columbia, (iii) estates, the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) trusts if (a) a court within the United States is able to exercise primary supervision over the administration of the trust and (b) one or more U.S. persons have the authority to control all substantial decisions of the trust. In addition, certain trusts in existence on August 20, 1996 and treated as U.S. persons prior to such date may also be treated as U.S. holders. As used herein, “non-U.S. holders” are beneficial owners of shares of the Common Stock and the Warrants, other than partnerships, that are not U.S. holders. If a partnership (including for this purpose any entity treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of shares of the Common Stock and the Warrants, the treatment of a partner in the partnership will generally depend upon the status of the partner and upon the activities of the partnership. Partnerships and partners in such partnerships should consult their tax advisors about the U.S. federal income tax consequences of acquiring, owning and disposing of shares of Common Stock and holding and exercising Warrants.

This summary does not describe all of the tax consequences that may be relevant to a holder in light of its particular circumstances. For example, it does not deal with special classes of holders such as banks, thrifts, real estate investment trusts, regulated investment companies, insurance companies, dealers and traders in securities or currencies, or tax-exempt investors. It also does not discuss shares of Common Stock or Warrants held as part of a hedge, straddle, “synthetic security” or other integrated transaction. This summary does not address the tax consequences to (i) persons that have a functional currency other than the U.S. dollar, (ii) certain U.S. expatriates or (iii) persons subject to the alternative minimum tax. Further, it does not include any description of any estate or gift tax consequences or the tax laws of any state or local government or of any foreign government that may be applicable to the Common Stock or the Warrants.

This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), the Treasury Regulations promulgated thereunder and administrative and judicial interpretations thereof, all as of the date hereof, and all of which are subject to change or differing interpretations, possibly on a retroactive basis. We have not sought any ruling from the Internal Revenue Service (“IRS”) with respect to the statements made and the conclusions reached in this summary, and there can be no assurance that the IRS or a court will agree with these statements and conclusions

THIS DISCUSSION IS PROVIDED FOR GENERAL INFORMATION ONLY. IF YOU ARE CONSIDERING THE PURCHASE OF THE COMMON STOCK AND THE WARRANTS, YOU SHOULD CONSULT YOUR OWN TAX ADVISORS CONCERNING THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF PURCHASING, OWNING, AND DISPOSING OF THE COMMON STOCK AND THE WARRANTS IN LIGHT OF YOUR PARTICULAR CIRCUMSTANCES AND ANY CONSEQUENCES ARISING UNDER THE LAWS OF APPLICABLE STATE, LOCAL, OR NON-U.S. TAXING JURISDICTIONS.

Taxation of U.S. Holders

Subject to the qualifications set forth above, the following discussion summarizes the material U.S. federal income tax consequences of the purchase, ownership and disposition of the Common Stock and the Warrants by U.S. holders.

Issue Price of the Common Stock and the Warrants. For U.S. federal income tax purposes, the Common Stock and the Warrants will be treated as an investment unit. The issue price of the Unit will be $        . The issue price of each Unit is required to be allocated between the Common Stock and each series of the Warrants based upon their relative fair market values. Please contact us by calling our warrant administrator at (303) 222-8300 or at warrants@rgsenergy.com to receive information about our allocation of the per-Unit price between the Common Stock and each series of the Warrants. Our allocation is not binding on the IRS, which may challenge such allocation. If the IRS successfully asserts that the issue price of the Common Stock is less than the amount allocated by us, it could result in a redemption premium treated as a distribution and taken into account under principles similar to the accrual of original issue discount.

Distributions on Common Stock and Warrants. Cash distributions paid on the Common Stock will be treated as a dividend to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles) and will be includible in income by a U.S. holder and taxable as ordinary income when received. If a cash distribution exceeds our current and accumulated earnings and profits, the excess will be first treated as a tax-free return of capital up to the U.S. holder’s tax basis in its shares of Common Stock (determined on a share by share basis). Any amount in excess of the U.S. holder’s tax basis in its Common Stock will be treated as capital gain.

Distributions treated as dividends that are received by individual holders of our Common Stock generally will be subject to a reduced 20% maximum U.S. federal income tax rate if such dividends are treated as “qualified dividend income” for U.S. federal income tax purposes. The rate reduction will not apply to dividends received to the extent that the individual stockholder elects to treat the dividends as “investment income,” which may be offset against investment expenses. Furthermore, the rate reduction does not apply to dividends that are paid to individual holders of our Common Stock where such stock is held for 60 days or less during the 121-day period beginning on the date which is 60 days before the date on which the Common Stock becomes ex-dividend.

A dividend that exceeds certain thresholds in relation to a U.S. holder’s tax basis in the Common Stock could be characterized as an “extraordinary dividend” (as defined in Section 1059 of the Code). If a corporate U.S. holder receives an extraordinary dividend, it will generally be required to reduce its stock basis in the shares in respect of which the extraordinary dividend is paid by the portion of such dividend that is not taxed because of the dividends-received deduction. If the amount of the basis reduction exceeds the corporate U.S. holder’s tax basis in its Common Stock, the excess will be treated as taxable gain. If a non-corporate U.S. holder receives an extraordinary dividend, it will be required to treat any loss on the sale of the shares in respect of which such extraordinary dividend is paid as a long-term capital loss to the extent of the extraordinary dividends received that qualify for the reduced 20% maximum tax rate described above.

U.S. holders should consult their own tax advisors regarding the availability of the reduced dividend tax rate or the dividends-received deduction, and the potential application of the extraordinary dividend rules in light of their particular circumstances.

Cash distributions paid on the Warrants, on an “as-converted” basis, are subject to substantially the same tax consequences as described above regarding distributions on the Common Stock.

Sale or Exchange. Upon the sale or exchange of shares of Common Stock, a U.S. holder will recognize taxable gain or loss equal to the difference between the amount realized on the sale or exchange and the holder’s adjusted tax basis in the shares sold or exchanged.

Gain or loss recognized on the sale or exchange (including a redemption) of Common Stock will generally be capital gain or loss and will be long-term capital gain or loss if, at the time of the sale or exchange, the U.S. holder’s holding period in the Common Stock is greater than one year. If a U.S. holder is a non-corporate holder, long-term capital gain is subject to preferential tax rates. The deductibility of capital losses against ordinary income is subject to limitations. Under Section 302 of the Code, instead of capital gain or loss treatment upon the redemption of Common Stock, any payments with respect to the redemption may be treated as a distribution taxable as a dividend, depending upon the application of Section 302 to the holder’s particular situation. See “Distributions on Common Stock and Warrants.”

Tax Treatment of Warrants. Upon any sale or exchange of a Warrant, a U.S. holder generally will recognize capital gain or loss equal to the difference between the amount realized by the U.S. holder on such sale or exchange and the U.S. holder’s adjusted tax basis in the Warrant. As discussed above, a U.S. holder’s initial tax basis in its Warrant will equal the portion of the purchase price of an investment unit allocated to the Warrant. Such capital gain or loss will be long-term capital gain or loss if the U.S. holder’s holding period for the Warrant exceeds one year. Long-term capital gains of non-corporate U.S. holders with respect to a Warrant are currently eligible for reduced rates of taxation. Certain limitations exist on the deduction of capital losses by both corporate and non-corporate U.S. holders. A U.S. holder should consult its own tax advisors with respect to applicable tax rates and netting rules for capital gains and losses. A U.S. holder will generally not recognize gain or loss upon exercise of Warrants for cash (except with respect to any cash received in lieu of a fractional share). A U.S. holder will have a tax basis in the Common Stock received on exercise of a Warrant equal to the sum of its tax basis in the Warrant and the aggregate cash exercise price paid in respect of such exercise. The holding period of Common Stock received upon the exercise of a Warrant will commence on the day after the Warrant is exercised. The U.S. federal income tax consequences of a cashless exercise of a Warrant to a U.S. holder are not clear under current tax law. A cashless exercise may, for example, be treated as a tax-free recapitalization, in which case a U.S. holder’s tax basis in the shares of our Common Stock received would equal the tax basis in the surrendered Warrants, and the U.S. holder’s holding period in any shares of our Common Stock received on exercise would include the holding period of the surrendered Warrants. Alternatively, a cashless exercise could be treated as a taxable exchange, which is treated in the same manner as a sale or exchange of Warrants (as described below) in which gain or loss should be recognized and the U.S. holder’s holding period in the shares of our Common Stock received on exercise would begin on the day after the Warrants are exercised and would not include the period during which the Warrants were held. The U.S. holder’s tax basis in the shares of our Common Stock received would equal the fair market value of such shares of Common Stock at the time of the cashless exercise.

Due to the absence of authority as to the U.S. federal income tax treatment of a cashless exercise, there can be no assurance which, if any, of the alternative tax consequences described above, or of other possible characterizations of a cashless exercise, would be adopted by the IRS or a court of law. Accordingly, a U.S. holder should consult its own tax advisors with respect to the tax consequences of making a cashless exercise.

If a Warrant expires without being exercised, a U.S. holder will recognize a capital loss in an amount equal to its tax basis in the Warrant. The deductibility of capital losses is subject to limitation. A U.S. holder should consult its own tax advisors with respect to applicable tax rates and netting rules for capital gains and losses.

Upon the sale, exchange or redemption of a Warrant, a U.S. holder will generally recognize a capital gain or loss equal to the difference, if any, between the amount realized on such sale, exchange or redemption and the U.S. holder’s tax basis in such Warrant. Such capital gain or loss will be long-term capital gain or loss if, at the time of such sale, exchange or redemption, the Warrant has been held for more than one year.

Under Section 305 of the Code, any adjustment to the number of our Common Shares that will be issued on the exercise of a Warrant, or an adjustment to the exercise price of a Warrant, may be treated as a constructive distribution to a U.S. holder of the Warrants if, and to the extent that, such adjustment has the effect of increasing such U.S. holder’s proportionate interest in the earnings and profits or assets of the Company. An adjustment can be treated as a constructive distribution regardless of whether the U.S. holder ever exercises the Warrant or receives any cash or property as a result of the adjustment (or, in certain circumstances, a failure to adjust). Any constructive distribution will be taxed in the same manner as an actual distribution, as discussed in “Distributions on Common Stock and Warrants” above. However, it is unclear whether such constructive distributions would be eligible for the reduced tax rate applicable to “qualified dividend income” paid to non-corporate U.S. holders or for the dividends-received deduction applicable to certain dividends paid to corporate U.S. holders (discussed in

“Distributions on the Common Stock” above). You should consult your tax advisor as to the tax consequences of receiving constructive dividends. Generally, a U.S. holder’s tax basis in a Warrant will be increased by the amount of any such constructive distribution.

Information Reporting and Backup Withholding. In general, information reporting requirements will apply with respect to payments of dividends (including constructive distributions) on the Common Stock and the Warrants and to certain payments of proceeds on the sale or other disposition of the Common Stock and Warrants. Backup withholding may apply to such payments if the holder fails to comply with certain identification requirements. Backup withholding is currently imposed at a rate of 28%. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a U.S. holder will be allowed as a credit against such holder’s U.S. federal income tax and may entitle the holder to a refund, provided that the required information is furnished to the IRS.

Foreign Account Tax Compliance Act. Certain payments made to “foreign financial institutions” or a “non-financial foreign entity” (each as defined in the Code) in respect of accounts of U.S. shareholders at such financial institutions and entities may be subject to withholding at a rate of 30%. U.S. shareholders should consult their tax advisors regarding the effect, if any, of these withholding provisions on their ownership and disposition of their Common Stock. See “Additional Withholding Requirements under FATCA.”

Net Investment Income Tax. Certain U.S. holders that are individuals, estates and trusts are subject to a nondeductible 3.8% tax on “net investment income,” which includes, among other things, dividends on and gains from the sale or other disposition of stock. Prospective investors should consult with their own tax advisors regarding this legislation.

Taxation of Non-U.S. Holders

Subject to the qualifications set forth above under the heading “Certain U.S. Federal Income Tax Consequences,” the following discussion summarizes the material U.S. federal income tax consequences of the purchase, ownership and disposition of the Common Stock and the Warrants on certain non-U.S. holders.

Distributions. Any actual or constructive distribution of cash that is treated as a dividend generally will be subject to U.S. federal withholding tax at a 30% rate or a reduced rate specified by an applicable income tax treaty, unless such dividends are effectively connected with a non-U.S. holder’s conduct of a U.S. trade or business (and the holder provides an IRS Form W-8ECI or other appropriate certification), in which case the non-U.S. holder will be taxed in the same manner as a U.S. holder. If such non-U.S. holder is a corporation, a 30% branch profits tax (or lower rate specified by an applicable income tax treaty) may apply. In order to obtain a reduced rate of withholding pursuant to an applicable income tax treaty, a non-U.S. holder will be required to provide us with a properly executed IRS Form W-8BEN claiming benefits of the applicable treaty. In the case of a constructive dividend, we will withhold the U.S. federal income tax on such dividend from any future cash dividends or sales proceeds otherwise payable to you. A non-U.S. holder that is subject to U.S. withholding tax under such circumstances should consult its own tax advisor as to whether it can obtain a refund for all or a portion of such withholding tax.

Sale or Exchange. A non-U.S. holder generally will not be subject to U.S. federal income tax on any gain realized on the sale or exchange of Warrants or shares of Common Stock unless (i) the gain is effectively connected with a U.S. trade or business of the non-U.S. holder or (ii) in the case of a non-U.S. holder who is an individual, such holder is present in the United States for a period or periods aggregating 183 days or more during the taxable year of the disposition and certain other conditions are met.

Except to the extent that an applicable income tax treaty otherwise provides, if an individual non-U.S. holder falls under clause (i) above, such individual generally will be taxed on the net gain derived from a sale in the same manner as a U.S. holder. If an individual non-U.S. holder falls under clause (ii) above, such individual generally will be subject to a 30% tax on the gain derived from a sale, which may be offset by certain U.S.-related capital losses (notwithstanding the fact that such individual is not considered a resident of the United States). Individual non-U.S. holders who have spent (or expect to spend) 183 days or more in the United States in the taxable year in which they contemplate a disposition of shares of Common Stock are urged to consult their tax advisors as to the tax consequences of such sale. If a non-U.S. holder that is a foreign corporation falls under clause (i), it generally will be taxed on the net gain derived from a sale in the same manner as a U.S. holder and, in addition, may be subject to the branch profits tax on such effectively connected income at a 30% rate (or such lower rate as may be specified by an applicable income tax treaty).

If a non-U.S. holder is subject to U.S. federal income tax on any sale, exchange, or other disposition of a Warrant, such non-U.S. holder will recognize capital gain or loss equal to the difference between the amount realized by the non-U.S. holder on any sale, exchange, or other disposition of the Warrant, and the non-U.S. holder’s adjusted tax basis in the Warrant. As discussed above, a non-U.S. holder’s initial tax basis in its Warrant will equal the portion of the purchase price of an investment unit allocated to the Warrant. The capital gain or loss recognized by the non-U.S. holder will be long-term capital gain or loss if the non-U.S. holder’s holding period for the Warrant exceeds one year. Certain limitations exist on the deduction of capital losses by both corporate and non-corporate taxpayers. A non-U.S. holder should consult its own tax advisors with respect to applicable tax rates and netting rules for capital gains and losses.

Upon the expiration of a Warrant, a non-U.S. holder will generally recognize capital loss in an amount equal to such non-U.S. holder’s tax basis in the Warrant. Certain limitations exist on the deduction of capital losses by non-U.S. holders. A non-U.S. holder should consult its own tax advisors with respect to applicable tax rates and netting rules for capital gains and losses.

Any adjustment to the number of our Common Shares that will be issued on the exercise of a Warrant, or an adjustment to the exercise price of a Warrant, may be treated as a constructive distribution (taxable as a dividend) to a non-U.S. holder of the warrants if, and to the extent that, such adjustment has the effect of increasing such non-U.S. holder’s proportionate interest in the “earnings and profits” or assets of the Company. An adjustment can be treated as a constructive distribution regardless of whether the non-U.S. holder ever exercises the Warrant or receives any cash or property as a result of the adjustment (or, in certain circumstances, a failure to adjust). Generally, a non-U.S. holder’s tax basis in a warrant will be increased by the amount of any such constructive distribution. Any constructive distribution will be taxed in the same manner as an actual distribution, as discussed in “Distributions” above, including withholding at a 30% rate or such lower rate as may be specified by an applicable income tax treaty between the United States and the non-U.S. holder’s country of residence, which may be withheld from subsequent payments on the Common Stock, or the proceeds of a disposition of the Common Stock or the Warrants paid or credited to a non-U.S. holder.

Information Reporting and Backup Withholding Tax. The amount of dividends or other distributions (including constructive distributions) paid to you on shares of our Common Stock or Warrants and the amount of tax withheld on such distributions must be reported annually to the IRS. Copies of the information returns reporting such distributions and any withholding may also be made available to the tax authorities in the country in which you reside under the provisions of an applicable income tax treaty. U.S. backup withholding tax will not apply to payments of dividends on the Common Stock or Warrants to a non-U.S. holder if the holder delivers an IRS W-8BEN or other appropriate certification of non-U.S. status, unless the payor has actual knowledge or reason to know that the holder is a U.S. person. Information reporting requirements may apply with respect to dividend payments on the Common Stock, in which event the amount of dividends paid and tax withheld (if any) with respect to each non-U.S. holder will be reported annually to the IRS.

Information reporting requirements and backup withholding tax will not apply to any payment of the proceeds of a sale of shares of Common Stock effected outside the United States by a foreign office of a “broker” as defined in applicable Treasury Regulations (absent actual knowledge or reason to know that the payee is a U.S. person), unless such broker (i) is a U.S. person as defined in the Code, (ii) is a foreign person that derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States, (iii) is a controlled foreign corporation for U.S. federal income tax purposes or (iv) is a foreign partnership with certain connections to the United States. Payment of the proceeds of any such sale effected outside the United States by a foreign office of any broker that is described in the preceding sentence may be subject to information reporting unless such broker has documentary evidence in its records that the beneficial owner is a non-U.S. holder and certain other conditions are met, or the beneficial owner otherwise establishes an exemption. Payment of the proceeds of any such sale to or through the U.S. office of a broker is subject to information reporting and backup withholding requirements unless the beneficial owner satisfies the requirements described in the preceding paragraph or otherwise establishes an exemption.

Backup withholding is not an additional tax. Any amounts withheld from a payment to a non-U.S. holder under the backup withholding rules will be allowed as a credit against the holder’s U.S. federal income tax liability and may entitle the holder to a refund, provided that the required information is furnished to the IRS. Non-U.S. holders should consult their tax advisors regarding the application of information reporting and backup withholding in their particular situations, the availability of an exemption from backup withholding and the procedure for obtaining such an exemption, if available.

Foreign Account Tax Compliance Act. Non-U.S. holders should consult their own tax advisors regarding the possible implications of the Foreign Account Tax Compliance Act (“FATCA”) on their investment in the Common Stock and the Warrants. See “Additional Withholding Requirements under FATCA.”

Additional Withholding Requirements under FATCA

Sections 1471 through 1474 of the Code, and the Treasury regulations and administrative guidance issued thereunder, impose a 30% withholding tax on any dividends paid on our Common Stock and on the gross proceeds from a disposition of our Common Stock, and though not entirely clear under FATCA, possibly the Warrants (in each case, if such disposition occurs after December 31, 2016), if paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code) (including, in some cases, when such foreign financial institution or non-financial foreign entity is acting as an intermediary), unless (i) in the case of a foreign financial institution, such institution enters into an agreement with the U.S. government to withhold on certain payments, and to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners), (ii) in the case of a non-financial foreign entity, such entity certifies that it does not have any “substantial U.S. owners” (as defined in the Code) or provides the applicable withholding agent with a certification (generally on an IRS Form W-8BEN-E) identifying the direct and indirect substantial U.S. owners of the entity, or (iii) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules and provides appropriate documentation (such as an IRS Form W-8BEN-E). Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States in respect of FATCA may be subject to different rules. Under certain circumstances, a holder might be eligible for refunds or credits of such taxes. The rules under FATCA are new and complex. You are encouraged to consult with your own tax advisor regarding the implications of FATCA on an investment in our Common Stock and Warrants.

INVESTORS CONSIDERING THE PURCHASE OF OUR COMMON STOCK AND WARRANTS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE APPLICATION OF THE U.S. FEDERAL INCOME, ESTATE AND GIFT TAX LAWS TO THEIR PARTICULAR SITUATIONS AND THE APPLICABILITY AND EFFECT OF STATE, LOCAL OR FOREIGN TAX LAWS AND TREATIES.

The U.S. federal income tax discussion set forth above is included for general information only and may not be applicable depending upon a holder’s particular situation. Prospective holders should consult their tax advisors with respect to the tax consequences to them of the purchase, ownership and disposition of the Common Stock and the Warrants, including the tax consequences under state, local, foreign and other tax laws and the possible effects of changes in United States federal income or other tax laws.

EXPERTS

The financial statements of Real Goods Solar, Inc. and its subsidiaries, as of December 31, 2013 and 2012, and for each of the three years in the period ended December 31, 2013, and the financial statements of Elemental Energy LLC, doing business as Sunetric, as of December 31, 2013 and 2012, and for the years ended December 31, 2013 and 2012 are incorporated herein by reference in reliance on the report of EKS&H LLLP, independent registered public accounting firm, as experts in accounting and auditing.

The financial statements of Mercury Energy, Inc. and its subsidiaries as of December 31, 2013 and 2012, and for the years ended December 31, 2013 and 2012 are incorporated herein by reference in reliance on the report of UHY LLP, independent registered public accounting firm, as experts in accounting and auditing.

LEGAL MATTERS

The validity of the Units, the warrants and the underlying Common Stock offered by this prospectus supplement will be passed upon for us by Brownstein Hyatt Farber Schreck, LLP, Denver, Colorado. The placement agent is being represented by Ellenoff Grossman & Schole LLP.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus supplement and the accompanying prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is considered part of this prospectus supplement and the accompanying prospectus, and information filed with the SEC subsequent to this prospectus supplement and the accompanying prospectus and prior to the termination of the offering referred to in this prospectus supplement will automatically be deemed to update and supersede this information. We incorporate by reference into this prospectus supplement and the accompanying prospectus the documents listed below (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act unless specifically incorporated by reference herein or therein):

•	Our Annual Report on Form 10-K for the year ended December 31, 2013, filed March 31, 2014, as amended by Amendment No. 1 to Annual Report on Form 10-K/A, filed April 30, 2014;

•	Our Quarterly Report on Form 10-Q for the period ended March 31, 2014, filed May 15, 2014, our Quarterly Report on Form 10-Q for the period ended June 30, 2014, filed August 19, 2014, and our Quarterly Report on Form 10-Q for the period ended September 30, 2014, filed November 19, 2014;

•	Our current reports on Form 8-K (including amendments thereto) filed January 15, 2014, January 22, 2014, May 16, 2014, as amended on July 30, 2014 on Form 8-K/A, June 11, 2014, July 3, 2014 (other than Item 7.01 thereof), July 9, 2014, July 17, 2014, July 25, 2014, July 30, 2014, August 19, 2014 (covering Items 1.01, 5.02 and 9.01), September 30, 2014, October 16, 2014, November 4, 2014, November 19, 2014, December 9, 2014; December 19, 2014, January 30, 2015, and February 13, 2015; and

•	The description of our Common Stock contained in our registration statement on Form 8-A filed May 5, 2008 including any other amendments or reports filed for the purpose of updating such description (other than any portion of such filings that are furnished under applicable SEC rules rather than filed)

We also incorporate by reference all documents we subsequently file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the initial filing of the registration statement of which this prospectus supplement is a part (including prior to the effectiveness of the registration statement) and prior to the termination of the offering. Any statement in a document incorporated by reference in this prospectus supplement or the accompanying prospectus will be deemed to be modified or superseded to the extent a statement contained in this prospectus supplement or the accompanying prospectus or any other subsequently filed document that is incorporated by reference in this prospectus supplement or the accompanying prospectus modifies or supersedes such statement. Unless specifically stated to the contrary, none of the information that we disclose under Items 2.02 or 7.01 or corresponding information furnished under Item 9.01 or related exhibits of any Current Report on Form 8-K that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus supplement.

This prospectus supplement is part of a registration statement on Form S-3 that we have filed with the SEC relating to the securities. As permitted by SEC rules, this prospectus does not contain all of the information included in the registration statement and the accompanying exhibits and schedules we file with the SEC. You may refer to the registration statement and the exhibits and schedules for more information about us and our securities. The registration statement and exhibits and schedules are also available at the SEC’s Public Reference Room or through its website.

We will provide, without charge and upon oral or written request, to each person, including any beneficial owner, to whom a copy of this prospectus supplement and the accompanying prospectus has been delivered, a copy of any of the documents referred to above as being incorporated by reference into this prospectus supplement or the accompanying prospectus but not delivered with it. You may obtain a copy of these filings, at no cost, by writing or calling us at Real Goods Solar, Inc., 833 West South Boulder Road, Louisville, Colorado 80027, (303) 222-8300. Exhibits to the filings will not be provided, however, unless those exhibits have been specifically incorporated by reference in this prospectus supplement or the accompanying prospectus.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy and information statements and other information with the SEC. You may read and copy any materials we file with the SEC at the SEC’s Public Reference Room in Washington, D.C. at 100 F Street, N.E., Room 1580, Washington, D.C. 20549.

You may obtain information about the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website that contains information we file electronically with the SEC, which you can access over the Internet at http://www.sec.gov. We maintain a website at http://www.realgoodssolar.com with information about our company. Information contained on our website or any other website is not incorporated into this prospectus supplement and does not constitute a part of this prospectus supplement. Our website address referenced above is intended to be an inactive textual reference only and not an active hyperlink to our website.

REAL GOODS SOLAR, INC.

$200,000,000

Class A Common Stock

Preferred Stock

Warrants

Rights

Debt Securities

Units

We may offer and sell from time to time, in one or more offerings, Class A common stock, preferred stock, warrants, rights, debt securities and units (collectively, the “securities”) of Real Goods Solar, Inc. The aggregate amount of the securities offered by us under this prospectus will not exceed $200.0 million.

Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE” before you make your investment decision.

We may sell the securities to underwriters or dealers, through agents, or directly to investors, or a combination of these methods. We will set forth the names of any underwriters or agents in the applicable prospectus supplement.

Our Class A common stock is quoted on The Nasdaq Capital Market under the symbol “RSOL.” On January 30, 2014, the last reported sale price of our Class A common stock was $4.20 per share.

Investing in our securities involves certain risks. See “RISK FACTORS” beginning on page 3 of this prospectus for the risks that you should consider. You should read this entire prospectus carefully before you make your investment decision.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is February 10, 2014.

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ABOUT THIS PROSPECTUS

Except where the context requires otherwise, in this prospectus the terms “Company,” “our company,” “Real Goods Solar,” “we,” “us,” and “our” refer to Real Goods Solar, Inc., a Colorado corporation, and where appropriate, its direct and indirect subsidiaries.

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under the shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities that we may offer. Each time that we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement also may add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information incorporated by reference in this prospectus before making an investment in our securities. See “WHERE YOU CAN FIND MORE INFORMATION” for more information. We may use this prospectus to sell securities only if it is accompanied by a prospectus supplement. You should not assume that the information in this prospectus, any accompanying prospectus supplement or any document incorporated by reference is accurate as of any date other than the date of such document.

This prospectus contains trademarks, tradenames, service marks, and service names of the Company.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risks and uncertainties. Forward-looking statements provide our current expectations and forecasts about future events, and include statements regarding our future results of operations and financial position, business strategy, budgets, projected costs, plans and objectives of management for future operations. The words “anticipate,” “believe,” “plan,” “estimate,” “expect,” “strive,” “future,” “intend,” “may” and similar expressions as they relate to us are intended to identify such forward-looking statements. Readers are urged not to place undue reliance on these forward looking statements, which speak only as of the date made. Our actual results could differ materially from the results anticipated in these forward-looking statements as a result of certain factors set forth in the section entitled “RISK FACTORS” and elsewhere in this prospectus and in the documents incorporated by reference in this prospectus. Risks and uncertainties that could cause actual results to differ include, without limitation, the level of government subsidies and economic incentives for solar energy, general economic conditions, adoption of solar energy technologies, pricing, including pricing of conventional energy sources, construction risks, changing regulatory environment, changing energy technologies, our geographic concentration, our business plan, acquisitions, integration of acquired businesses, insufficient cash flow, indebtedness, loss of key personnel, brand value, litigation, merchandise and solar panel supply problems, construction costs, competition, third party financing costs, customer satisfaction, product liabilities, warranty and service claims, credit risk, non-compliance with Nasdaq continued listing standards, volatile market price of our Class A common stock, “penny stock” rules, security analyst coverage of our Class A common stock, dilution for shareholders upon the exercise of warrants, limited public trading market, the significant ownership and voting power of our Class A common stock held by Riverside Renewable Energy Investment LLC (“Riverside”), our historical association with Gaiam, a future sale of securities by Riverside, and other risks and uncertainties included in our filings with the SEC. We caution you that no forward-looking statement is a guarantee of future performance, and you should not place undue reliance on these forward-looking statements which reflect our view only as of the date of this report. We undertake no obligation to update any forward-looking information.

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PROSPECTUS SUMMARY

This summary provides a brief overview of the key aspects of Real Goods Solar and the material terms of the offered securities that are known as of the date of this prospectus. For a more complete understanding of the terms of the offered securities, prior to making an investment decision, you should carefully read:

•	This prospectus, which explains the general terms of the securities we may offer;

•	The applicable prospectus supplement, which explains specific terms of the securities being offered and updates and changes information in this prospectus; and

•	The documents referred to in “WHERE YOU CAN FIND MORE INFORMATION” for information about Real Goods Solar, including our financial statements.

Overview of our Company

We are a leading residential and commercial solar energy engineering, procurement and construction firm. We also perform most of our own sales and marketing activities to generate leads and secure projects. We offer turnkey services, including design, procurement, permitting, build-out, grid connection, financing referrals and warranty and customer satisfaction activities. Our solar energy systems use high-quality solar photovoltaic modules from manufacturers such as Canadian Solar and Trina. We use proven technologies and techniques to help customers achieve meaningful savings by reducing their utility costs. In addition, we help customers lower their emissions output and reliance upon fossil fuel energy sources.

We have 36 years of experience in residential solar energy. We trace our roots to 1978, when Real Goods Trading Corporation sold the first solar photovoltaic panels in the United States. We have designed and installed over 19,000 residential and commercial solar systems since our founding. Our focused customer acquisition approach and our efficiency in converting customer leads into sales enable us to have what we believe are competitive customer acquisition costs that we continuously focus on improving. We believe that our Real Goods Solar brand has a national reputation for high quality customer service in the solar energy market, which leads to a significant number of word-of-mouth referrals and new customers.

We were incorporated in Colorado in 2008 as a successor to Gaiam Energy Tech, Inc. Gaiam founded Gaiam Energy Tech, Inc. as its solar division in 1999. In 2001, Gaiam Energy Tech, Inc. acquired Real Goods Trading Corporation in a merger. The combined company became Real Goods Solar when it went public in 2008. In January 2014, we rebranded our residential and commercial activities under the name “RGS Energy.”

Our executive offices are located at 833 W. South Boulder Road, Louisville, CO 80027-2452. Our telephone number is (303) 222-8300. Our website is www.rgsenergy.com. The information on our website is not intended to be a part of this prospectus, and you should not rely on any of the information provided there in making your decision to invest in our securities. Our website address referenced above is intended to be an inactive textual reference only and not an active hyperlink to our website.

The Securities We May Offer

We may use this prospectus to offer:

•	Class A common stock

•	Preferred stock

•	Warrants

•	Rights

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•	Debt securities

•	Units consisting of two or more of the other securities offered hereby or under another registration statement in any combination.

A prospectus supplement will describe the specific types, amounts, prices and detailed terms of any of these offered securities.

RISK FACTORS

Investing in our securities involves significant risks. You should carefully read the risk factors in the section entitled “RISK FACTORS” in our most recent Annual Report on Form 10-K, which is on file with the SEC and is incorporated by reference in this prospectus, before purchasing the offered securities. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus and any prospectus supplement. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations.

USE OF PROCEEDS

Unless otherwise specified in a prospectus supplement accompanying this prospectus, we currently intend to use the net proceeds from the sale of the securities offered under this prospectus for general corporate purposes, which may include additions to working capital, financing of capital expenditures, repayment of existing or future indebtedness, and future acquisitions and strategic investment opportunities. Pending any use, as described in the applicable prospectus supplement, we plan to invest the net proceeds in short-term, investment grade, interest-bearing securities.

PLAN OF DISTRIBUTION

We may sell the securities being offered by this prospectus separately or together through any of the following methods:

•	Directly to investors or purchasers;

•	To investors through agents;

•	Directly to agents;

•	To or through brokers or dealers;

•	To the public through underwriting syndicates led by one or more managing underwriters;

•	To one or more underwriters acting alone for resale to investors or to the public;

•	Through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction; or

•	Through a combination of any of these methods of sale.

We may also issue securities upon exercise of warrants or as a dividend or distribution. We reserve the right to sell securities directly to investors on our own behalf in those jurisdictions where we are authorized to do so.

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We may distribute the securities from time to time in one or more transactions:

•	At a fixed price or prices, which may be changed from time to time;

•	At market prices prevailing at the times of sale;

•	At prices related to such prevailing market prices; or

•	At negotiated prices.

Direct Sales and Sales through Agents

We may directly solicit offers to purchase the securities offered by this prospectus. Agents designated by us from time to time may solicit offers to purchase the securities. We will name any agent involved in the offer or sale of the securities and set forth any commissions payable by us to an agent in the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, any agent will be acting on a best efforts basis for the period of his or her appointment. Any agent may be deemed to be an “underwriter” of the securities as that term is defined in the Securities Act of 1933, as amended (the “Securities Act”).

Sales Through Underwriters or Dealers

If we use an underwriter or underwriters in the sale of securities, we will execute an underwriting agreement with the underwriter or underwriters at the time we reach an agreement for sale. We will set forth in the applicable prospectus supplement the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transactions, including compensation of the underwriters and dealers. This compensation may be in the form of discounts, concessions or commissions. The maximum underwriting compensation for any offering under the registration statement to which this prospectus relates may not exceed 8% of the offering proceeds. Underwriters and others participating in any offering of the securities may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. We will describe any of these activities in the applicable prospectus supplement.

If a dealer is used in the sale of the securities, we or an underwriter will sell securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. The applicable prospectus supplement will set forth the name of the dealer and the terms of the transactions.

We may directly solicit offers to purchase the securities, and we may sell directly to institutional investors or others. These persons may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. The applicable prospectus supplement will describe the terms of any direct sales, including the terms of any bidding or auction process.

Agreements we enter into with agents, underwriters and dealers may entitle them to indemnification by us against specified liabilities, including liabilities under the Securities Act, or to contribution by us to payments they may be required to make in respect of these liabilities. The applicable prospectus supplement will describe the terms and conditions of indemnification or contribution.

Delayed Delivery Contracts

We may authorize underwriters, dealers and agents to solicit offers by certain institutional investors to purchase offered securities under contracts providing for payment and delivery on a future date specified in the applicable prospectus supplement. The applicable prospectus supplement will also describe the public offering price for the securities and the commission payable for solicitation of these delayed delivery contracts. Delayed delivery contracts will contain definite fixed price and quantity terms. The obligations of a purchaser under these delayed delivery contracts will be subject to only two conditions:

•	That the institution’s purchase of the securities at the time of delivery of the securities is not prohibited under the law of any jurisdiction to which the institution is subject; and

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•	That we shall have sold to the underwriters the total principal amount of the offered securities, less the principal amount covered by the delayed delivery contracts.

“At the Market” Offerings

We may from time to time engage a firm to act as our agent for one or more offerings of our securities. We sometimes refer to this agent as our “offering agent.” If we reach agreement with an offering agent with respect to a specific offering, including the number of securities and any minimum price below which sales may not be made, then the offering agent will try to sell such securities on the agreed terms. The offering agent could make sales in privately negotiated transactions or using any other method permitted by law, including sales deemed to be an “at the market” offering as defined in Rule 415 promulgated under the Securities Act, including sales made directly on any national exchange upon which our securities are listed, or sales made to or through a market maker other than on an exchange. The offering agent will be deemed to be an “underwriter” within the meaning of the Securities Act with respect to any sales effected through an “at the market” offering.

Market Making, Stabilization and Other Transactions

To the extent permitted by and in accordance with Regulation M promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), in connection with an offering, an underwriter may engage in over-allotments, stabilizing transactions, short covering transactions and penalty bids. Over-allotments involve sales in excess of the offering size, which creates a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would be otherwise. If commenced, the underwriters may discontinue any of these activities at any time.

To the extent permitted by and in accordance with Regulation M promulgated under the Exchange Act, any underwriters who are qualified market makers on any national exchange upon which our securities are listed may engage in passive market making transactions in the securities on such exchange during the business day prior to the pricing of an offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers.

In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

DESCRIPTION OF CLASS A COMMON STOCK

Our authorized common stock consists of 150,000,000 shares of Class A common stock, par value $.0001 per share. As of January 24, 2014, there were 44,745,180 shares of our Class A common stock outstanding. Although we believe the following summary description of our Class A common stock set forth below is accurate, our articles of incorporation and our bylaws covers all material provisions affecting the rights of holders of our Class A common stock. This summary is not intended to be complete and is qualified by reference to the provisions of applicable law and to our articles of incorporation and bylaws.

Voting Rights

Each holder of shares of Class A common stock is entitled to one vote for each share held on all matters submitted to a vote of shareholders. There are no cumulative voting rights. All holders of shares of Class A

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common stock vote as a single group on all matters that are submitted to the shareholders for a vote. Accordingly, holders of a majority of the shares of Class A common stock entitled to vote in any election of directors may elect all of the directors who stand for election. Our entire board of directors stands for election each year. A required number of shareholders having the minimum number of votes that would be necessary to authorize or take action at a meeting at which all of the shares entitled to vote thereon were present and voted may consent to an action in writing and without a meeting under certain circumstances.

Dividends and Liquidation

Subject to any preferential rights of any outstanding shares of preferred stock, shares of Class A common stock are entitled to receive dividends, if any, as may be declared by our board of directors out of legally available funds. In the event of a liquidation, dissolution or winding up of our company, the shares of Class A common stock are entitled to our assets remaining after the payment of all of our debts and other liabilities, including preferential payments made to holders of any outstanding shares of preferred stock. Holders of shares of Class A common stock have no preemptive, subscription or redemption rights, and there are no redemption or sinking fund provisions applicable to the shares of Class A common stock.

Anti-Takeover Effects of Our Articles of Incorporation and Bylaws

The following provisions, which are contained in our articles of incorporation or bylaws, could have the effect of delaying, deferring or preventing a change in control of our company.

Our articles of incorporation and bylaws provide that our board may consist of any number of directors, which may be fixed from time to time by our board. Newly created directorships resulting from any increase in our authorized number of directors may be filled by the affirmative vote of a majority of the directors then in office or by an election at an annual meeting or special meeting of shareholders called for that purpose, and any vacancies on our board resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled a majority of our board then in office, even if less than a quorum is remaining in office.

We believe that Riverside holds approximately 17.5% of the total voting power of our outstanding capital stock. Further, pursuant to the terms of the Shareholders Agreement entered into in connection with the closing of the Alteris acquisition as of December 19, 2011, Riverside has the right to designate a certain number of individuals for appointment or nomination to our board of directors, tied to its ownership of our Class A common stock. Consequently, Riverside is able to exert substantial influence over our company and matters requiring approval by our shareholders, including the election of directors, increasing our authorized capital stock, financing activities, a merger or sale of our assets and the number of shares available for issuance under our incentive plan. As a result of Riverside’s voting power, it would be difficult to achieve a change of control of our company without their consent.

Our bylaws require advance notice by a shareholder of any proposal to be brought before an annual meeting of shareholders by a shareholder, including any nomination for election of directors by any shareholder entitled to vote for the election of directors at the meeting. Our bylaws also provide that no shareholder proposal may be considered at a meeting of our shareholders unless the proposal relates to a matter on which a shareholder vote is required by our charter, bylaws or by applicable law.

Our board of directors has the power to issue preferred stock with designations, preferences, limitations and relative rights determined by the board of directors without any vote or action by shareholders. The issuance of preferred stock or of rights to purchase preferred stock could have the effect of making it more difficult for a third party to acquire Real Goods Solar, or of discouraging a third party from attempting to acquire Real Goods Solar.

Subject to repeal or change by action of our shareholders, our board may amend, supplement or repeal our bylaws or adopt new bylaws.

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Registration Rights

On December 19, 2011, Real Goods Solar entered into an Amended and Restated Registration Rights Agreement with Gaiam and Riverside where each (or its permitted transferee) had the right to require Real Goods Solar to register with the SEC all or any portion of its shares of Real Goods Solar Class A common stock so that those shares may be publicly resold, or to include such shares in any registration statement Real Goods Solar files, subject to certain exceptions, conditions and limitations. These rights include demand registration rights, Form S-3 registration rights and “piggyback” registration rights, in each case on and subject to the terms and conditions identified in the Amended and Restated Registration Rights Agreement. Real Goods Solar will generally pay all expenses, other than underwriting discounts and commissions, relating to all demand registrations, Form S-3 registrations and piggyback registrations. These registration rights terminate as to a given holder of registrable securities, when such holder of registrable securities can sell all of such holder’s registrable securities during any 90-day period pursuant to Rule 144 promulgated under the Securities Act, or pursuant to another similar exception. However, if a holder owns more than 10% of Real Goods Solar’s outstanding securities, such holder shall continue to have registration rights until such time as all of the holder’s securities may be sold pursuant to Rule 144 or such holder owns less than 10% of Real Goods Solar’s outstanding securities. The resale of these shares in the public market upon exercise of those registration rights could adversely affect the market price of the Real Goods Solar Class A common stock. On November 5, 2013, Gaiam ceased to be a party to the Amended and Restated Registration Rights Agreement pursuant to the terms of an Agreement, dated November 5, 2013, among the parties.

In connection with the closing of its June 3, 2013 private placement, Real Goods Solar entered into a Registration Rights Agreement with the investors to have their shares of Real Goods Solar Class A common stock purchased in the private placement and issuable upon exercise of warrants purchased in the private placement registered with the SEC for public resale under the Securities Act. On June 20, 2013, Real Goods Solar filed a registration statement on Form S-3 to register these shares pursuant to the terms of this Registration Rights Agreement. The SEC declared the registration statement effective on July 3, 2013. Real Goods Solar is required to maintain the effectiveness of the registration statement until the earlier to occur of (a) the fifth anniversary of the effectiveness of the registration statement, or (b) the date on which all of the registrable securities covered by the Registration Rights Agreement have been sold or transferred in a manner that they may be resold without subsequent registration under the Securities Act.

On November 15, 2013, Real Goods Solar entered into an underwriting agreement with an underwriter in connection with a registered public offering. Pursuant to the underwriting agreement, Real Goods Solar has agreed to file a registration statement covering the issuance of the shares of Real Goods Solar Class A common stock underlying the warrants issued in the offering on November 20, 2013 and to cause such registration statement to be declared effective before the time the warrants become exercisable and to remain effective through the earlier of (a) the expiration date of the warrants and (b) the date on which all of the warrants shall have been exercised in full. The warrants are exercisable at any time on or after the one year anniversary of their original issuance and at any time up to the date that is five and one-half years after the date of their original issuance. If a registration statement registering the issuance of the shares of Real Goods Solar Class A common stock underlying the warrants under the Securities Act is not effective or available and an exemption from registration under the Securities Act is not available for the issuance of such shares, if the holder, in its sole discretion, elects to exercise a warrant, the holder shall do so through a cashless exercise, in which case the holder would receive upon such exercise the “net number” of shares of Real Goods Solar Class A common stock determined according to the formula set forth in the warrant.

The Registration Rights Agreement further provides that in the event that (a) the registration statement ceases to be effective and available to the investors under certain circumstances, or (b) Real Goods Solar fails to timely file all reports required to be filed under the Exchange Act other than Current Reports on Form 8-K, Real Goods Solar shall pay to the holders of registrable securities, on the occurrence of each such event and on each monthly anniversary thereof until the applicable event is cured, an amount in cash equal to 1.0% of the aggregate

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purchase price paid by an investor multiplied by the percentage of such investor’s registrable securities that are not covered by the registration statement, up to a maximum of 10.0% of such aggregate purchase price. The foregoing description is subject to the terms and conditions identified in the Registration Rights Agreement.

Transfer Agent and Registrar

The transfer agent and registrar for our Class A common stock is Computershare Trust Company.

Listing

Our Class A common stock is listed on the Nasdaq Capital Market under the symbol “RSOL.”

DESCRIPTION OF PREFERRED STOCK

Our board of directors is authorized, subject to any limitations prescribed by Colorado law, to issue at any time up to 50,000,000 shares of preferred stock. Our board of directors may provide for the issuance of the preferred stock in one or more series or classes with designations, preferences, limitations and relative rights determined by the board of directors without any vote or action by our shareholders as expressed in articles of amendment filed with the Colorado Secretary of State. As a result, the board has the power to issue preferred stock with voting, conversion and other rights and preferences that could adversely affect the voting power or other rights of the holders of our common stock. Although we have no current plans to issue any preferred stock, the issuance of preferred stock or of rights to purchase preferred stock could have the effect of making it more difficult for a third party to acquire us, or of discouraging a third party from attempting to acquire us. Such an issuance could also dilute the voting power or other incidents of ownership of holders of our common stock.

The issuance of preferred stock could adversely affect the voting power of holders of our common stock, and the likelihood that preferred holders will receive dividend and liquidation preferences may have the effect of delaying, deferring or preventing a change in control of the Company, which could depress the market price of our common stock.

Unless otherwise indicated in the prospectus supplement, all shares of preferred stock to be issued from time to time under this prospectus will be fully paid and nonassessable.

The prospectus supplement relating to the preferred stock offered will contain a description of the specific terms of that series as fixed by our board of directors, including, as applicable:

•	The number of shares of preferred stock offered and the offering price of the preferred stock;

•	The title and stated value of the preferred stock;

•	The dividend rate(s), period(s) and/or payment date(s) or method(s) of calculation of such rates, periods or dates applicable to the preferred stock;

•	The date from which dividends on the preferred stock will accumulate, if applicable;

•	The liquidation rights of the preferred stock;

•	The procedures for auction and remarketing, if any, of the preferred stock;

•	The sinking fund provisions, if applicable, for the preferred stock;

•	The redemption provisions, if applicable, for the preferred stock;

•	Whether the preferred stock will be convertible into or exchangeable for other securities offered hereby or under another registration statement and, if so, the terms and conditions of the conversion or exchange, including the conversion price or exchange ratio and the conversion or exchange period (or the method of determining the same);

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•	Whether the preferred stock will have voting rights and the terms of any voting rights, if any;

•	Whether the preferred stock will be listed on any securities exchange;

•	Whether the preferred stock will be issued with any other securities offered hereby or under another registration statement and, if so, the amount and terms of these securities; and

•	Any other specific terms, preferences or rights of, or limitations or restrictions on, the preferred stock.

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of common stock, preferred stock, debt securities or other securities offered hereby or under another registration statement. Warrants may be issued independently or together with common stock, preferred stock, debt securities or other securities offered hereby or under another registration statement and may be attached to or separate from any such offered securities. Series of warrants may be issued under a separate warrant agreement entered into between us and a bank or trust company, as warrant agent, all as will be set forth in the prospectus supplement relating to the particular issue of warrants. The warrant agent would act solely as our agent in connection with the warrants and would not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants.

As of January 24, 2014, we had outstanding warrants to purchase 6,700,039 shares of our Class A common stock.

The prospectus supplement relating to the warrants offered will contain a description of the specific terms of that series as fixed by our board of directors, including, as applicable:

•	The title and aggregate number of the warrants;

•	The offering price;

•	The currency or currencies, including composite currencies or currency units, in which the price of the warrants may be payable;

•	The number of shares of common stock or preferred stock, or the number or amount of other securities offered hereby or under another registration statement, purchasable upon the exercise of a warrant;

•	The exercise price or manner of determining the exercise price, the manner in which the exercise price may be paid, and any minimum number of warrants exercisable at one time;

•	When the warrants become exercisable and the expiration date;

•	The terms of any right of ours to redeem or call the warrants;

•	The terms of any right of ours to accelerate the exercisability of the warrants;

•	Where the warrant certificates may be transferred and exchanged;

•	Whether the warrants are to be issued with common stock, preferred stock or other securities offered hereby or under another registration statement and, if so, the number and terms of any such offered securities;

•	The date, if any, on and after which the warrants and the related shares of common stock, preferred stock or other securities offered hereby or under another registration statement will be separately transferable;

•	United States federal income tax consequences applicable to the warrants; and

•	Any other terms of the warrants, including terms, procedures and limitations relating to exchange and exercise of the warrants.

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You should refer to the provisions of the warrant agreement that will be filed with the SEC in connection with the offering of warrants for the complete terms of the warrant agreement.

Prior to the exercise of any warrants, holders of such warrants will not have any rights of holders of the securities purchasable upon such exercise, including the right to receive payments of dividends, or the right to vote such underlying securities.

DESCRIPTION OF RIGHTS

We may issue rights to purchase common stock, preferred stock or debt securities. These rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the rights in such offering. In connection with any offering of such rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

Each series of rights will be issued under a separate rights agreement which we will enter into with a bank or trust company, as rights agent, all as set forth in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the certificates relating to the rights and will not assume any obligation or relationship of agency or trust with any holders of rights certificates or beneficial owners of rights. We will file the rights agreement and the rights certificates relating to each series of rights with the SEC, and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of rights.

The applicable prospectus supplement will describe the specific terms of any offering of rights for which this prospectus is being delivered, including the following:

•	The date of determining the stockholders entitled to the rights distribution;

•	The number of rights issued or to be issued to each stockholder;

•	The exercise price payable for each share of common stock, preferred stock, debt securities or other securities offered hereby or under another registration statement upon the exercise of the rights;

•	The number and terms of the shares of common stock, preferred stock, debt securities or other securities offered hereby or under another registration statement which may be purchased per each right;

•	The extent to which the rights are transferable;

•	The date on which the holder’s ability to exercise the rights shall commence, and the date on which the rights shall expire;

•	The extent to which the rights may include an over-subscription privilege with respect to unsubscribed securities;

•	If applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of such rights; and

•	Any other terms of the rights, including the terms, procedures, conditions and limitations relating to the exchange and exercise of the rights.

The description in the applicable prospectus supplement of any rights that we may offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable rights certificate, which will be filed with the SEC.

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DESCRIPTION OF DEBT SECURITIES

We may issue senior debt securities or subordinated debt securities. Senior debt securities will be issued under an indenture, the “senior indenture,” between us and the trustee named in the applicable prospectus supplement, as trustee. Subordinated debt securities will be issued under a separate indenture, the “subordinated indenture,” between us and the trustee named in the applicable prospectus supplement, as trustee. The senior indenture and the subordinated indenture are sometimes collectively referred to in this prospectus as the “indentures.” The indentures will be subject to and governed by the Trust Indenture Act of 1939. A copy of the form of each of these indentures is filed as an exhibit to the registration statement of which this prospectus is a part. This prospectus describes the general terms and provisions of the debt securities. When we offer to sell a particular series of debt securities, we will describe the specific terms of the securities in a supplement to this prospectus. The prospectus supplement will also indicate whether the general terms and provisions described in this prospectus apply to a particular series of debt securities.

The following briefly describes the general terms and provisions of the debt securities and the indentures governing them which may be offered. The particular terms of the debt securities offered, and the extent, if any, to which these general provisions may apply to the debt securities so offered, will be described in a prospectus supplement relating to those securities. The following descriptions of the indentures are not complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the respective indentures.

General

The indentures permit us to issue the debt securities from time to time, without limitation as to aggregate principal amount, and in one or more series. The indentures also do not limit or otherwise restrict the amount of other indebtedness which we may incur or other securities which we or our subsidiaries may issue, including indebtedness which may rank senior to the debt securities. Nothing in the subordinated indenture prohibits the issuance of securities representing subordinated indebtedness that is senior or junior to the subordinated debt securities. Debt securities we issue may be secured or unsecured.

Unless we give you different information in the prospectus supplement, the senior debt securities will be unsubordinated obligations and will rank equally with all of our other unsecured and unsubordinated indebtedness. Payments on the subordinated debt securities will be subordinated to the prior payment in full of all of our senior indebtedness, as described under “Subordination” and in the applicable prospectus supplement. Payments on secured debt securities will be secured by the collateral described in the applicable prospectus supplement.

We may issue debt securities if the conditions contained in the applicable indenture are satisfied. These conditions include the adoption of resolutions by our board of directors that establish the terms of the debt securities being issued. Any resolution approving the issuance of any issue of debt securities will include the terms of that issue of debt securities, which may include:

•	The title and series designation;

•	The aggregate principal amount and the limit, if any, on the aggregate principal amount or initial issue price of the debt securities which may be issued under the applicable indenture;

•	The principal amount payable, whether at maturity or upon earlier acceleration;

•	Whether the principal amount payable will be determined with reference to an index, formula or other method which may be based on one or more currencies, currency units, composite currencies, commodities, equity indices or other indices;

•	Whether the debt securities will be issued as original issue discount securities (as defined below);

•	The date or dates on which the principal of the debt securities is payable;

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•	Any fixed or variable interest rate or rates per annum or the method or formula for determining an interest rate;

•	The date from which any interest will accrue;

•	Any interest payment dates;

•	Whether the debt securities are senior or subordinated, and if subordinated, the terms of the subordination;

•	Whether the debt securities are secured or unsecured, and if secured, the collateral securing the debt securities;

•	The price or prices at which the debt securities will be issued, which may be expressed as a percentage of the aggregate principal amount of those debt securities;

•	The stated maturity date;

•	Whether the debt securities are to be issued in global form;

•	Any sinking fund requirements;

•	Any provisions for redemption, the redemption price and any remarketing arrangements;

•	The denominations of the securities or series of securities;

•	Whether the debt securities are denominated or payable in U.S. dollars or a foreign currency or units of two or more foreign currencies;

•	Any restrictions on the offer, sale and delivery of the debt securities;

•	The place or places where payments or deliveries on the debt securities will be made and may be presented for registration of transfer or exchange;

•	Whether any of the debt securities will be subject to defeasance in advance of the date for redemption or the stated maturity date;

•	The terms, if any, upon which the debt securities are convertible into other securities offered hereby or under another registration statement or another issuer and the terms and conditions upon which any conversion will be effected, including the initial conversion price or rate, the conversion period and any other provisions in addition to or instead of those described in this prospectus;

•	Any other terms of the debt securities which are not inconsistent with the provisions of the applicable indenture;

•	A description of any documents or certificates that must be received prior to the issuance of any definitive securities;

•	Whether and under what circumstances additional amounts will be paid to non-U.S. citizens in connection with any tax, assessment or governmental charge and whether securities may be redeemed in lieu of paying such additional fees;

•	The identity of each security registrar or paying agent (if other than trustee);

•	Any provisions granting special rights to securities holders upon the occurrence of specified events;

•	Any deletions from, modifications of, or additions to any default events or covenants set forth in the form of indenture;

•	The portion of the principal amount payable upon the declaration of acceleration of the maturity of any securities; and

•	The date any bearer securities of or within the series and any temporary global security representing outstanding securities shall be dated, if other than date of original issuance.

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The debt securities may be issued as “original issue discount securities” which bear no interest or interest at a rate which at the time of issuance is below market rates and which will be sold at a substantial discount below their principal amount. If the maturity of any original issue discount security is accelerated, the amount payable to the holder of the security will be determined by the applicable prospectus supplement, the terms of the security and the relevant indenture, but may be an amount less than the amount payable at the maturity of the principal of that original issue discount security. Special federal income tax and other considerations relating to original issue discount securities will be described in the applicable prospectus supplement.

Please see the prospectus supplement or pricing supplement you have received or will receive for the terms of the specific debt securities we are offering.

You should be aware that special U.S. federal income tax, accounting and other considerations may apply to the debt securities. The prospectus supplement relating to an issue of debt securities will describe these considerations.

Registration and Transfer

Unless otherwise indicated in the applicable prospectus supplement, the debt securities will be issued in fully registered form. Holders may present debt securities in registered form for transfer or exchange for other debt securities of the same series at the offices of the applicable indenture trustee according to the terms of the applicable indenture and the debt securities.

Unless otherwise indicated in the applicable prospectus supplement, the debt securities will be issued in fully registered form, and in denominations of $1,000 and any integral multiple thereof.

No service charge will be required for any transfer or exchange of the debt securities but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with any transfer or exchange.

Payment and Place of Payment

We will pay or deliver principal and any premium and interest in the manner, at the places and subject to the restrictions set forth in the applicable indenture, the debt securities and the applicable prospectus supplement.

Global Securities

Each indenture provides that we may issue debt securities in global form. If any series of debt securities is issued in global form, the prospectus supplement will describe any circumstances under which beneficial owners of interests in any of those global debt securities may exchange their interests for debt securities of that series and of like tenor and principal amount in any authorized form and denomination.

Events of Default

Unless otherwise indicated in the applicable prospectus supplement, the following are events of default under the senior indenture with respect to the senior debt securities and under the subordinated indenture with respect to the subordinated debt securities:

•	Default in the payment of any principal or premium or make-whole amount, if any, on the debt securities when due;

•	Default in the payment of any interest on the debt securities, or of any coupon pertaining thereto, when due, which continues for 30 days;

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•	Default in the performance or breach of any other obligation contained in the applicable indenture for the benefit of that series of debt securities (other than defaults or breaches otherwise specifically addressed), which continues for 90 days after written notice of the default or breach;

•	Specified events in bankruptcy, insolvency or reorganization of our Company or any of our significant subsidiaries; and

•	Any other event of default provided with respect to the debt securities of any series.

If an event of default (other than an event of default arising from specified events in bankruptcy of us or any of our significant subsidiaries) occurs and is continuing for any series of debt securities, the indenture trustee or the holders of not less than 25% in aggregate principal amount or, under certain circumstances, issue price of the outstanding debt securities of that series may declare all amounts, or any lesser amount provided for in the debt securities of that series, to be immediately due and payable.

At any time after the applicable indenture trustee or the holders have accelerated a series of debt securities, but before the applicable indenture trustee has obtained a judgment or decree for payment of money due, the holders of a majority in aggregate principal amount of outstanding debt securities of that series may rescind and annul that acceleration and its consequences, provided that all payments or deliveries due, other than those due as a result of acceleration, have been made and all events of default have been remedied or waived.

The holders of a majority in principal amount or aggregate issue price of the outstanding debt securities of any series may waive any default with respect to that series, except a default:

•	In the payment of any amounts due and payable or deliverable under the debt securities of that series; or

•	In an obligation contained in, or a provision of, an indenture which cannot be modified under the terms of that indenture without the consent of each holder of each series of debt securities affected.

The holders of a majority in principal amount or, under certain circumstances, issue price of the outstanding debt securities of a series may direct the time, method and place of conducting any proceeding for any remedy available to the applicable indenture trustee or exercising any trust or power conferred on the indenture trustee with respect to debt securities of that series, provided that any direction is not in conflict with any rule of law or the applicable indenture and the trustee may take other actions, other than those that might lead to personal liability, not inconsistent with the direction. Subject to the provisions of the applicable indenture relating to the duties of the indenture trustee, before proceeding to exercise any right or power under the indenture at the direction of the holders, the indenture trustee is entitled to receive from those holders reasonable security or indemnity against the costs, expenses and liabilities which it might incur in complying with any direction.

A holder of any debt security of any series will have the right to institute a proceeding with respect to the applicable indenture or for any remedy under the indenture, if:

•	That holder previously gives to the indenture trustee written notice of a continuing event of default with respect to debt securities of that series;

•	The holders of not less than 25% in principal amount of the outstanding securities of that series have made written request and offered the indenture trustee indemnity satisfactory to the indenture trustee to institute that proceeding as indenture trustee;

•	The indenture trustee will not have received from the holders of a majority in principal amount or, under certain circumstances, issue price of the outstanding debt securities of that series a direction inconsistent with the request; and

•	The indenture trustee fails to institute the proceeding within 60 days.

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However, the holder of any debt security or coupon has the right to receive payment of the principal of (and premium or make-whole amount, if any) and interest on, and any additional amounts in respect of, such debt security or payment of such coupon on the respective due dates (or, in the case of redemption, on the redemption date) and to institute suit for the enforcement of any such payment.

We are required to furnish to the indenture trustees annually a statement as to the performance of our obligations under the indentures and as to any default in that performance.

Modification and Waiver

Unless otherwise indicated in the applicable prospectus supplement, we and the applicable indenture trustee may amend and modify each indenture or debt securities under that indenture with the consent of holders of at least a majority in principal amount or, under certain circumstances, issue price of each series of all outstanding debt securities then outstanding under the indenture affected. However, without the consent of each holder of any debt security issued under the applicable indenture, we may not amend or modify that indenture to:

•	Change the stated maturity date of the principal of (or premium or make-whole amount, if any, on), or any installment of principal or interest on, any debt security issued under that indenture;

•	Reduce the principal amount of or any make-whole amount, the rate of interest on or any additional amounts payable in respect thereof, or any premium payable upon the redemption of any debt security issued under that indenture;

•	Reduce the amount of principal of an original issue discount security or make-whole amount, if any, issued under that indenture payable upon acceleration of its maturity; or provable in bankruptcy or adversely affect any right of repayment of a debt security;

•	Change the place or currency of payment of principal or any premium or any make-whole amount or interest on, any debt security issued under that indenture;

•	Impair the right to institute suit for the enforcement of any payment or delivery on or with respect to any debt security issued under that indenture;

•	Reduce the percentage in principal amount of debt securities of any series issued under that indenture, the consent of whose holders is required to modify or amend the indenture or to waive compliance with certain provisions of the indenture; or

•	Make any change that adversely affects the right to convert or exchange any security or decrease the conversion/exchange rate or increase the conversion/exchange price.

The holders of at least a majority in principal amount of the outstanding debt securities of any series issued under that indenture may, with respect to that series, waive past defaults under the indenture, except as described under “Events of Default.”

Unless otherwise indicated in the applicable prospectus supplement, we and the applicable indenture trustee may also amend and modify each indenture without the consent of any holder for any of the following purposes:

•	To evidence the succession of another person to our company;

•	To add to our covenants for the benefit of the holders of all or any series of debt securities;

•	To add events of default for the benefit of the holders of all or any series of debt securities;

•	To surrender any right or power conferred by the applicable indenture upon our company, or to make any change that does not adversely affect the legal rights of the holder provided by the indenture in any material respect;

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•	To change or eliminate any of the provisions of the applicable indenture in respect of any series of debt securities, so long as any such change or elimination will become effective only in respect of any series of securities when there is no outstanding security of that series which is entitled to the benefit of that provision;

•	To establish the form or terms of debt securities of any series;

•	To evidence and provide for the acceptance of appointment by a successor indenture trustee;

•	To cure any ambiguity or correct any defect or inconsistency in the applicable indenture;

•	To provide for uncertified securities as in addition to certified securities;

•	To close the indenture with respect to the authentication and delivery of additional series of securities or to qualify or maintain qualifications of the applicable indenture under the Trust Indenture Act; or

•	To supplement any of the provisions of an indenture as is necessary to permit or facilitate the defeasance or discharge of any series of securities under specified provisions of the indenture, provided that any such action shall not adversely affect the interests of the holders of securities of such series or any other series of securities under the indenture in any material respect.

Consolidation, Merger and Sale of Assets

Unless otherwise indicated in the applicable prospectus supplement, we may consolidate or merge with or into any other corporation, and we may sell, lease or convey all or substantially all of our assets to any corporation, provided that the resulting corporation, if other than our company, is a corporation organized and existing under the laws of the United States or any U.S. state and assumes all of our obligations to pay or deliver the principal and any premium or make-whole amount, if any, and any interest on, the debt securities; and perform and observe all of our other obligations under the indentures and supplemental indentures. We are not, or any successor corporation, as the case may be, is not, immediately after any consolidation or merger, in default under the indentures.

The indentures do not provide for any right of acceleration in the event of a consolidation, merger, sale of all or substantially all of the assets, recapitalization or change in our stock ownership. In addition, the indentures do not contain any provision that would protect the holders of debt securities against a sudden and dramatic decline in credit quality resulting from takeovers, recapitalizations or similar restructurings.

Regarding the Indenture Trustee

The occurrence of any default under either the senior indenture or the subordinated indenture could create a conflicting interest for the indenture trustee under the Trust Indenture Act if the same entity serves as trustee under both indentures. If that default has not been cured or waived within 90 days after the indenture trustee has or acquired a conflicting interest, the indenture trustee would generally be required by the Trust Indenture Act to eliminate that conflicting interest or resign as indenture trustee with respect to the debt securities issued under the senior indenture or the subordinated indenture. If the indenture trustee resigns, we are required to promptly appoint a successor trustee with respect to the affected securities.

The Trust Indenture Act also imposes certain limitations on the right of the indenture trustee, as a creditor of ours, to obtain payment of claims in certain cases, or to realize on certain property received in respect to any cash claim or otherwise. The indenture trustee will be permitted to engage in other transactions with us, provided that, if it acquires a conflicting interest within the meaning of Section 310 of the Trust Indenture Act, it generally must either eliminate that conflict or resign.

International Offering

If specified in the applicable prospectus supplement, we may issue debt securities outside the United States. Those debt securities will be described in the applicable prospectus supplement. In connection with any offering

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outside the United States, we will designate paying agents, registrars or other agents with respect to the debt securities, as specified in the applicable prospectus supplement.

We will describe in the applicable prospectus supplement whether our debt securities issued outside the United States: (1) may be subject to certain selling restrictions; (2) may be listed on one or more foreign stock exchanges; and (3) may have special U.S. tax and other considerations applicable to an offering outside the United States.

Defeasance

We may terminate or “defease” our obligations under the indenture with respect to the debt securities of any series by taking the following steps:

(1)	Depositing irrevocably with the indenture trustee an amount, which through the payment of interest, principal or premium, if any, will provide an amount sufficient to pay the entire amount of the senior debt securities:

•	In the case of senior debt securities denominated in U.S. dollars, U.S. dollars or U.S. government obligations;

•	In the case of senior debt securities denominated in a foreign currency, of money in that foreign currency or foreign government obligations of the foreign government or governments issuing that foreign currency; or

•	A combination of money and U.S. government obligations or foreign government obligations, as applicable;

(2)	Delivering:

•	An opinion of independent counsel that the holders of the senior debt securities of that series will have no federal income tax consequences as a result of that deposit and termination;

•	An opinion of independent counsel that registration is not required under Investment Company Act of 1940;

•	An opinion of counsel as to certain other matters; and

•	Officers’ certificates certifying as to compliance with the senior indenture and other matters; and

(3)	Paying all amounts due under the senior indenture.

Further, the defeasance cannot cause an event of default under the indenture or any other agreement or instrument and no default under the indenture or any such other agreement or instrument can exist at the time the defeasance occurs.

Subordination

The subordinated debt securities will be subordinated in right of payment to all senior debt. In certain circumstances relating to our liquidation, dissolution, receivership, reorganization, insolvency or similar proceedings, the holders of all senior debt will first be entitled to receive payment in full before the holders of the subordinated debt securities will be entitled to receive any payment on the subordinated debt securities.

If the maturity of any subordinated debt securities is accelerated, we will have to repay all senior debt before we can make any payment on the subordinated debt securities.

Unless otherwise specified in the prospectus supplement relating to the particular series of subordinated debt securities, “senior debt” is defined as:

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the principal, premium, if any, unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to us whether or not a claim for post-filing interest is allowed in such proceeding), fees, charges, expenses, reimbursement and indemnification obligations, and all other amounts payable under or in respect of the following indebtedness of us for money borrowed, whether any such indebtedness exists as of the date of the indenture or is created, incurred, assumed or guaranteed after such date:

(1)	Any debt (a) for money borrowed by us, or (b) evidenced by a bond, note, debenture, or similar instrument (including purchase money obligations) given in connection with the acquisition of any business, property or assets, whether by purchase, merger, consolidation or otherwise, but shall not include any account payable or other obligation created or assumed in the ordinary course of business in connection with the obtaining of materials or services, or (c) which is a direct or indirect obligation which arises as a result of banker’s acceptances or bank letters of credit issued to secure obligations of us, or to secure the payment of revenue bonds issued for the benefit of us whether contingent or otherwise;

(2)	Any debt of others described in the preceding clause (1) which we have guaranteed or for which we are otherwise liable;

(3)	The obligation of us as lessee under any lease of property which is reflected on our balance sheet as a capitalized lease; and

(4)	Any deferral, amendment, renewal, extension, supplement or refunding of any liability of the kind described in any of the preceding clauses (1), (2) and (3).

“Senior debt” does not include:

(i) any such indebtedness, obligation or liability referred to in clauses (1) through (4) above as to which, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such indebtedness, obligation or liability is not superior in right of payment to the subordinated debt securities, or ranks pari passu with the subordinated debt securities, (ii) any such indebtedness, obligation or liability which is subordinated to indebtedness of us to substantially the same extent as or to a greater extent than the subordinated debt securities are subordinated, (iii) any indebtedness to one of our subsidiaries and (iv) the subordinated debt securities.

The subordinated indenture does not limit or prohibit the incurrence of additional senior indebtedness, which may include indebtedness that is senior to the subordinated debt securities, but subordinate to our other obligations. Any prospectus supplement relating to a particular series of subordinated debt securities will set forth the aggregate amount of our indebtedness senior to the subordinated debt securities as of a recent practicable date.

By reason of this subordination in favor of the holders of senior indebtedness, in the event of an insolvency, our creditors who are not holders of senior indebtedness may recover less, proportionately, than holders of senior indebtedness and may recover more, proportionately, than holders of the subordinated debt securities.

The prospectus supplement may further describe the provisions, if any, which may apply to the subordination of the subordinated debt securities of a particular series.

Restrictive Covenants

The subordinated indenture does not contain any significant restrictive covenants. The prospectus supplement relating to a series of subordinated debt securities may describe certain restrictive covenants, if any, to which we may be bound under the subordinated indenture.

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DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more shares of Class A common stock or preferred stock, debt securities, warrants or any combination of such securities. In addition, the prospectus supplement relating to units will describe the terms of any units we issue, including as applicable:

•	The designation and terms of the units and the securities included in the units;

•	Any provision for the issuance, payment, settlement, transfer or exchange of the units;

•	The date, if any, on and after which the units may be transferable separately;

•	Whether we will apply to have the units traded on a securities exchange or securities quotation system;

•	Any material U.S. federal income tax consequences; and

•	How, for U.S. federal income tax purposes, the purchase price paid for the units is to be allocated among the component securities.

EXPERTS

The financial statements of Real Goods Solar and its subsidiaries as of December 31, 2012 and 2011, and for the years ended December 31, 2012 and 2011 are incorporated herein by reference in reliance on the report of EKS&H LLLP, independent registered public accounting firm, as experts in accounting and auditing.

The financial statements of Mercury and its subsidiaries as of December 31, 2012 and 2011, and for the years ended December 31, 2012 and 2011 are incorporated herein by reference in reliance on the report of UHY LLP, independent registered public accounting firm, as experts in accounting and auditing.

LEGAL MATTERS

The validity of the securities being offered by this prospectus will be passed upon for us by Brownstein Hyatt Farber Schreck, LLP, Denver, Colorado.

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INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is considered part of this prospectus and any accompanying prospectus supplement, and information filed with the SEC subsequent to this prospectus and any accompanying prospectus supplement and prior to the termination of the particular offering referred to in a prospectus supplement will automatically be deemed to update and supersede this information. We incorporate by reference into this prospectus and any accompanying prospectus supplement the documents listed below (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Exchange Act):

•	Our Annual Report on Form 10-K for the year ended December 31, 2012, filed April 1, 2013, as amended by Amendment No. 1 to Annual Report on Form 10-K/A, filed April 30, 2013;

•	Our Quarterly Reports on Form 10-Q for the period ended March 31, 2013, filed May 15, 2013, the period ended June 30, 3013, filed August 13, 2013, and the period ended September 30, 2013, filed November 14, 2013;

•	Our current reports on Form 8-K (including amendments thereto) filed January 11, 2013, February 5, 2013, February 22, 2013, May 24, 2013, June 3, 2013, June 13, 2013, August 9, 2013, August 12, 2013, August 21, 2013, September 9, 2013, September 10, 2013 (solely with respect to item 8.01), September 27, 2013, November 5, 2013, November 14, 2013, November 15, 2013, November 21, 2013, December 6, 2013, December 9, 2013, December 18, 2013, January 15, 2014 and January 22, 2014; and

•	The description of our Class A common stock contained in our registration statement on Form 8-A filed May 5, 2008 including any other amendments or reports filed for the purpose of updating such description (other than any portion of such filings that are furnished under applicable SEC rules rather than filed).

We also incorporate by reference all documents we subsequently file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the initial filing of the registration statement of which this prospectus is a part (including prior to the effectiveness of the registration statement) and prior to the termination of the offering. Any statement in a document incorporated by reference in this prospectus will be deemed to be modified or superseded to the extent a statement contained in this prospectus or any other subsequently filed document that is incorporated by reference in this prospectus modifies or supersedes such statement. Unless specifically stated to the contrary, none of the information that we disclose under Items 2.02 or 7.01 or corresponding information furnished under Item 9.01 or related exhibits of any Current Report on Form 8-K that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus.

This prospectus is part of a registration statement on Form S-3 that we have filed with the SEC relating to the securities. As permitted by SEC rules, this prospectus does not contain all of the information included in the registration statement and the accompanying exhibits and schedules we file with the SEC. You may refer to the registration statement and the exhibits and schedules for more information about us and our securities. The registration statement and exhibits and schedules are also available at the SEC’s Public Reference Room or through its website.

We will provide, without charge and upon oral or written request, to each person, including any beneficial owner, to whom a copy of this prospectus has been delivered, a copy of any of the documents referred to above as being incorporated by reference into this prospectus but not delivered with it. You may obtain a copy of these filings, at no cost, by writing or calling us at Real Goods Solar, Inc., 833 W. South Boulder Road, Louisville, Colorado 80027, (303) 222-8300.

Exhibits to the filings will not be provided, however, unless those exhibits have been specifically incorporated by reference in this prospectus.

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WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy and information statements and other information with the SEC. You may read and copy any materials we file with the SEC at the SEC’s Public Reference Room in Washington, D.C. at 100 F Street, N.E., Room 1580, Washington, D.C. 20549.

You may obtain information about the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a website that contains information we file electronically with the SEC, which you can access over the Internet at http://www.sec.gov. We maintain a website at http://www.rgsenergy.com with information about our company. Information contained on our website or any other website is not incorporated into this prospectus and does not constitute a part of this prospectus. Our website address referenced above is intended to be an inactive textual reference only and not an active hyperlink to our website.

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Units Consisting of

Class A Common Stock

Series A Warrant to Purchase Shares of Class A Common Stock

Series B Warrant to Purchase Shares of Class A Common Stock, and

Series C Warrant to Purchase Share of Class A Common Stock

Series D Warrant to Purchase Share of Class A Common Stock

Series E Warrant to Purchase Share of Class A Common Stock

PROSPECTUS SUPPLEMENT

                 , 2015

SECURITIES PURCHASE AGREEMENT

SECURITIES PURCHASE AGREEMENT (the “Agreement”), dated as of February 23, 2015, by and among Real Goods Solar, Inc., a Colorado corporation, with headquarters located at 833 West South Boulder Road, Louisville, CO 80027 (the “Company”), and the investors listed on the Schedule of Buyers attached hereto (individually, a “Buyer” and collectively, the “Buyers”).

RECITALS

A. The Company and the Buyers desire to enter into this transaction to purchase the Common Shares (as defined below) and the Warrants (as defined below) pursuant to the Registration Statement (as defined below) which is currently effective, has at least $200,000,000 of initial offering price of unallocated securities available for sale as of the date hereof and has been declared effective in accordance with the Securities Act of 1933, as amended (the “1933 Act”), by the United States Securities and Exchange Commission (the “SEC”).

B. The Series A Warrant Shares, Series B Warrant Shares and Series C Warrant Shares (each, as defined below) shall, in each case, be issued pursuant to the Registration Statement or another registration statement, or, if the Registration Statement or such other registration statement is not available at the time of issuance of such Warrant Shares and, in the case of the Series B Warrants, if the Registration Statement or such other registration statement remains unavailable for a period of sixty (60) consecutive days, shall be issued solely pursuant to the cashless exercise provisions of the applicable Warrant as securities exempt from registration pursuant to Section 3(a)(9) of the 1933 Act. The Series D Warrant Shares and the Series E Warrant Shares (each, as defined below) shall, in each case, be issued pursuant to the Registration Statement, another registration statement or pursuant to the cashless provisions of the applicable Warrant as securities exempt from registration pursuant to Section 3(a)(9) of the 1933 Act.

C. Each Buyer wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, at the Closing (as defined below) (i) that aggregate number of shares of the Company’s Class A common stock, par value $0.0001 per share (the “Common Stock”) set forth opposite such Buyer’s name in column (3) of the Schedule of Buyers attached hereto (which aggregate amount for all Buyers shall be [            ]) (the “Common Shares”), (ii) Series A warrants, in substantially the form attached hereto as Exhibit A (the “Series A Warrants”), to acquire up to that number of additional shares of Common Stock set forth opposite such Buyer’s name in column (4)(a) of the Schedule of Buyers (as exercised, collectively, the “Series A Warrant Shares”), (iii) Series B warrants, in substantially the form attached hereto as Exhibit B (the “Series B Warrants”) to acquire up to that number of additional shares of Common Stock set forth therein (as exercised, collectively, the “Series B Warrant Shares”), (iv) Series C warrants, in substantially the form attached hereto as Exhibit C (the “Series C Warrants”) to acquire up to that number of additional shares of Common Stock set forth therein (as exercised, collectively, the “Series C Warrant Shares”), (v) Series D warrants, in substantially the form attached hereto as Exhibit D (the “Series D Warrants”) to acquire up to that number of additional shares of Common Stock set forth therein (as exercised, collectively, the “Series D Warrant Shares”) and (vi) Series E warrants, in substantially the form attached hereto as Exhibit E (the “Series E Warrants” and together with the Series A Warrants, Series B Warrants, Series C Warrants and Series D Warrants, the “Warrants”) to acquire up to that number of additional shares of Common Stock, as set forth opposite such Buyer’s name in column (4)(b) of the Schedule of Buyers (as exercised, collectively, the “Series E Warrant Shares” and, together with the Series A Warrant Shares, the Series B Warrant Shares, the Series C Warrant Shares and the Series D Warrant Shares, the “Warrant Shares”).

D. The Common Shares, the Warrants and the Warrant Shares collectively are referred to herein as the “Securities”.

NOW, THEREFORE, the Company and each Buyer hereby agree as follows:

1. PURCHASE AND SALE OF COMMON SHARES AND WARRANTS.

(a) Incorporation of Recitals. The “recitals” set forth above shall be incorporated into, and deemed a part of this Agreement.

(b) Closing. Subject to the satisfaction (or waiver) of the conditions set forth in Sections 6 and 7 below, the Company shall issue and sell to each Buyer, and each Buyer severally, but not jointly, agrees to purchase from the Company on the Closing Date (as defined below), (i) the number of Common Shares in an aggregate amount as is set forth opposite such Buyer’s name in column (3) of the Schedule of Buyers, (ii) Series A Warrants to acquire up to that number of Series A Warrant Shares as is set forth opposite such Buyer’s name in column (4)(a) of the Schedule of Buyers, (iii) Series B Warrants to acquire up to that number of additional shares of Common Stock set forth therein, (iv) Series C Warrants to acquire up to that number of additional shares of Common Stock set forth therein, (v) Series D Warrants to acquire up to that number of additional shares of Common Stock set forth therein and (vi) Series E Warrants to acquire up to that number of additional shares of Common Stock, as set forth opposite such Buyer’s name in column (4)(b) of the Schedule of Buyers (the “Closing”). Notwithstanding anything herein to the contrary, the Buyers acknowledge and agree that certain retail investors (the “Retail Investors” and, together with the Buyers, the “Purchasers”) will be participating in the transactions contemplated hereunder on the same terms and conditions as set forth hereunder but such participation may be obtained verbally through sub-agents retained by the Agent (as defined in Section 3(kk)) rather through the execution of this Agreement and settlement of such accounts may occur directly with the participating brokers. The Company hereby acknowledges and agrees that the Closing contemplated by this Agreement shall occur upon the satisfaction of the closing conditions set forth in Section 6 and 7, regardless of whether or not the Retail Investors participate in such transactions.

(c) Purchase Price. The aggregate purchase price for the Common Shares and the Warrants to be purchased by each such Buyer at the Closing (the “Purchase Price”) shall be the amount set forth opposite each Buyer’s name in column (5) of the Schedule of Buyers (less, in the case of                     (the “Lead Investor”), any amounts withheld pursuant to Section 4(f)), which shall be equal to [    ] (as adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction occurring after the date hereof) per Common Share and related Warrants to be purchased by each Buyer at the Closing.

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(d) Closing Date. The date and time of the Closing (the “Closing Date”) shall be 10:00 a.m., New York City time, on the date hereof (or such later date as is mutually agreed to by the Company and each Buyer, but in no event later than February 26, 2015) after notification of satisfaction (or waiver) of the conditions to the Closing set forth in Sections 6 and 7 below at the offices of Schulte Roth & Zabel LLP, 919 Third Avenue, New York, New York 10022, subject to notification of satisfaction (or waiver) of the conditions to the Closing set forth in Sections 6 and 7 below.

(e) Form of Payment. On the Closing Date each Buyer shall pay its Purchase Price to the Company (less, in the case of the Lead Investor, any amounts withheld pursuant to Section 4(f)) by wire transfer of immediately available funds to an escrow account established by the Company and the Agent with Signature Bank (or such other bank mutually agreed to by the Company and the Agent), as escrow agent, in accordance with the Company’s written wire instructions (the “Escrow Account”), which funds shall be subject to the terms and conditions of such escrow and (ii) the Company shall deliver to each Buyer (u) the Common Shares (allocated in the amounts as such Buyer shall request) which such Buyer is then purchasing hereunder, (v) the Series A Warrants (allocated in the amounts as such Buyer shall request) such Buyer is purchasing, (w) the Series B Warrants (allocated in the amounts as such Buyer shall request) such Buyer is purchasing, (x) the Series C Warrants (allocated in the amounts as such Buyer shall request) such Buyer is purchasing, (y) the Series D Warrants (allocated in the amounts as such Buyer shall request) such Buyer is purchasing and (z) the Series E Warrants (allocated in the amounts as such Buyer shall request) such Buyer is purchasing, in each case duly executed on behalf of the Company and registered in the name of such Buyer or its designee.

(f) Escrow. Notwithstanding anything herein to the contrary or in the agreement governing the Escrow Account, if the Closing does not occur on or prior to February 26, 2015, the Company shall, at the written request of a Buyer, promptly cause such Buyer’s Purchase Price to be returned to such Buyer pursuant to wire instructions provided in writing by such Buyer to the Company.

2. BUYER’S REPRESENTATIONS AND WARRANTIES. Each Buyer, severally and not jointly, represents and warrants with respect to only itself that:

(a) Organization; Authority. Such Buyer is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder and thereunder. The execution, delivery and performance by such Buyer of the transactions contemplated by this Agreement has been duly authorized by all necessary action on the part of such Buyer. This Agreement has been duly executed by such Buyer, and when delivered by such Buyer in accordance with the terms hereof, will constitute the valid and legally binding obligation of such Buyer, enforceable against it in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(b) No Conflicts. The execution, delivery and performance by such Buyer of this Agreement and the consummation by such Buyer of the transactions contemplated hereby will not (i) result in a violation of the organizational documents of such Buyer or (ii) conflict

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with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Buyer is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to such Buyer, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such Buyer to perform its obligations hereunder.

(c) No Agent Information. Such Buyer acknowledges and agrees that neither the Agent nor any Affiliate of the Agent has provided such Buyer with any information or advice with respect to the Securities nor is such information or advice necessary or desired. In connection with the issuance of the Securities to such Buyer, neither the Agent nor any of its Affiliates has acted as a financial advisor or fiduciary to such Buyer.

(d) Buyer Status. The Buyer is an “accredited investor,” as defined in Rule 501(a) promulgated under the 1933 Act, and is a “qualified purchaser” under Section 18 of the 1933 Act.

3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to each of the Buyers that, as of the date hereof and as of the Closing Date:

(a) Shelf Registration Statement.

(i) The Company has prepared and filed in conformity with the requirements of the 1933 Act and the published rules and regulations thereunder (the “Rules and Regulations”) adopted by the SEC a “shelf” registration statement on Form S-3 (No. 333-193718), which became effective on February 10, 2014, including a base prospectus, (the “Base Prospectus”) relating to Common Stock, preferred stock, warrants, rights, debt securities or units of the Company that may be sold from time to time by the Company, in accordance with Rule 415 of the 1933 Act, and such amendments thereof as may have been required to the date of this Agreement. The term “Registration Statement” as used in this Agreement means such registration statement, including all exhibits, financial schedules and all documents and information deemed to be part of the Registration Statement by incorporation by reference or otherwise, as amended from time to time, including the information (if any) contained in the form of final prospectus filed with the SEC pursuant to Rule 424(b) of the Rules and Regulations and deemed to be part thereof at the time of effectiveness pursuant to Rules 430A and 430B of the Rules and Regulations. The term “Preliminary Prospectus” means the Base Prospectus, together with any preliminary prospectus supplement used or filed with the SEC pursuant to Rule 424 of the Rules and Regulations. The term “Prospectus” means the Base Prospectus, any Preliminary Prospectus and any amendments or further supplements to such prospectus filed with the SEC, and including, without limitation, the final prospectus supplement (the “Prospectus Supplement”), filed pursuant to and within the limits described in Rule 424(b) with the SEC in connection with the proposed sale of the Securities contemplated by this Agreement through the date of such prospectus supplement. Unless otherwise stated herein, any reference herein to the Registration Statement, any Preliminary Prospectus, the Statutory Prospectus (as

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hereinafter defined) and the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein, including pursuant to Item 12 of Form S-3 under the 1933 Act, which were filed under the Securities Exchange Act of 1934, as amended (the “1934 Act”), on or before the date hereof or are so filed hereafter. Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, any Preliminary Prospectus, the Statutory Prospectus or the Prospectus shall be deemed to refer to and include any such document filed or to be filed under the 1934 Act after the date of the Registration Statement, any such Preliminary Prospectus, Statutory Prospectus or Prospectus, as the case may be, and deemed to be incorporated therein by reference.

(ii) The Company was at the time of the filing of the Registration Statement eligible to use Form S-3. As of the date of this Agreement, the Company is eligible to use Form S-3 under the 1933 Act and it meets the transaction requirements with respect to the aggregate market value of securities being sold pursuant to this offering and during the twelve (12) months prior to this offering, in accordance with General Instruction I.B.1 of Form S-3. The Company filed with the SEC the Registration Statement on such Form S-3, including a Base Prospectus, for registration under the 1933 Act of the offering and sale of the Securities, and the Company has prepared and used a Preliminary Prospectus in connection with the offer and sale of the Securities. When the Registration Statement or any amendment thereof or supplement thereto was or is declared effective and as of the date of the most recent amendment to the Registration Statement, it (i) complied or will comply, in all material respects, with the requirements of the 1933 Act and the Rules and Regulations and the 1934 Act and the rules and regulations of the SEC thereunder and (ii) did not or will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. When any Preliminary Prospectus or Prospectus was first filed with the SEC (whether filed as part of the Registration Statement or any amendment thereto or pursuant to Rule 424 of the Rules) and when any amendment thereof or supplement thereto was first filed with the SEC, such Preliminary Prospectus or Prospectus as amended or supplemented complied in all material respects with the applicable provisions of the 1933 Act and the Rules and Regulations and did not or will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. Notwithstanding the forgoing, the Company makes no representations or warranties as to information contained in or omitted from any Preliminary Prospectus or Prospectus, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of the Buyers, specifically for use therein.

(b) Prospectus. As of the Applicable Time (as defined below) and as of the Closing Date, neither (x) the General Use Free Writing Prospectus(es) (as defined below) issued at or prior to the Applicable Time, the Statutory Prospectus (as defined below), all considered together (collectively, the “General Disclosure Package”), nor (y) any individual Limited Use Free Writing Prospectus (as defined below), when considered together with the General Disclosure Package, included, includes or will include any untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from any Issuer Free Writing Prospectus, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of the Buyers, specifically for use therein. As used in this subsection and elsewhere in this Agreement:

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(i) “Applicable Time” means 5:30 p.m. (New York time) on the date of this Agreement or such other time as agreed to by the Company and the Buyers.

(ii) “Statutory Prospectus” as of any time means the Preliminary Prospectus included in the Registration Statement immediately prior to that time.

(iii) “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 under the 1933 Act, relating to the Securities in the form filed or required to be filed with the SEC or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) under the 1933 Act.

(iv) “General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is identified on Schedule I to this Agreement.

(v) “Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Free Writing Prospectus.

(c) Organization. Each of the Company and its “Subsidiaries” (which, for the purposes of this Agreement means any entity or joint venture which the Company, directly or indirectly, owns any of the capital stock or holds an equity or similar interest) are entities duly organized and validly existing in good standing under the laws of the jurisdiction in which they are formed, and have requisite power and authorization to own or lease their properties and conduct their business as now being conducted and as described in the Registration Statement, the General Disclosure Package and the Prospectus. The Company’s significant Subsidiaries (as such term is defined in Rule 1-02 of Regulation S-X promulgated by the SEC) include (i) those listed in Exhibit 21.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 (the “Annual Report”), other than Real Goods Trading Corporation, Inc. and Real Goods Syndicated, Inc., which have liquidated their assets since December 31, 2013, and (ii) Elemental Energy, LLC, RGS Financing, Inc., Mercury Energy, Inc., Real Goods Solar, Inc. – Mercury Energy, Inc., which were acquired or formed after December 31, 2013. The Subsidiaries are the only subsidiaries, direct or indirect, of the Company. The Subsidiaries set forth on Schedule 3(c) under the heading “Significant Subsidiaries” are referred to herein as the “Significant Subsidiaries.” The Subsidiaries which are not Significant Subsidiaries are not significant subsidiaries as defined in Rule 1-02 of Regulation S-X. The Company and each of the Subsidiaries are duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the conduct of their business makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a Material Adverse Effect. As used in this Agreement, “Material Adverse Effect” means any material adverse effect on (i) the business, properties, assets, operations, results of operations, condition (financial or otherwise) or prospects of the Company and its Subsidiaries, individually or taken as a whole, (ii) the transactions contemplated hereby or in the other Transaction Documents, or (iii) the authority or the ability of the Company to perform its obligations under this Agreement or the other Transaction Documents or to consummate any transactions contemplated by this

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Agreement or the other Transaction Documents. The outstanding shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and are owned by the Company or another Subsidiary free and clear of all liens, encumbrances and equities and claims, except as described in the Registration Statement and the Annual Report; and, except as set forth in the Registration Statement and the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into shares of capital stock or ownership interests in the Subsidiaries are outstanding.

(d) Authorization; Enforcement; Validity. The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, the Irrevocable Transfer Agent Instructions (as defined in Section 5(b)), the Warrants, the Lock-Up Agreements (as defined in Section 3(xx)), the Voting Agreement (as defined in Section 4(n)) and each of the other agreements entered into by the parties hereto in connection with the transactions contemplated by this Agreement (collectively, the “Transaction Documents”) and to issue the Securities, except with respect to the issuance of such number of Warrant Shares exceeding the number of authorized shares, subject to obtaining the Shareholder Approval and effecting the Reverse Stock Split and the Authorized Shares Increase Amendment (each, as defined in Section 4(p)), in accordance with the terms hereof and thereof. The execution and delivery of the Transaction Documents by the Company and, except with respect to the issuance of such number of Warrant Shares exceeding the number of authorized shares, subject to receiving the Shareholder Approval and effecting the Reverse Stock Split and the Authorized Shares Increase Amendment, the consummation by the Company of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Warrants, the reservation for issuance and the issuance of the Common Shares and the reservation for issuance and the issuance of the Warrant Shares issuable upon exercise of the Warrants have been duly authorized by the Company’s Board of Directors, and, no further filing, consent, or authorization is required by the Company, its Board of Directors or its shareholders. This Agreement and the other Transaction Documents have been duly executed and delivered by the Company, and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(e) Issuance of Securities. The outstanding shares of Common Stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; the Securities to be issued and sold by the Company, except with respect to the issuance of such number of Warrant Shares exceeding the number of authorized shares, subject to receiving the Shareholder Approval and effecting the Reverse Stock Split and the Authorized Shares Increase Amendment, have been duly authorized and when issued and paid for as contemplated herein in accordance with the terms of the Transaction Documents will be free from all taxes, liens and charges with respect to the issue thereof, validly issued, fully paid and non-assessable; and no preemptive rights of shareholders exist with respect to any of the Securities or the issue and sale thereof. As of the Closing, a number of shares of Common Stock shall have initially been duly

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authorized and reserved for issuance which equals 85,002,328 shares of Common Stock (as adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction occurring after the date hereof) to effect the sale of the Common Shares hereunder and the exercise of all of the Warrants then outstanding (such number of shares, the “Initial Required Reserve Amount”). As of February 23, 2015, there are 97,657,027 shares of Common Stock authorized and unissued. Neither the offering nor sale of the Securities as contemplated by this Agreement gives rise to any rights, other than those which have been waived or satisfied, for or relating to the registration of any shares of Common Stock. Upon exercise of the Warrants in accordance with the terms thereof the “Warrant Shares” will be validly issued, fully paid and nonassessable and free from all preemptive or similar rights, taxes, liens and charges with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock. Except as set forth in the Registration Statement and the Prospectus, there are no securities or instruments issued by the Company containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities.

(f) Equity Capitalization. The Company has or will have, as the case may be, an authorized, issued and outstanding capitalization as is set forth in the Registration Statement and the Prospectus (subject, in each case, to the issuance of shares of Common Stock upon exercise of stock options and warrants disclosed as outstanding in the Registration Statement and the Prospectus and the grant or issuance of options or shares under existing equity compensation plans or stock purchase plans described in the Registration Statement or the Prospectus), and such authorized capital stock conforms to the description thereof set forth in the Registration Statement and the Prospectus. Except as disclosed on Schedule 3(f) hereto, in the Registration Statement or the Prospectus (i) none of the Company’s capital stock is subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company; (ii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares of capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any shares of capital stock of the Company or any of its Subsidiaries; (iii) there are no material outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing Indebtedness (as defined below) of the Company or any of its Subsidiaries or by which the Company or any of its Subsidiaries is or may become bound; (iv) there are no financing statements securing obligations in any material amounts, either singly or in the aggregate, filed in connection with the Company or any of its Subsidiaries; (v) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the 1933 Act; (vi) there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which

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the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries; (vii) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities; (viii) the Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement; and (ix) the Company and its Subsidiaries have no liabilities or obligations required to be disclosed in the SEC Documents but not so disclosed in the SEC Documents, other than those incurred in the ordinary course of the Company’s or any of its Subsidiary’s’ respective businesses and which, individually or in the aggregate, do not or would not have a Material Adverse Effect. The Company has furnished or made available to the Buyers true, correct and complete copies of the Company’s Articles of Incorporation, as amended and as in effect on the date hereof (the “Articles of Incorporation”), and the Company’s Bylaws, as amended and as in effect on the date hereof (the “Bylaws”), and the terms of all securities convertible into, or exercisable or exchangeable for shares of Common Stock and the material rights of the holders thereof in respect thereto. All of the Securities conform to the description thereof contained in the Registration Statement and the Prospectus. The form of certificates for the Common Shares and the Warrant Shares, as applicable, will conform to the corporate law of the jurisdiction of the Company’s incorporation.

(g) Disclosure.

(i) The SEC has not issued an order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus relating to the proposed offering of the Securities, and no proceeding for that purpose or pursuant to Section 8A of the 1933 Act has been instituted or, to the Company’s Knowledge threatened by the SEC. “Knowledge” in this Agreement shall refer to what any named executive officer of the Company actually knows or reasonably should know. The Registration Statement conforms, and the Prospectus and any amendments or supplements thereto will conform to the requirements of the 1933 Act and the Rules and Regulations. The documents incorporated, or to be incorporated, by reference in the Prospectus (but not the exhibits or schedules thereto), at the time filed with the SEC conformed in all material respects, or will conform in all respects, to the requirements of the 1934 Act, or the 1933 Act, as applicable, and the Rules and Regulations. The Registration Statement and any amendments and supplements thereto do not contain, and on the Closing Date, will not contain any untrue statement of a material fact and do not omit, and on the Closing Date will not omit, to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus and any amendments and supplements thereto do not contain, and on the Closing Date will not contain, any untrue statement of a material fact; and do not omit, and on the Closing Date will not omit, to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, provided, however, that the Company makes no representations or warranties as to information contained in or omitted from the Prospectus, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of the Buyers, specifically for use therein.

(ii) Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities or until any earlier date that the Company notified or notifies the Buyers as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will

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conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein that has not been superseded or modified. If at any time following issuance of an Issuer Free Writing Prospectus, there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in light of the circumstances, not misleading, the Company has notified or will notify promptly the Buyers so that any use of such Issuer Free Writing Prospectus may cease until it is amended or supplemented.

(iii) The Company confirms that neither it nor any other Person acting at its direction has provided any of the Buyers or their agents or counsel with any information that constitutes or could reasonably be expected to constitute material, nonpublic information, which immediately after the 8-K Filing (as defined in Section 4(h)), has not otherwise been publically disclosed. The Company understands and confirms that each of the Buyers will rely on the foregoing representations in effecting transactions in securities of the Company. All disclosure provided to the Buyers regarding the Company, or any of its Subsidiaries, their business and the transactions contemplated hereby furnished by or on behalf of the Company is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each press release issued by the Company or any of its Subsidiaries during the twelve (12) months preceding the date of this Agreement did not at the time of release contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. No event or circumstance has occurred or information exists with respect to the Company or any of its Subsidiaries or its or their business, properties, prospects, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed. The Company acknowledges and agrees that no Buyer makes or has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 2. For purposes of this Agreement, “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

(h) Offering Materials. The Company has not, directly or indirectly, distributed and will not distribute any offering material in connection with the offering and sale of the Securities other than any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and other materials, if any, permitted under the 1933 Act. The Company will file with the SEC all Issuer Free Writing Prospectuses in the time required under Rule 433(d) under the 1933 Act. The Company has satisfied or will satisfy the conditions in Rule 433 under the 1933 Act to avoid a requirement to file with the SEC any electronic road show.

(i) Ineligible Issuer Status. At the time of filing the Registration Statement and (ii) as of the date hereof (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an “ineligible issuer” (as defined in Rule 405 under the 1933 Act, without taking into account any determination by the SEC pursuant to Rule 405 under the 1933 Act that it is not necessary that the Company be considered an ineligible issuer), including, without limitation, for purposes of Rules 164 and 433 under the 1933 Act with respect to the offering of the Securities as contemplated by the Registration Statement.

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(j) Financial Statements. The consolidated financial statements of the Company and the Subsidiaries, together with related notes and schedules as set forth or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, present fairly in all material respects the financial position of the Company and the consolidated Subsidiaries and the results of operations and cash flows of the Company and the consolidated Subsidiaries, at the indicated dates and for the indicated periods. Such consolidated financial statements and related schedules have been prepared in accordance with United States generally accepted accounting principles, consistently applied throughout the periods involved (“GAAP”), except as disclosed therein, and all adjustments necessary for a fair presentation of results for such periods have been made. The summary and selected consolidated financial and statistical data included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus presents fairly in all material respects the information shown therein, at the indicated dates and for the indicated periods, and such data has been compiled on a basis consistent with the financial statements presented therein and the books and records of the Company. All disclosures, if any, contained in the Registration Statement, the General Disclosure Package and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the Rules and Regulations) comply in all material respects with Regulation G of the 1934 Act and Item 10 of Regulation S-K under the 1933 Act, to the extent applicable. The Company and the Subsidiaries do not have any material liabilities or obligations, direct or contingent (including any off-balance sheet obligations or any “variable interest entities” within the meaning of Financial Accounting Standards Board Interpretation No. 46), not disclosed in the Registration Statement, the General Disclosure Package and the Prospectus. There are no financial statements (historical or pro forma) that are required to be included in the Registration Statement, the General Disclosure Package or the Prospectus that are not included as required. No other information provided by or at the direction of the Company to the Buyers which is not included in the SEC Documents (as defined below) contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstance under which they are or were made, not misleading.

(k) Accountants. EKS&H LLLP, who have certified certain of the financial statements filed with the SEC as part of, or incorporated by reference in, the Registration Statement, the General Disclosure Package and the Prospectus, has represented to the Company that it is an independent registered public accounting firm with respect to the Company and the Subsidiaries within the meaning of the 1933 Act and the applicable Rules and Regulations and the Public Company Accounting Oversight Board (United States).

(l) Weaknesses or Changes in Internal Accounting Controls. It being acknowledged that the Company’s Section 404 audit is in process at this time and the results are still pending, neither the Company nor any of the Subsidiaries has during the twelve months prior to the date hereof (i) received any notice or correspondence from any accountant relating to any material weakness in any part of the system of internal accounting controls of the Company or any of its Subsidiaries (ii) become aware of any material weakness in its internal control over financial reporting or change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

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(m) Sarbanes-Oxley. The Company is in compliance with all applicable requirements of the Sarbanes-Oxley Act of 2002, as amended, and all rules and regulations promulgated thereunder, or implementing the provisions thereof (the “Sarbanes-Oxley Act”) that are effective as of the date hereof.

(n) Absence of Litigation. There is no action, suit, proceeding, inquiry or investigation before or by the Principal Market, any court, public board, government agency, self-regulatory organization or body pending or, to the Company’s Knowledge, threatened against or affecting the Company or any of its Subsidiaries, the Common Stock or any of the Company’s Subsidiaries, or any of the Company’s or its Subsidiaries’ officers or directors, whether of a civil or criminal nature or otherwise, in their capacities as such, except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, which is required to be disclosed by the Company in its periodic 1934 Act filings. The matters set forth in the Registration Statement, the General Disclosure Package and the Prospectus, individually or in the aggregate, do not or would not reasonably be expected to have a Material Adverse Effect.

(o) Title. The Company and its Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances and defects except for liens for the benefit of Silicon Valley Bank as disclosed in the Registration Statement and the Prospectus and other Permitted Liens, which, in the case of such other Permitted Liens, do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and any of its Subsidiaries. Any real property and facilities held under lease by the Company and any of its Subsidiaries are held by them under valid, subsisting and enforceable leases conforming in all material respects to the description thereof set forth in the Registration Statement, the General Disclosure Package and the Prospectus.

(p) Taxes. The Company and each of its Subsidiaries (i) has made or filed all U.S. federal, state and foreign income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith, and (iii) has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

(q) Absence of Certain Changes. Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, as each may be amended or supplemented, there has been no material adverse change and no material adverse development in the business, assets, properties, operations, condition (financial or otherwise), results of operations or prospects of the Company or its

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Subsidiaries and there has not been any material transaction entered into by the Company or the Subsidiaries (including, without limitation, (i) declaration or payment of any dividends, (ii) sale of any assets, individually or in the aggregate, in excess of $500,000 or (iii) any capital expenditures, individually or in the aggregate, in excess of $250,000, other than transactions in the ordinary course of business and transactions described in the Registration Statement, the General Disclosure Package and the Prospectus, as each may be amended or supplemented. The Company and the Subsidiaries have no material contingent obligations which are not disclosed in the Company’s consolidated financial statements which are included in the Registration Statement, the General Disclosure Package and the Prospectus. Neither the Company nor any of its Subsidiaries has taken any steps to seek protection pursuant to any bankruptcy law nor does the Company have any Knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings or any actual Knowledge of any fact that would reasonably lead a creditor to do so. The Company and its Subsidiaries, individually and on a consolidated basis, are not as of the date hereof, and after giving effect to the transactions contemplated hereby to occur at the Closing, will not be Insolvent (as defined below). For purposes of this Agreement, (x) “Insolvent” means, with respect to any Person, (i) the present fair saleable value of such Person’s assets is less than the amount required to pay such Person’s total Indebtedness (as defined below), (ii) such Person is unable to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, (iii) such Person intends to incur or believes that it will incur debts that would be beyond its ability to pay as such debts mature or (iv) such Person has unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted, (y) “Indebtedness” of any Person means, without duplication (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services, including, without limitation, “capital leases” in accordance with GAAP (other than trade payables entered into in the ordinary course of business consistent with past practice), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with GAAP, consistently applied for the periods covered thereby, is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above, and (z) “Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any Indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary

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effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto.

(r) No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and any of its Subsidiaries parties to any of the Transaction Documents and the consummation by the Company and any of its Subsidiaries of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Common Shares and the Warrants and reservation for issuance and issuance of the Common Shares and the Warrant Shares) will not (i) except with respect to the issuance of such number of Warrant Shares exceeding the number of authorized shares, subject to receipt of the Shareholder Approval and effecting the Reverse Stock Split and the Authorized Shares Increase Amendment, result in a violation of its Articles of Incorporation or Bylaws, any memorandum or articles of association, articles of incorporation, certificate of formation, bylaws, any certificate of designations or other constituent documents of the Company or any of its Subsidiaries, any capital stock of the Company or any of its Subsidiaries or the articles of association or bylaws of the Company or any of its Subsidiaries or (ii) after Complying with Nasdaq Rule 5250(e)(2), conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) in any respect under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of their respective properties is bound, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including other foreign, federal and state securities laws and regulations and the rules and regulations of The NASDAQ Capital Market (the “Principal Market”) and including all applicable laws of the State of Colorado and any foreign, federal and state laws, rules and regulations) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected.

(s) Contracts. There is no document, contract or other agreement required to be described in the Registration Statement or Prospectus or to be filed as an exhibit to the Registration Statement which is not described or filed as required by the 1933 Act or the Rules and Regulations. Each description of a contract, document or other agreement in the Registration Statement and the Prospectus accurately reflects in all material respects the terms of the underlying contract, document or other agreement. Each contract, document or other agreement described in the Registration Statement and Prospectus or listed in the exhibits to the Registration Statement or incorporated by reference is in full force and effect and is valid and enforceable by and against the Company in accordance with its terms (except as rights to indemnity and contribution thereunder may be limited by federal or state securities laws and matter of public policy and except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and by general equitable principle). Neither the Company nor any of its Subsidiaries nor, to the Company’s Knowledge, any other party is in default in the observance or performance of any term or obligation to be performed by it under any such agreement or any other agreement or instrument to which the Company or its Subsidiaries is a party or by which the Company or its Subsidiaries or their respective properties or businesses may be bound, and no event has occurred which with notice or lapse of time or both would constitute such a default, in any such case in which the default or event, individually or in the aggregate, would have a Material Adverse Effect.

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(t) Regulatory Approvals. Each approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company of this Agreement and the consummation of the transactions herein contemplated (except such additional steps as may be required by the SEC, the Financial Industry Regulatory Authority, Inc. (the “FINRA”) or such additional steps as may be required under state securities or Blue Sky laws) has been obtained or made and is in full force and effect.

(u) Conduct of Business. Neither the Company nor any of its Subsidiaries is in violation of any term of or in default under any certificate of designations of any outstanding series of preferred stock of the Company (if any), its Articles of Incorporation or Bylaws or their organizational charter or memorandum of association or articles of incorporation or articles of association or bylaws, respectively. Neither the Company nor any of its Subsidiaries is in violation of any judgment, decree or order or any statute, ordinance, rule or regulation applicable to the Company or any of its Subsidiaries, and neither the Company nor any of its Subsidiaries will conduct its business in violation of any of the foregoing, except for possible violations which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(v) Intellectual Property. The Company and its Subsidiaries own or possess adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, original works of authorship, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and other intellectual property rights and all applications and registrations therefor (“Intellectual Property Rights”) necessary to conduct their respective businesses as now conducted. Each of patents owned by the Company or any of its Subsidiaries is listed in the Registration Statement and the Prospectus. Except as set forth in the Registration Statement and the Prospectus, none of the Company’s Intellectual Property Rights have expired or terminated or have been abandoned or are expected to expire or terminate or are expected to be abandoned, within three years from the date of this Agreement. The Company does not have any Knowledge of any infringement by the Company or its Subsidiaries of Intellectual Property Rights of others. There is no claim, action or proceeding being made or brought, or to the Knowledge of the Company or any of its Subsidiaries, being threatened, against the Company or any of its Subsidiaries regarding its Intellectual Property Rights. Neither the Company nor any of its Subsidiaries is aware of any facts or circumstances which might give rise to any of the foregoing infringements or claims, actions or proceedings. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their Intellectual Property Rights. There are no outstanding options, licenses or agreements of any kind relating to the Intellectual Property Rights of the Company that are required to be described in the Registration Statement, the General Disclosure Package and the Prospectus and are not described therein in all material respects. The Company is not a party to or bound by any options, licenses or agreements with respect to the Intellectual Property Rights of any other person or entity that are required to be set forth in the Prospectus and are not described therein in all material respects. None of the technology employed by the Company and material to the Company’s business has

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been obtained or is being used by the Company in violation of any contractual obligation binding on the Company or, to the Company’s Knowledge, any of its officers, directors or employees or, to the Company’s Knowledge, otherwise in violation of the rights of any persons; the Company has not received any written or oral communications alleging that the Company has violated, infringed or conflicted with, or, by conducting its business as set forth in the Registration Statement, the General Disclosure Package or the Prospectus, would violate, infringe or conflict with, any of the Intellectual Property Rights of any other person or entity. The Company knows of no material infringement by others of Intellectual Property Rights owned by or licensed to the Company.

(w) Manipulation of Prices. The Company has not, and to its Knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result, or that could reasonably be expected to cause or result, in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) other than the Agent or other agents with respect to prior offerings which have been disclosed in the Registration Statement, the General Disclosure Package or the Prospectus, sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities, or (iii) other than the Agent or other agents with respect to prior offerings, paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

(x) Investment Company Act. Neither the Company nor any Subsidiary is, and upon consummation of the sale of the Securities, and for so long any Buyer holds any Securities, will be, an “investment company,” a company controlled by an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended.

(y) Internal Accounting Controls.

(i) The Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset and liability accountability, (iii) access to assets or incurrence of liabilities is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any difference.

(ii) The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 under the 1934 Act) that are effective in ensuring that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the SEC, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is accumulated and communicated to the Company’s management, including its principal executive officer or officers and its principal financial officer or officers, as appropriate, to allow timely decisions regarding required disclosure.

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(z) Industry and Market Data. The statistical, industry-related and market-related data, if any, included in the Registration Statement, the General Disclosure Package and the Prospectus are based on or derived from sources which the Company reasonably and in good faith believes are reliable and accurate, and such data agree in all material respects with the sources from which they are derived.

(aa) Money Laundering Laws. The operations of the Company and the Subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any or its Subsidiaries with respect to the Money Laundering Laws is pending or, to the Company’s knowledge, threatened.

(bb) Office of Foreign Assets Control. Neither the Company nor, to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(cc) Insurance. The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. Neither the Company nor any such Subsidiary has been refused any insurance coverage sought or applied for and neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers, in each case, as may be necessary to continue its business at a cost that, individually or in the aggregate, do not or would not reasonably be expected to have a Material Adverse Effect.

(dd) Employee Benefits. The Company and each Subsidiary is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company and each Subsidiary would have any material liability; the Company and each Subsidiary has not incurred and does not expect to incur material liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended (the “Code”); and each “pension plan” for which the Company or any Subsidiary would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

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(ee) Employee Relations.

(i) Neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement or employs any member of a union. The Company and its Subsidiaries believe that its relations with its employees are good. No current executive officer of the Company or any of its Subsidiaries (as defined in Rule 501(f) of the 1933 Act) has notified the Company or any such Subsidiary that such officer intends to leave the Company or any such Subsidiary or otherwise terminate such officer’s employment with the Company or any such Subsidiary. No current executive officer of the Company or any of its Subsidiaries is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters, except where such violation would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(ii) The Company and its Subsidiaries are in compliance with all federal, state, local and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(ff) Transactions with Affiliates. Except as otherwise described in Schedule 3(ff), to the Company’s Knowledge, there are no affiliations or associations between any member of the FINRA and any of the Company’s officers, directors or 5% or greater securityholders, except as set forth in the Registration Statement. There are no relationships or related-party transactions involving the Company or any of the Subsidiaries or, to the Knowledge of the Company, any other person required to be described in the Prospectus which have not been described in the Registration Statement or the Prospectus, as required.

(gg) Environmental Laws. The Company and its Subsidiaries (i) are in compliance with any and all Environmental Laws (as hereinafter defined), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval where, in each of the foregoing clauses (i), (ii) and (iii), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect. The term “Environmental Laws” means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

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(hh) Listing; 1934 Act Registration. The Common Stock is listed for trading on the Principal Market. The Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the 1934 Act or the quotation of the Common Stock on the Principal Market, and except as disclosed in Schedule 3(hh), the Company has not received any notification that the SEC or the Principal Market is contemplating terminating such registration or quotation. Without limiting the generality of the foregoing, except as disclosed in Schedule 3(hh), the Company is not in violation of any of the rules, regulations or requirements of the Principal Market and has no Knowledge of any facts or circumstances that would reasonably lead to delisting or suspension of the Common Stock by the Principal Market in the foreseeable future. During the two (2) years prior to the date hereof, the Common Stock has been designated for quotation on the Principal Market. During the two (2) years prior to the date hereof, (i) trading in the Common Stock has not been suspended by the SEC or the Principal Market and (ii) the Company has received no communication, written or oral, from the SEC or the Principal Market regarding the suspension or delisting of the Common Stock from the Principal Market. The Company and its Subsidiaries possess all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations or permits would not have, individually or in the aggregate, a Material Adverse Effect, and neither the Company nor any such Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

(ii) Contributions; Foreign Corrupt Practices. Neither the Company, nor any of its Subsidiaries, nor any director, officer, agent, employee or other Person acting on behalf of the Company or any of its Subsidiaries has, in the course of its actions for, or on behalf of, the Company or any of its Subsidiaries (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

(jj) No Integrated Offering. The Company has not sold or issued any securities that would be integrated with the offering of the Securities contemplated by this Agreement pursuant to the 1933 Act, the Rules and Regulations or the interpretations thereof by the SEC. None of the Company, its Subsidiaries, any of their affiliates, and any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Securities to require approval of shareholders of the Company for purposes of any applicable shareholder approval provisions, including, without limitation, Nasdaq Rule 5635. None of the Company, its Subsidiaries, their affiliates and any Person acting on their behalf will take any action or steps referred to in the preceding sentence that would cause the offering of the Securities to be integrated with other offerings for purposes of any such applicable shareholder approval provisions.

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(kk) Brokerage Fees; Commissions. Except as set forth in any of the Transaction Documents, the Registration Statement and the Prospectus, neither the Company nor any of its Subsidiaries is a party to any contract, agreement or understanding with any person that would give rise to a valid claim against the Company or the Buyers for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities. The Company shall pay, and hold the Buyer harmless against, any liability, loss or expense (including, without limitation, attorneys’ fees and out-of-pocket expenses) arising in connection with any such claim. The Company acknowledges that it has engaged WestPark Capital, Inc. as placement agent (the “Agent”) in connection with the sale of the Securities. Other than the Agent, neither the Company nor any of its Subsidiaries has engaged any placement agent or other agent in connection with the sale of the Securities.

(ll) Consents. Neither the Company nor any of its Subsidiaries is required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency or any regulatory or self-regulatory agency or any other Person in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents, in each case in accordance with the terms hereof or thereof which have not been previously obtained or made. All consents, authorizations, orders, filings and registrations which the Company or any of its Subsidiaries is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the Closing Date, and the Company and its Subsidiaries are unaware of any facts or circumstances that might prevent the Company or any of its Subsidiaries from obtaining or effecting any of the registration, application or filings pursuant to the preceding sentence. The issuance by the Company of the Securities shall not have the effect of delisting or suspending the Common Stock from the Principal Market.

(mm) Acknowledgment Regarding Buyer’s Purchase of Securities. The Company acknowledges and agrees that each Buyer is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby and that no Buyer is (i) an officer or director of the Company or any of its Subsidiaries, (ii) an “affiliate” of the Company or any of its Subsidiaries (as defined in Rule 144) or (iii) to the Knowledge of the Company, a “beneficial owner” of more than 10% of the shares of Common Stock (as defined for purposes of Rule 13d-3 of the 1934 Act). The Company further acknowledges that no Buyer is acting as a financial advisor or fiduciary of the Company or any of its Subsidiaries (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby, and any advice given by a Buyer or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to such Buyer’s purchase of the Securities. The Company further represents to each Buyer that the Company’s decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives.

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(nn) Dilutive Effect. The Company understands and acknowledges that the number of Warrant Shares issuable pursuant to the terms of the Warrants will increase in certain circumstances. The Company further acknowledges that its obligation to issue Warrant Shares upon exercise of the Warrants in accordance with this Agreement and the Warrants is, in each case, absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other shareholders of the Company, subject to the terms of the Warrants and the other Transaction Documents.

(oo) Application of Takeover Protections; Rights Agreement. The Company and its board of directors have taken all necessary action, if any, in order to exempt the Company’s issuance of the Securities and any Buyer’s ownership of the Securities from the provisions of any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Articles of Incorporation of the Company or the laws of the state of its incorporation which is or could become applicable to any Buyer as a result of the transactions contemplated by this Agreement, including, without limitation, the Company’s issuance of Securities and each Buyer’s ownership of the Securities. Except as set forth in the Registration Statement and the Prospectus, the Company does not have any shareholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change in control of the Company.

(pp) Subsidiary Rights. The Company or one of its Subsidiaries has the unrestricted right to vote, and (subject to limitations imposed by applicable law) to receive dividends and distributions on, all capital securities of its Subsidiaries as owned by the Company or such Subsidiary.

(qq) Off Balance Sheet Arrangements. There is no transaction, arrangement, or other relationship between the Company and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in its 1934 Act filings and is not so disclosed or that otherwise would be reasonably likely to have a Material Adverse Effect.

(rr) Transfer Taxes. On the Closing Date, all stock transfer or other similar taxes (other than income or similar taxes) which are required to be paid in connection with the sale and transfer of the Securities to be sold to each Buyer hereunder will be, or will have been, fully paid or provided for by the Company, and all laws imposing such taxes will be or will have been complied with.

(ss) Acknowledgement Regarding Buyers’ Trading Activity. Anything in this Agreement or elsewhere herein to the contrary notwithstanding, it is understood and acknowledged by the Company (i) that none of the Buyers have been asked by the Company or its Subsidiaries to agree, nor has any Buyer agreed with the Company or its Subsidiaries, to desist from purchasing or selling, long and/or short, securities of the Company, or “derivative” securities based on securities issued by the Company or to hold the Securities for any specified term; (ii) that past or future open market or other transactions by any Buyer, including, without limitation, short sales or “derivative” transactions, before or after the closing of this or future transactions, may negatively impact the market price of the Company’s publicly-traded securities; (iii) that any Buyer, and counter parties in “derivative” transactions to which any such Buyer is a party, directly or indirectly, presently may have a “short” position in the Common Stock; and (iv) that such Buyer shall not be deemed to have any affiliation with or

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control over any arm’s length counter-party in any “derivative” transaction. The Company further understands and acknowledges that (a) one or more Buyers may engage in hedging and/or trading activities at various times during the period that the Securities are outstanding, including, without limitation, during the period that the value of the Warrant Shares deliverable with respect to Warrants are being determined and (b) such hedging and/or trading activities (if any) could reduce the value of the existing shareholders’ equity interests in the Company at and after the time that the hedging and/or trading activities are being conducted. The Company acknowledges that such aforementioned hedging and/or trading activities do not constitute a breach of this Agreement, the Warrants or any of the documents executed in connection herewith.

(tt) U.S. Real Property Holding Corporation. The Company is not, has never been, and so long as any Securities remain outstanding, shall not become, a U.S. real property holding corporation within the meaning of Section 897 of the Code and the Company shall so certify upon any Buyer’s request.

(uu) Shell Company Status. The Company is not, and has never been, an issuer identified in Rule 144(i)(1).

(vv) Bank Holding Company. Neither the Company nor any of its Subsidiaries or affiliates is subject to the Bank Holding Company Act of 1956, as amended (the “BHCA”) and to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”). Neither the Company nor any of its Subsidiaries or affiliates owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent (25%) or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve. Neither the Company nor any of its Subsidiaries or affiliates exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

(ww) SEC Documents; Financial Statements. Except for the Company’s current report on Form 8-K filed on December 18, 2013, which has been amended by the amended current report on Form 8-K/A filed on August 29, 2014, during the two (2) years prior to the date hereof, the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the 1934 Act (all of the foregoing filed prior to the date hereof, and all exhibits included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”). The Company has delivered to the Buyers or their respective representatives true, correct and complete copies of the SEC Documents not available on the EDGAR system other than annual reports to security holders filed with the SEC as “ARS” filings, which “ARS” filings conformed in form and substance to the reports filed by the Company with the SEC. As of their respective filing dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of their respective filing dates, the financial statements of

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the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with GAAP, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

(xx) Lock-Up Agreements. The Company and each of the parties set forth on Exhibit F-1 hereto has executed and delivered to the Company a lock-up agreement in the form attached hereto as Exhibit F-2 (collectively, the “Lock-Up Agreements”).

(yy) No Undisclosed Events, Liabilities, Developments or Circumstances. No event, liability, development or circumstance has occurred or exists, or is contemplated to occur with respect to the Company, its Subsidiaries or their respective business, properties, prospects, operations or financial condition, that would be required to be disclosed by the Company under applicable securities laws on a registration statement on Form S-1 filed with the SEC relating to an issuance and sale by the Company of its Common Stock and which has not been publicly announced.

(zz) Stock Option Plans. Except as disclosed in the Registration Statement or the Prospectus, each stock option granted by the Company was granted (i) in accordance with the terms of the applicable stock option plan of the Company and (ii) with an exercise price at least equal to the fair market value of the Common Stock on the date such stock option would be considered granted under GAAP and applicable law. No stock option granted under the Company’s stock option plan has been backdated. The Company has not knowingly granted, and there is no and has been no policy or practice of the Company to knowingly grant, stock options prior to, or otherwise knowingly coordinate the grant of stock options with, the release or other public announcement of material information regarding the Company or its Subsidiaries or their financial results or prospects.

(aaa) Indebtedness and Other Contracts.

(i) Neither the Company nor any of its Subsidiaries, except as disclosed in the Registration Statement and the Prospectus or which is otherwise Permitted Indebtedness (as defined below), (i) has any outstanding Indebtedness, individually or in the aggregate, in excess of $100,0000, (ii) is a party to any contract, agreement or instrument, the violation of which, or default under which, by the other party(ies) to such contract, agreement or instrument could reasonably be expected to result in a Material Adverse Effect, (iii) is in violation of any term of or in default under any contract, agreement or instrument relating to any Indebtedness, except where such violations and defaults would not result, individually or in the aggregate, in a Material Adverse Effect, or (iv) is a party to any contract, agreement or instrument relating to any Indebtedness, the performance of which, in the judgment of the Company’s officers, has or is expected to have a Material Adverse Effect. The Registration Statement and the Prospectus provide a detailed description of the material terms of any such outstanding Indebtedness.

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(ii) As used in this subsection and elsewhere in this Agreement:

(1) “Liens” means any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by the Company or any of its Subsidiaries.

(2) “Permitted Indebtedness” means (i) trade payables incurred in the ordinary course of business consistent with past practice, (ii) Permitted Senior Indebtedness, (iii) Indebtedness secured by Permitted Liens described in clauses (iv) and (vi) of the definition of Permitted Liens, (iv) any synthetic lease obligations, or other obligations which are required to be treated as Indebtedness under GAAP, but are otherwise operating lease obligations, (v) letters of credit or bonds entered into in the Company’s ordinary course of business in an amount not to exceed $100,000 in the aggregate and (vi) Indebtedness to Riverside Renewable Energy Investment LLC, as disclosed in the Registration Statement and the Prospectus.

(3) “Permitted Liens” means (i) any Lien for taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, (ii) any statutory Lien arising in the ordinary course of business by operation of law with respect to a liability that is not yet due or delinquent, (iii) any Lien created by operation of law, such as materialmen’s liens, mechanics’ liens and other similar liens, arising in the ordinary course of business with respect to a liability that is not yet due or delinquent or that are being contested in good faith by appropriate proceedings, (iv) Liens (A) upon or in any equipment acquired or held by the Company or any of its Subsidiaries to secure the purchase price of such equipment or Indebtedness incurred solely for the purpose of financing the acquisition or lease of such equipment, or (B) existing on such equipment at the time of its acquisition, provided that the Lien is confined solely to the property so acquired and improvements thereon, and the proceeds of such equipment, (v) Liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by Liens of the type described in clause (iv) above, provided that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the Indebtedness being extended, renewed or refinanced does not increase, (vi) leases or subleases and licenses and sublicenses granted to others in the ordinary course of the Company’s business, not interfering in any material respect with the business of the Company and its Subsidiaries taken as a whole, (vii) Liens in favor of customs and revenue authorities arising as a matter of law to secure payments of custom duties in connection with the importation of goods, (viii) Liens arising from judgments, decrees or attachments, (ix) Liens securing Permitted Senior Indebtedness as in effect on the date hereof.

(4) “Permitted Senior Indebtedness” means Indebtedness incurred pursuant to that certain Loan and Security Agreement dated as of December 19, 2011 by and among Real Goods Energy Tech, INC., Real Goods Trading Corporation,

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Earth Friendly Energy Group Holdings, LLC, Alteris Renewables, INC., Earth Friendly Energy Group, LLC, Solar Works, LLC, Alteris RPS, LLC and Alteris ISI, LLC and Silicon Valley Bank, as such Indebtedness may be refinanced, amended or extended.

(bbb) No Additional Agreements. Neither the Company nor any of its Subsidiaries has any agreement or understanding with any Buyer with respect to the transactions contemplated by the Transaction Documents other than as specified in the Transaction Documents.

(ccc) No Disagreements with Accountants and Lawyers. There are no material disagreements of any kind presently existing, or reasonably anticipated by the Company to arise, between the Company and the accountants and lawyers formerly or presently employed by the Company and the Company is current with respect to any fees owed to its accountants and lawyers which could affect the Company’s ability to perform any of its obligations under any of the Transaction Documents. In addition, on or prior to the date hereof, the Company had discussions with its accountants about its financial statements previously filed with the SEC. Based on those discussions, the Company has no reason to believe that it will need to restate any such financial statements or any part thereof.

4. COVENANTS.

(a) Best Efforts. Each party shall use its reasonable best efforts timely to satisfy each of the covenants and the conditions to be satisfied by it as provided in Sections 6 and 7 of this Agreement.

(b) Maintenance of Registration Statement.

(i) For so long as any of the Warrants remain outstanding or are potentially issuable hereunder, the Company shall use its reasonable best efforts to maintain the effectiveness of the Registration Statement for the issuance thereunder of the Registrable Securities (as defined below); provided that, if at any time while any Warrants are outstanding, the Company shall be ineligible to utilize Form S-3 (or any successor form) for the purpose of issuance of the Registrable Securities (as defined below) the Company shall use its reasonable best efforts to promptly amend or supplement the Registration Statement or, if necessary, file a new registration statement on such other form as may be necessary to maintain the effectiveness of the Registration Statement or such other registration statement for this purpose. For the purpose of this Agreement, “Registrable Securities” means at least the sum of (i) 200,000,000 shares of Common Stock (as adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction occurring after the date hereof) or such greater number of shares determined by taking into account the Maximum Eligibility Number (as defined in each of the Series B Warrants, the Series C Warrants and the Series D Warrants, without giving effect to the proviso set forth in such definitions) and (ii) any shares of capital stock of the Company issued or issuable with respect to the Common Shares, the Warrants and/or the Warrant Shares as a result of any stock split, stock dividend, recapitalization, exchange, shareholder approval or similar event or adjustment or otherwise, without regard to any limitations on issuance, conversion or exercise thereof.

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(ii) If, on any day after the Closing Date, issuances of all of the Registrable Securities cannot be made upon exercise of the Warrants pursuant to the Registration Statement (including, without limitation, because of a failure to keep the Registration Statement effective, failure to file or cause to become effective any supplements or amendments thereto or other public filings necessary, failure to disclose such information as is necessary for sales to be made pursuant to the Registration Statement, a suspension or delisting of the Common Stock on its principal trading market or exchange, failure to register or list a sufficient number of shares of Common Stock, or ineligibility to issue such Registrable Securities under the Registration Statement pursuant to General Instruction I.B.4.) (a “Maintenance Failure”) then, as partial relief for the damages to any holder of Securities (an “Investor”) by reason of any such delay in or reduction of its ability to receive Registrable Securities upon exercise of the Warrants (which remedy shall not be exclusive of any other remedies available at law or in equity), the Company shall pay to each Investor an amount in cash equal to one percent (1.0%) of the sum of (x) the aggregate Purchase Price of such Investor’s Common Shares and the Series E Warrants and (y) the Aggregate Exercise Price (as defined in the Series B Warrants) paid by such Investor for the exercise of the Series B Warrants of such Investor on each of the following dates: (i) the initial day of a Maintenance Failure; and (ii) on every thirtieth (30th) day (pro-rated for periods totaling less than thirty (30) days) after the initial day after a Maintenance Failure until such Maintenance Failure is cured. The Company shall also pay the reasonable fees of legal counsel of such Investor to enforce the provisions hereof. The payments to which an Investor shall be entitled pursuant to this Section 4(b) are referred to herein as “Registration Delay Payments.” Registration Delay Payments shall be paid on the initial day of a Maintenance Failure, as applicable, and thereafter on the earlier of (I) the thirtieth (30th) day after the event or failure giving rise to the Registration Delay Payments has occurred and (II) the third (3rd) Business Day after the event or failure giving rise to the Registration Delay Payments is cured. In the event the Company fails to make Registration Delay Payments in a timely manner, such Registration Delay Payments shall bear interest at the rate of one and one-half percent (1.5%) per month (prorated for partial months) until paid in full.

(c) Prospectus Supplement and Blue Sky. In the manner required by law, the Company shall have delivered to the Buyers, and as soon as practicable after the Closing, the Company shall file, the Prospectus Supplement with respect to the Securities as required under and in conformity with the 1933 Act, including Rule 424(b) thereunder. If required, the Company, on or before the Closing Date, shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Securities for sale to the Buyers at the Closing pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to the Buyers on or prior to the Closing Date. The Company shall make all filings and reports relating to the offer and sale of the Securities required under applicable securities or “Blue Sky” laws of the states of the United States following the Closing Date.

(d) Use of Proceeds. The Company will use the proceeds from the sale of the Securities for general corporate purposes, for working capital purposes and/or for any scheduled repayment of any outstanding Permitted Senior Indebtedness, but not for the redemption or repurchase of any of its or its Subsidiaries’ equity securities.

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(e) Listing. The Company shall promptly secure the listing of all of the authorized Common Shares and Warrant Shares and promptly secure the listing of all of the Warrant Shares not authorized at Closing promptly upon receiving the Shareholder Approval and effecting the Reverse Stock Split and the Authorized Shares Increase Amendment, in each case, upon each securities exchange and automated quotation system, if any, upon which the Common Stock is then listed, including the Principal Market (subject to official notice of issuance) and shall use its reasonable best efforts to maintain, in accordance with the Transaction Documents, the listing of all Common Shares and Warrant Shares, from time to time issuable under the terms of the Transaction Documents (including, without limitation, by (1) completing the Reverse Stock Split within five (5) Business Days of the Reverse Stock Split Resolution Date (as defined in Section 4(p)) and (2) completing the Authorized Shares Increase Amendment within five (5) Business Days of Authorized Shares Increase Resolution Date (as defined in Section 4(p))). The Company shall maintain the authorization for quotation of the Common Stock, on the Principal Market, or if such authorization is not able to be maintained, on another Eligible Market (as defined in the Warrants). Neither the Company nor any of its Subsidiaries shall take any action which would be reasonably expected to result in the delisting or suspension of the Common Stock on the Principal Market. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 4(e).

(f) Fees. The Company shall reimburse the Lead Investor (a Buyer) or its designee(s) (in addition to any other expense amounts paid to any Buyer or its counsel prior to the date of this Agreement) for all costs and expenses incurred in connection with the transactions contemplated by the Transaction Documents (including all legal fees and disbursements in connection therewith, documentation and implementation of the transactions contemplated by the Transaction Documents and due diligence in connection therewith), without the prior written approval of the Company, in an amount not to exceed $170,000, which amount, at the option of the Buyer, may be withheld by such Buyer from its Purchase Price at the Closing to the extent not previously reimbursed by the Company. The Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or broker’s commissions (other than for Persons engaged by any Buyer) relating to or arising out of the transactions contemplated hereby, including, without limitation, any fees or commissions payable to the Agent.

(g) Pledge of Securities. The Company acknowledges and agrees that the Securities may be pledged by any Investor in connection with a bona fide margin agreement or other bona fide loan or financing arrangement that is secured by the Securities. Such pledge of Securities shall not be deemed to be a transfer, sale or assignment of the Securities hereunder, and no Investor effecting such pledge of Securities shall be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document. The Company hereby agrees, subject to applicable securities laws, to execute and deliver such documentation as a pledgee of the Securities may reasonably request in connection with a pledge of the Securities to such pledgee by an Investor.

(h) Disclosure of Transactions and Other Material Information. The Company shall (i) on or before 9:00 a.m., New York City time, on February 24, 2015, issue a press release reasonably acceptable to the Buyers describing the terms of the transactions contemplated by the Transaction Documents (the “Press Release”) and (ii) on or before 12:00 p.m., New York City time, on February 24, 2015 file a Current Report on Form 8-K describing the terms

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of the transactions contemplated by the Transaction Documents in the form required by the 1934 Act and attaching the material Transaction Documents (including, without limitation, this Agreement, the form of Warrants, the form of the Voting Agreement and the form of Lock-Up Agreement) as exhibits to such filing (including all attachments), the “8-K Filing”). As of immediately following the issuance of the Press Release, no Buyer shall be in possession of any material, nonpublic information received from the Company, any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agents, that is not disclosed in the Press Release or in prior filings with the SEC. In addition, effective upon the issuance of the Press Release, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and any of the Buyers or any of their affiliates, on the other hand, shall terminate. The Company understands and confirms that each of the Buyers will rely on the foregoing in effecting transactions in securities of the Company. The Company shall not, and shall cause each of its Subsidiaries and its and each of their respective officers, directors, employees, affiliates and agents, not to, provide any Buyer with any material, nonpublic information regarding the Company or any of its Subsidiaries from and after the issuance of the Press Release without the express prior written consent of such Buyer. If a Buyer has, or believes it has, received any such material, nonpublic information regarding the Company or any of its Subsidiaries from the Company, any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agents, it may provide the Company with written notice thereof in which case the Company shall, within two (2) Trading Days (as defined in the Warrants) of receipt of such notice, make public disclosure of such material, nonpublic information. In the event of a breach of the foregoing covenant by the Company, any of its Subsidiaries, or any of its or their respective officers, directors, employees, affiliates and agents, in addition to any other remedy provided herein or in the Transaction Documents, a Buyer shall have the right to make a public disclosure, in the form of a press release, public advertisement or otherwise, of such material, nonpublic information without the prior approval by the Company, its Subsidiaries, or any of its or their respective officers, directors, employees, affiliates or agents. No Buyer shall have any liability to the Company, its Subsidiaries, or any of its or their respective officers, directors, employees, affiliates or agents for any such disclosure. To the extent the Company or any of its or their respective officers, directors, employees, affiliates or agents delivers any material, non-public information to a Buyer without such Buyer’s consent, the Company hereby covenants and agrees that such Buyer shall not have any duty of confidentiality to the Company, any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agents with respect to, or a duty to the Company, any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agents not to trade on the basis of, such material, non-public information. Subject to the foregoing, neither the Company, its Subsidiaries nor any Buyer shall issue any press releases or any other public statements with respect to the transactions contemplated by the Transaction Documents; provided, however, that the Company shall be entitled, without the prior approval of any Buyer, to make any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and contemporaneously therewith and (ii) as is required by applicable law, regulation or any Eligible Market on which the Company’s securities are then listed or quoted (provided that in the case of clause (i) each Buyer shall be consulted by the Company in connection with any such press release or other public disclosure

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prior to its release). Without the prior written consent of any applicable Buyer, neither the Company nor any of its Subsidiaries or affiliates shall disclose the name of such Buyer in any filing, announcement, release or otherwise other than in connection with the Registration Statement unless such disclosure is required by law, regulation or any Eligible Market on which the Company’s securities are then listed or quoted. As used herein, “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

(i) Additional Warrants; Variable Securities. So long as any Buyer beneficially owns any Securities, the Company will not issue any Warrants other than to the Buyers as contemplated hereby. During the six (6) month period following the Closing, the Company shall not, in any manner, issue or sell any rights, warrants or options to subscribe for or purchase Common Stock or directly or indirectly convertible into or exchangeable or exercisable for Common Stock at a price which varies or may vary with the market price of the Common Stock, including by way of one or more reset(s) to any fixed price unless the conversion, exchange or exercise price of any such security cannot be less than the then applicable Exercise Price (as defined in each of the Series A Warrants, the Series B Warrants and the Series C Warrants) with respect to the Common Stock into which any Warrant is exercisable. Notwithstanding the foregoing, the Company may issue shares of Common Stock upon conversion of Options and Convertible Securities (each as defined in Section 4(o)) which are outstanding on the day immediately preceding the date hereof; provided that the terms of such Options or Convertible Securities are not amended, modified or changed on or after the date hereof without the prior written consent of the Required Holders; provided, further, that the Company shall be permitted to effect an Option repricing with respect to employee options under its existing Long-Term Incentive Plan.

(j) Corporate Existence. So long as any Buyer beneficially owns any Securities, the Company shall (i) maintain its corporate existence and (ii) not be party to any Fundamental Transaction (as defined in the Warrants) unless the Company is in compliance with the applicable provisions governing Fundamental Transactions set forth in the Warrants.

(k) Reservation of Shares. From and after the Company’s receipt of the Shareholder Approval and its effecting each of the Reverse Stock Split and the Authorized Shares Increase Amendment (such date, the “Authorized Shares Increase Date”), the Company shall increase the number of shares of Common Stock reserved for issuance pursuant to the Transaction Documents such that the aggregate number of shares of Common Stock so reserved shall not be not less than 200,000,000 shares of Common Stock (as adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction occurring after the date hereof) or such greater number of shares of Common Stock determined by taking into account the Maximum Eligibility Number (as defined in each of the Series B Warrants, the Series C Warrants and the Series D Warrants, without giving effect to the proviso set forth in such definitions) (the “Required Reserve Amount”), which amount shall at all times be allocable among any of the Warrants at the sole discretion of the Buyers or the transferees of the Securities. So long as any Buyer owns any Securities, the Company shall take all action necessary to at all times (i) until the Authorized Shares Increase Date, have authorized, and reserved for issuance the Initial Required Reserve Amount and (ii) as of the Authorized Shares Increase Date, have authorized, and reserved for issuance the applicable Required Reserve

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Amount. If at any time the number of shares of Common Stock authorized and reserved for issuance is not sufficient to meet (i) until the Authorized Shares Increase Date, the Initial Required Reserve Amount and (ii) as of the Authorized Shares Increase Date, the Required Reserve Amount, then, in each case, the Company will promptly take all corporate action necessary to authorize and reserve a sufficient number of shares, including, without limitation, calling a special meeting of shareholders to authorize additional shares to meet the Company’s obligations under Section 3(e), in the case of an insufficient number of authorized shares, obtain shareholder approval of an increase in such authorized number of shares, and voting the management shares of the Company in favor of an increase in the authorized shares of the Company to ensure that the number of authorized shares is sufficient to meet the Initial Required Reserve Amount or the Required Reserve Amount, as applicable. Upon any increase in the number of authorized or unreserved shares of Common Stock of the Company following the date hereof, the Company shall use such increased number of authorized shares to satisfy its obligations to keep the Initial Required Reserve Amount or the Required Reserve Amount of shares, as applicable, reserved for the Securities before reserving or using shares for any other purpose. Notwithstanding anything to the contrary herein or in any of the Transaction Documents, until the Company’s receipt of the Shareholder Approval and its effecting each of the Reverse Stock Split and the Authorized Shares Increase Amendment, (i) the Company shall not issue any shares of Common Stock to the Agent upon exercise of the Warrants issued to the Agent by the Company as compensation for the transactions contemplated by this Agreement (the “Agent Warrants”) and (ii) none of the shares reserved as part of the Initial Required Reserve Amount shall be allocated or allocable for the shares of Common Stock issuable upon exercise of the Agent Warrants. The initial number of shares of Common Stock reserved for exercise of the Warrants and each increase in the number of shares so reserved shall be allocated pro rata among the Purchasers, based on the number of shares of Common Stock issuable upon exercise of the Series A Warrants (without regard to any limitations in exercise) issued to each Purchaser on the Issuance Date (the “Authorized Share Allocation”). In the event that a Purchaser shall sell or otherwise transfer any of its Warrants, each transferee shall be allocated a pro rata portion of such holder’s Authorized Share Allocation. Any shares of Common Stock reserved and allocated to any Person which ceases to hold any Warrants shall be allocated to the holders of the remaining Warrants, pro rata based on the shares of Common Stock issuable upon exercise of the Warrants then held by such holders (without regard to any limitations on the exercise of the Warrants).

(l) Conduct of Business. The business of the Company and its Subsidiaries shall not be conducted in violation of any law, ordinance or regulation of any governmental entity, except where such violations would not result, either individually or in the aggregate, in a Material Adverse Effect.

(m) Lock-Up. The Company shall not amend or waive any provision of the Lock-Up Agreements except to extend the term of the lock-up period contained therein and shall enforce the provisions of the Lock-Up Agreements in accordance with their terms. If any party to a Lock-Up Agreement breaches any provision of a Lock-Up Agreement, the Company shall promptly use its best efforts to seek specific performance of the terms of such Lock-Up Agreement.

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(n) Voting Agreement. The Company shall use its reasonable best efforts to effectuate the transactions contemplated by the Voting Agreement substantially in the form attached hereto as Exhibit G (the “Voting Agreement”), executed on or prior to the Closing by the Company, Riverside Renewable Energy Investments, LLC and the Company’s officers and directors holding no less than 14.96% of the issued and outstanding Common Stock plus the number of shares of Common Stock held by the Company’s officers and directors signing the Voting Agreement (collectively, the “Principal Shareholders”). The Company shall not amend or waive any provision of the Voting Agreement and shall enforce the provisions of the Voting Agreement in accordance with its terms. If any of the Principal Shareholders breaches any provision of the Voting Agreement, the Company shall promptly use its best efforts to seek specific performance of the terms of such Voting Agreement in accordance with the terms thereof. In addition, if the Company receives any notice from any of the Principal Shareholders pursuant to the Voting Agreement, the Company shall promptly, but in no event later than two (2) Business Days, deliver a copy of such notice to each Buyer.

(o) Additional Issuances of Securities.

(i) For purposes of this Section 4(o), the following definitions shall apply.

(1) “Convertible Securities” means any stock or securities (other than Options) convertible into or exercisable or exchangeable for shares of Common Stock.

(2) “Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

(3) “Common Stock Equivalents” means, collectively, Options and Convertible Securities.

(ii) The Company shall not, (I) from the date hereof until the first date on or after the thirtieth (30th) day following the date the Company obtains the Shareholder Approval when there is no Equity Conditions Failure (as defined in the Series B Warrants), (the “Trigger Date”) (x) directly or indirectly, offer, sell, grant any option to purchase, or otherwise dispose of (or announce any offer, sale, grant or any option to purchase or other disposition of) any of its or its Subsidiaries’ equity or equity equivalent securities, including without limitation any debt, preferred stock or other instrument or security that is, at any time during its life and under any circumstances, convertible into or exchangeable or exercisable for shares of Common Stock or Common Stock Equivalents (any such offer, sale, grant, disposition or announcement being referred to as a “Subsequent Placement”) or (y) grant any registration rights to any Person that can be exercised prior to such date and (II) from the date hereof until the Company obtains Shareholder Approval, be party to any solicitations, negotiations or discussions with regard to the matters set forth in clause (I)(x) above.

(iii) From the Trigger Date until the two (2) year anniversary of the Closing Date, the Company will not, directly or indirectly, effect any Subsequent Placement unless the Company shall have first complied with this Section 4(o)(iii).

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(1) The Company shall deliver to each Buyer an irrevocable written notice to the contact information as is set forth opposite such Buyer’s name in column (2a) of the Schedule of Buyers attached hereto (the “Offer Notice”) of any proposed or intended issuance or sale or exchange (the “Offer”) of the securities being offered (the “Offered Securities”) in a Subsequent Placement, which Offer Notice shall (w) identify and describe the Offered Securities, (x) describe the price and other terms upon which they are to be issued, sold or exchanged, and the number or amount of the Offered Securities to be issued, sold or exchanged, (y) identify the persons or entities (if known) to which or with which the Offered Securities are to be offered, issued, sold or exchanged and (z) offer to issue and sell to or exchange with such Buyers at least forty percent (40%) of the Offered Securities, allocated among such Buyers (a) based on such Buyer’s pro rata portion of the number of shares of Common Stock issuable upon exercise in full of the Series A Warrants (without regard to any limitations on exercise) purchased hereunder (the “Basic Amount”) and (b) with respect to each Buyer that elects to purchase its Basic Amount, any additional portion of the Offered Securities attributable to the Basic Amounts of other Buyers as such Buyer shall indicate it will purchase or acquire should the other Buyers subscribe for less than their Basic Amounts (the “Undersubscription Amount”), which process shall be repeated until the Buyers shall have an opportunity to subscribe for any remaining Undersubscription Amount.

(2) To accept an Offer, in whole or in part, such Buyer must deliver a written notice to the Company prior to the end of the fifth (5th) Business Day after such Buyer’s receipt of the Offer Notice (the “Offer Period”), setting forth the portion of such Buyer’s Basic Amount that such Buyer elects to purchase and, if such Buyer shall elect to purchase all of its Basic Amount, the Undersubscription Amount, if any, that such Buyer elects to purchase (in either case, the “Notice of Acceptance”). If the Basic Amounts subscribed for by all Buyers are less than the total of all of the Basic Amounts, then each Buyer who has set forth an Undersubscription Amount in its Notice of Acceptance shall be entitled to purchase, in addition to the Basic Amounts subscribed for, the Undersubscription Amount it has subscribed for; provided, however, that if the Undersubscription Amounts subscribed for exceed the difference between the total of all the Basic Amounts and the Basic Amounts subscribed for (the “Available Undersubscription Amount”), each Buyer who has subscribed for any Undersubscription Amount shall be entitled to purchase only that portion of the Available Undersubscription Amount as the Basic Amount of such Buyer bears to the total Basic Amounts of all Buyers that have subscribed for Undersubscription Amounts, subject to rounding by the Company to the extent its deems reasonably necessary. Notwithstanding anything to the contrary contained herein, if the Company desires to modify or amend the terms and conditions of the Offer prior to the expiration of the Offer Period, the Company may deliver to the Buyers a new Offer Notice and the Offer Period shall expire on the third (3rd) Business Day after such Buyer’s receipt of such new Offer Notice.

(3) The Company shall have five (5) Business Days after the expiration of the Offer Period above to offer, issue, sell or exchange all or any part of such Offered Securities as to which a Notice of Acceptance has not been given by the Buyers (the “Refused Securities”) pursuant to a definitive agreement (the “Subsequent Placement Agreement”), but only to the offerees described in the Offer Notice (if so described therein) and only upon terms and conditions (including, without limitation, unit prices and interest rates) that are not more favorable to the acquiring Person or Persons or

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less favorable to the Company than those set forth in the Offer Notice and (ii) to publicly announce (a) the execution of such Subsequent Placement Agreement and (b) either (x) the consummation of the transactions contemplated by such Subsequent Placement Agreement or (y) the termination of such Subsequent Placement Agreement, which, if required to ensure that the Buyers will not be in possession of material non-public information, shall be filed with the SEC on a Current Report on Form 8-K with such Subsequent Placement Agreement and, as so required, any documents contemplated therein filed as exhibits thereto.

(4) In the event the Company shall propose to sell less than all the Refused Securities (any such sale to be in the manner and on the terms specified in Section 4(o)(iii)(3) above), then each Buyer may, at its sole option and in its sole discretion, reduce the number or amount of the Offered Securities specified in its Notice of Acceptance to an amount that shall be not less than the number or amount of the Offered Securities that such Buyer elected to purchase pursuant to Section 4(o)(iii)(2) above multiplied by a fraction, (i) the numerator of which shall be the number or amount of Offered Securities the Company actually proposes to issue, sell or exchange (including Offered Securities to be issued or sold to Buyers pursuant to Section 4(o)(iii)(3) above prior to such reduction) and (ii) the denominator of which shall be the original amount of the Offered Securities. In the event that any Buyer so elects to reduce the number or amount of Offered Securities specified in its Notice of Acceptance, the Company may not issue, sell or exchange more than the reduced number or amount of the Offered Securities unless and until such securities have again been offered to the Buyers in accordance with Section 4(o)(iii)(1) above.

(5) Upon the closing of the issuance, sale or exchange of all or less than all of the Refused Securities, the Buyers shall acquire from the Company, and the Company shall issue to the Buyers, the number or amount of Offered Securities specified in the Notices of Acceptance, as reduced pursuant to Section 4(o)(iii)(4) above if the Buyers have so elected, upon the terms and conditions specified in the Offer. The purchase by the Buyers of any Offered Securities is subject in all cases to the preparation, execution and delivery by the Company and the Buyers of a purchase agreement relating to such Offered Securities in the form executed by all of the purchasers of the Refused Securities.

(6) Any Offered Securities not acquired by the Buyers or other persons in accordance with Section 4(o)(iii)(3) above may not be issued, sold or exchanged until they are again offered to the Buyers under the procedures specified in this Agreement.

(7) The Company and the Buyers agree that if any Buyer elects to participate in the Offer, (x) neither the Subsequent Placement with respect to such Offer nor any other transaction documents related thereto (collectively, the “Subsequent Placement Documents”) shall include any term or provisions whereby any Buyer shall be required to agree to any restrictions in trading as to any securities of the Company owned by such Buyer prior to such Subsequent Placement and (y) the Buyers shall be entitled to the same registration rights provided to the other investors in the Subsequent Placement.

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(8) Notwithstanding anything to the contrary in this Section 4(o) and unless otherwise agreed to by the Buyers, the Company shall either confirm in writing to the Buyers that the transaction with respect to the Subsequent Placement has been abandoned or shall publicly disclose its intention to issue the Offered Securities, in either case in such a manner such that the Buyers will not be in possession of material non-public information, by the tenth (10th) Business Day following delivery of the Offer Notice. If by the tenth (10th) Business Day following delivery of the Offer Notice no public disclosure regarding a transaction with respect to the Offered Securities has been made, and no notice regarding the abandonment of such transaction has been received by the Buyers, such transaction shall be deemed to have been abandoned and the Buyers shall not be deemed to be in possession of any material, non-public information with respect to the Company. Should the Company decide to pursue such transaction with respect to the Offered Securities, the Company shall provide each Buyer with another Offer Notice and each Buyer will again have the right of participation set forth in this Section 4(o)(iii). The Company shall not be permitted to deliver more than one such Offer Notice to the Buyers in any 30 day period (other than the Offer Notices contemplated by the last sentence of Section 4(o)(iii)(2) of this Agreement).

(iv) The restrictions contained in subsections (ii) and (iii) of this Section 4(o) shall not apply in connection with the issuance of any Excluded Securities (as defined in the Warrants).

(p) Shareholder Approval. The Company shall file with the SEC and provide each shareholder of the Company with an information statement complying with the requirements of the 1934 Act and substantially in the form that has been previously reviewed and approved by the Buyers and Schulte Roth & Zabel LLP at the expense of the Company informing such shareholders of the actions taken in accordance with the Resolutions and of the Shareholder Approval (each, as defined below). In addition to the foregoing, if required by any governmental or regulatory agency, the Company shall provide each shareholder entitled to vote at a special or annual meeting of shareholders of the Company (the “Shareholder Meeting”), which shall be called at or prior to the Company’s next annual meeting of shareholders, but in no event later than the date that is seventy-five (75) days after the Closing Date (the “Shareholder Meeting Deadline”), a proxy statement, in a form reasonably acceptable to the Buyers after review by Schulte Roth & Zabel LLP at the expense of the Company, not to exceed $15,000, soliciting each such shareholder’s affirmative vote at the Shareholder Meeting for approval of resolutions (the “Resolutions”) providing for (i) a reverse stock split of the Common Stock to cause the Company to become compliant again with the maintenance and listing requirements of the Principal Market (the “Reverse Stock Split”, the Resolution set forth in this clause (i) is referred to herein as the “Reverse Stock Split Resolution” and the date the reverse Stock Split has been obtained, the “Reverse Stock Split Date”) and (ii) the amendment of the Company’s Articles of Incorporation to increase the number of shares of the Company’s authorized Common Stock by no less than the amount required to reserve the Required Reserve Amount pursuant to Section 4(k) hereof (the “Required Increase”) (the Resolution set forth in this clause (ii) is referred to herein as the “Authorized Shares Increase Resolution” and the

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date the Authorized Shares Increase Resolution has been obtained is referred to herein as the “Authorized Shares Increase Resolution Date”), in each case, in accordance with applicable law, the provisions of the Articles of Incorporation and the rules and regulations of the Principal Market (such affirmative approvals being referred to herein collectively as the “Shareholder Approval” and the date such approvals have been obtained, the “Shareholder Approval Date”), and the Company shall use its reasonable best efforts to solicit its shareholders’ approval of such Resolutions and to cause the Board of Directors of the Company to recommend to the shareholders that they approve the Resolutions. The Company shall be obligated to seek to obtain the Shareholder Approval by the Shareholder Meeting Deadline. If, despite the Company’s reasonable best efforts, the Shareholder Approval is not obtained at the Shareholder Meeting, the Company shall cause an additional Shareholder Meeting to be held each calendar quarter thereafter until Shareholder Approval is obtained. Each time the Company seeks the approval of its shareholders for the Shareholder Approval, the Company’s Board of Directors shall recommend to the Company’s shareholders that the shareholders vote in favor of the Shareholder Approval at the Shareholders Meeting and take all reasonable action to solicit the approval of the shareholders for the Shareholder Approval. Each time the Company seeks the approval of its shareholders for the Shareholder Approval, the Company’s Board of Directors shall recommend to the Company’s shareholders that the shareholders vote in favor of the Shareholder Approval at the Shareholders Meeting and take all reasonable action to solicit the approval of the shareholders for the Shareholder Approval. No later than five (5) Business Days following the Authorized Shares Increase Resolution Date, the Company shall file with the Secretary of State of Colorado a certificate of amendment to the Company’s Articles of Incorporation to effect the Authorized Shares Increase Resolution such that the number of authorized shares of the Company’s Common Stock is increased by no less than the Required Increase, which certificate of amendment shall provide that it shall become immediately effective upon filing (the occurrence of such filing and the amendment filing, the “Authorized Shares Increase Amendment”).

(q) Warrant Share Characteristics. If Warrant Shares are issued upon exercise of the Warrants in a Cashless Exercise (as defined in the Warrants), the Company acknowledges and agrees that in accordance with Section 3(a)(9) of the 1933 Act, the Warrant Shares shall take on the registered characteristics of the Warrants with respect to which such Warrant Shares are being issued, and the holding period of such Warrants may be tacked on to the holding period of the Warrant Shares. The Company agrees not to take any position contrary to this Section 4(q) for purposes of Section 3(a)(9) or Rule 144 of the 1933 Act.

(r) Reporting Status. Until the date on which the Buyers shall have sold all of the Warrant Shares and none of the Warrants are outstanding (the “Reporting Period”), the Company shall timely file all reports required to be filed with the SEC pursuant to the 1934 Act, provided, that for the purposes of this Agreement, a report shall not be considered untimely solely because it is filed after such report’s due date, so long as it is filed within the time periods set forth in Rule 12b-25 of the 1934 Act (“Rule 12b-25”). Further, until such date, the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would no longer require or otherwise permit such termination, and the Company shall take all commercially reasonable actions necessary to maintain its eligibility to issue Securities to the Buyers on Form S-3.

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(s) Public Information. At any time during the period commencing from the six (6) month anniversary of the Closing Date and ending at such time that all of the Securities, if a registration statement is not available for the resale of all of the Securities, may be sold without restriction or limitation pursuant to Rule 144 and without the requirement to be in compliance with Rule 144(c)(1), if the Company shall (i) fail for any reason to satisfy the requirements of Rule 144(c)(1), including, without limitation, the failure to satisfy the current public information requirement under Rule 144(c) or (ii) if the Company has ever been an issuer described in Rule 144(i)(1)(i) or becomes such an issuer in the future, and the Company shall fail to satisfy any condition set forth in Rule 144(i)(2) (a “Public Information Failure”) then, as partial relief for the damages to any holder of Securities by reason of any such delay in or reduction of its ability to sell the Securities (which remedy shall not be exclusive of any other remedies available at law or in equity), the Company shall pay to each such holder an amount in cash equal to one percent (1.0%) of the sum of (x) the aggregate Purchase Price of such Investor’s Common Shares and Series E Warrants and (y) the Aggregate Exercise Price (as defined in the Series B Warrants) paid by such Investor for the exercise of the Series B Warrants of such Investor on the day of a Public Information Failure and on every thirtieth day (pro-rated for periods totaling less than thirty days) thereafter until the earlier of (i) the date such Public Information Failure is cured and (ii) such time that such public information is no longer required pursuant to Rule 144. The payments to which a holder shall be entitled pursuant to this Section 4(s) are referred to herein as “Public Information Failure Payments.” Public Information Failure Payments shall be paid on the earlier of (I) the last day of the calendar month during which such Public Information Failure Payments are incurred and (II) the third Business Day after the event or failure giving rise to the Public Information Failure Payments is cured. In the event the Company fails to make Public Information Failure Payments in a timely manner, such Public Information Failure Payments shall bear interest at the rate of 1.5% per month (prorated for partial months) until paid in full. Notwithstanding the foregoing, no payment shall be required if the Company fails to satisfy the current public information requirement set forth in Rule 144(c) during the grace period provided by Rule 12b-25, so long as the Company makes the applicable filing within the time periods set forth in Rule 12b-25.

(t) Mandatory Exercise. Upon delivery by the Company of a Mandatory Exercise Notice (as defined in the Series B Warrants), each Buyer shall deliver the Aggregate Exercise Price (as defined in the Series B Warrants) on the applicable Mandatory Exercise Date (as defined in the Series B Warrants) with respect to the Mandatory Exercise Amount (as defined in the Series B Warrants) of the Series B Warrants subject to such Mandatory Exercise, so long as the Mandatory Exercise (as defined in the Series B Warrants) is effected pursuant to the terms and conditions of the Mandatory Exercise set forth in Section 1(h) of the Series B Warrants, including, without limitation the satisfaction of the Equity Conditions (as defined in the Series B Warrants).

(u) Closing Documents. On or prior to twenty-five (25) calendar days after the Closing Date, the Company agrees to deliver, or cause to be delivered, to each Buyer and Schulte Roth & Zabel LLP a complete closing set of the executed Transaction Documents, Securities and any other documents required to be delivered to any party pursuant to Section 7 hereof or otherwise.

(v) Series B & Series E Warrants. The Company hereby agrees that a Buyer may at any time after the date hereof submit an Exercise Notice (as defined in each of the Series B Warrants and Series E Warrants) for the exercise of the Series B Warrants and Series E Warrants. The Series B Warrant Shares and Series E Warrant Shares shall be required to be delivered by the Company to such Buyer on or prior to the applicable Share Delivery Date (as defined in each of the Series B Warrants and Series E Warrants, as applicable), subject to the Closing Date occurring on or prior to such date.

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5. REGISTER; TRANSFER AGENT INSTRUCTIONS.

(a) Register. The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to each holder of Securities), a register for the Warrants in which the Company shall record the name and address of the Person in whose name the Warrants have been issued (including the name and address of each transferee) and the number of Warrant Shares issuable upon exercise of the Warrants held by such Person. The Company shall keep the register open and available at all times during business hours for inspection of any Buyer or its legal representatives.

(b) Transfer Agent Instructions. The Company shall issue irrevocable instructions to its transfer agent, and any subsequent transfer agent, in a form acceptable to the Buyer (the “Irrevocable Transfer Agent Instructions”) to issue certificates or credit shares to the applicable balance accounts at DTC, registered in the name of each Buyer or its respective nominee(s), for the Warrant Shares issued pursuant to the terms of the Transaction Documents in such amounts as specified from time to time by each Buyer to the Company upon exercise of the Warrants. The Company warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 5(b) will be given by the Company to its transfer agent, and any subsequent transfer agent, and that the Securities shall otherwise be freely transferable on the books and records of the Company as and to the extent provided in this Agreement and the other Transaction Documents. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to each Buyer. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 5 will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 5, that each Buyer shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

6. CONDITIONS TO THE COMPANY’S OBLIGATION TO SELL.

The obligation of the Company hereunder to issue and sell the Common Shares and the related Warrants to each Buyer at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing each Buyer with prior written notice thereof:

(a) Such Buyer shall have executed this Agreement and each other Transaction Document to be executed by such Buyer, and delivered the same to the Company.

(b) Such Buyer shall have delivered its Purchase Price to the Company (less, in the case of the Lead Investor, the amounts withheld pursuant to Section 4(f)) for the Common Shares and the related Series A Warrants, Series B Warrants, Series C Warrants, Series D Warrants and Series E Warrants being purchased by such Buyer at the Closing by wire transfer of immediately available funds pursuant to an escrow account established by the Company and the Placement Agent with Signature Bank (or such other bank mutually agreed to by the Company and the Agent), as escrow agent, in accordance with the Company’s written wire instructions, which funds shall be subject to the terms and conditions of such escrow.

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(c) The representations and warranties of such Buyer shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) as of such specified date), and such Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Buyer at or prior to the Closing Date.

(d) No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

7. CONDITIONS TO EACH BUYER’S OBLIGATION TO PURCHASE.

The obligation of each Buyer hereunder to purchase the Common Shares and the related Warrants at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for each Buyer’s sole benefit and may be waived by such Buyer at any time in its sole discretion by providing the Company with prior written notice thereof:

(a) The Company shall have duly executed and delivered to such Buyer, each of the following to which it is a party: (i) each of the Transaction Documents, (ii) the Common Shares (allocated in such amounts as such Buyer shall request), being purchased by such Buyer at the Closing pursuant to this Agreement, (iii) the Series A Warrants (allocated in such amounts as such Buyer shall request) being purchased by such Buyer at the Closing pursuant to this Agreement, (iv) the Series B Warrants (allocated in such amounts as such Buyer shall request) being purchased by such Buyer at the Closing pursuant to this Agreement, (v) the Series C Warrants (allocated in such amounts as such Buyer shall request) being purchased by such Buyer at the Closing pursuant to this Agreement, (vi) the Series D Warrants (allocated in such amounts as such Buyer shall request) being purchased by such Buyer at the Closing pursuant to this Agreement and (vii) the Series E Warrants (allocated in such amounts as such Buyer shall request) being purchased by such Buyer at the Closing pursuant to this Agreement.

(b) Such Buyer shall have received the opinions of Brownstein Hyatt Farber Schreck, LLP, the Company’s outside counsel, dated as of the Closing Date, in substantially the form of Exhibit I attached hereto.

(c) The Company shall have delivered to such Buyer a copy of the Irrevocable Transfer Agent Instructions, in the form acceptable to such Buyer, which instructions shall have been delivered to and acknowledged in writing by the Company’s transfer agent.

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(d) The Company shall have delivered to such Buyer a certificate evidencing the formation and good standing of the Company and each of its Significant Subsidiaries in such entity’s jurisdiction of formation issued by the Secretary of State (or comparable office) of such jurisdiction, or a bring down of such good standing from Corporation Service Company, as of a date within ten (10) days before the Closing Date.

(e) The Company shall have delivered to such Buyer a certificate evidencing the Company’s qualification as a foreign corporation and good standing issued by the Secretary of State (or comparable office) of each jurisdiction in which the Company conducts business, or a bring down of such good standing from Corporation Service Company, as of a date within ten (10) days of the Closing Date.

(f) The Company shall have delivered to such Buyer a certified copy of the Articles of Incorporation of the Company and each of its Subsidiaries as certified by the Secretary of State (or comparable office) of the jurisdiction of formation of the Company and each of its Subsidiaries within ten (10) days of the Closing Date.

(g) The Company shall have delivered to such Buyer a certificate, executed by the Secretary of the Company and dated as of the Closing Date, as to (i) the resolutions consistent with Section 3(d) as adopted by the Company’s and each of its Subsidiaries’ Board of Directors in a form reasonably acceptable to such Buyer, (ii) the Articles of Incorporation of the Company and each of its Subsidiaries and (iii) the Bylaws of the Company and each of its Subsidiaries, each as in effect at the Closing, in the form attached hereto as Exhibit J.

(h) The representations and warranties of the Company shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) as of such specified date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Closing Date. Such Buyer shall have received a certificate, executed by the Chief Executive Officer of the Company, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by such Buyer in the form attached hereto as Exhibit K.

(i) The Company shall have delivered to such Buyer a letter from the Company’s transfer agent certifying the number of shares of Common Stock outstanding as of a date within five (5) days before the Closing Date.

(j) The Common Stock (I) shall be designated for quotation or listed on the Principal Market and (II) shall not have been suspended, as of the Closing Date, by the SEC or the Principal Market from trading on the Principal Market, nor shall suspension by the SEC or the Principal Market have been threatened, as of the Closing Date, either (A) in writing by the SEC or the Principal Market or (B) by falling below the minimum listing maintenance requirements of the Principal Market, other than as disclosed in the Registration Statement and Prospectus Supplement.

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(k) The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the sale of the Securities and the transactions contemplated by the Transaction Documents and all payments thereunder.

(l) The Registration Statement shall be effective and available for the issuance and sale of the Securities hereunder and the Company shall have delivered to such Buyer the Prospectus and the Prospectus Supplement as required thereunder.

(m) No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

(n) The Company shall have delivered to each Buyer a Lock-Up Agreement in the form attached hereto as Exhibit F-2 executed and delivered by each of the Persons listed on Exhibit F-1 hereto.

(o) The Voting Agreement shall have been executed and delivered to such Buyer by the Company and the Principal Shareholders.

(p) The Company shall have delivered to such Buyer such other documents relating to the transactions contemplated by this Agreement as such Buyer or its counsel may reasonably request.

8. TERMINATION. In the event that the Closing shall not have occurred with respect to a Buyer on or before five (5) Business Days from the date hereof due to the Company’s or such Buyer’s failure to satisfy the conditions set forth in Sections 6 and 7 above (and the nonbreaching party’s failure to waive such unsatisfied condition(s)), the nonbreaching party shall have the option to terminate this Agreement with respect to such breaching party at the close of business on such date by delivering a written notice to that effect to each other party to this Agreement and without liability of any party to any other party; provided, however, that if this Agreement is terminated pursuant to this Section 8, the Company shall remain obligated to reimburse the Lead Investor or its designee(s), as applicable, for the expenses described in Section 4(f) above.

9. MISCELLANEOUS.

(a) Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any

40

dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(b) Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

(c) Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(d) Severability. If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

(e) Entire Agreement; Amendments. This Agreement and the other Transaction Documents supersede all other prior oral or written agreements between the Buyers, the Company, their affiliates and Persons acting on their behalf with respect to the matters discussed herein, and this Agreement, the other Transaction Documents and the instruments referenced herein and therein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters. Provisions of this Agreement may be amended and the observance

41

thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders who were issued on the Closing Date a majority of the Common Shares and shall include the Lead Investor (the “Required Holders”). Any amendment or waiver effected in accordance with, and any amendment to this Agreement made in conformity with the provisions of this Section 9(e) shall be binding on each Buyer and holders of Securities of the Company as applicable. No such amendment shall be effective to the extent that it applies to less than all of the Buyers of Securities. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration (other than the reimbursement of legal fees) also is offered to all of the parties to the Transaction Documents, the holders of Common Shares and holders of the Warrants. The Company has not, directly or indirectly, made any agreements with any Buyers relating to the terms or conditions of the transactions contemplated by the Transaction Documents except as set forth in the Transaction Documents. Without limiting the foregoing, the Company confirms that, except as set forth in this Agreement, no Buyer has made any commitment or promise or has any other obligation to provide any financing to the Company or otherwise.

(f) Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party) or by electronic mail; or (iii) one Business Day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The addresses, facsimile numbers and e-mail address for such communications shall be:

If to the Company:

Real Goods Solar, Inc.

833 West South Boulder Road,

Louisville, CO 80027

Telephone:    (303) 222-8541

Facsimile:     1-877-835-4834

E-mail:          Dennis.Lacey@rgsenergy.com

Attention:      Dennis Lacey

with a copy (for informational purposes only) to:

Brownstein Hyatt Farber Schreck, LLP

410 Seventeenth Street, Suite 2200

Denver, CO 80202

Telephone:    (303) 223-1100

Facsimile:     (303) 223-1111

E-mail:          KMacdonald@BHFS.com

Attention:      Kristin M. Macdonald

42

If to the Transfer Agent:

Computershare Trust Company, N.A.

350 Indiana Street, Suite 750

Golden, CO 80401

Telephone:

Facsimile:

Attention:

If to a Buyer, to its address, facsimile number and e-mail address set forth on the Schedule of Buyers, with copies to such Buyer’s representatives as set forth on the Schedule of Buyers,

with a copy (for informational purposes only) to:

Schulte Roth & Zabel LLP

919 Third Avenue

New York, New York 10022

Telephone:    (212) 756-2000

Facsimile:     (212) 593-5955

Attention:      Eleazer N. Klein, Esq.

E-mail:          eleazer.klein@srz.com

or to such other address, facsimile number and/or email-address and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine or e-mail containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

(g) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Warrants. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Required Holders, including by way of a Fundamental Transaction (unless the Company is in compliance with the applicable provisions governing Fundamental Transactions set forth in the Warrants). A Buyer may assign some or all of its rights hereunder without the consent of the Company, in which event such assignee shall be deemed to be a Buyer hereunder with respect to such assigned rights

(h) No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except that each Indemnitee shall have the right to enforce the obligations of the Company with respect to Section 9(k).

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(i) Survival. Unless this Agreement is terminated under Section 8, the representations and warranties of the Company and the Buyers contained in Sections 2 and 3, and the agreements and covenants set forth in Sections 4, 5 and 9 shall survive the Closing. Each Buyer shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

(j) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(k) Indemnification. (i) In consideration of each Buyer’s execution and delivery of the Transaction Documents and acquiring the Securities thereunder and in addition to all of the Company’s other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless each Buyer and each other holder of the Securities and all of their shareholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing Persons’ agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby or (c) any cause of action, suit or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company) and arising out of or resulting from (i) the execution, delivery, performance or enforcement of the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (ii) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the Securities, (iii) any disclosure made by such Buyer pursuant to Section 4(h) or (iv) the status of such Buyer or holder of the Securities as an investor in the Company, pursuant to the transactions contemplated by the Transaction Documents; provided, however, that the Company shall not shall be liable in any such case solely to the extent that any such loss, claim, damage, expense or liability arises out of or is based upon an untrue statement or alleged untrue statement in, or omission or alleged omission from any Preliminary Prospectus, any Registration Statement or the Prospectus, or any Issuer Free Writing Prospectus made in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Buyer specifically for use therein. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities that is permissible under applicable law.

44

(ii) Promptly after receipt by an Indemnitee under this Section 9(k) of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving an Indemnified Liability, such Indemnitee shall, if a claim for indemnification in respect thereof is to be made against any indemnifying party under this Section 9(k), deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnitee; provided, however, that an Indemnitee shall have the right to retain its own counsel with the fees and expenses of not more than one counsel for such Indemnitee to be paid by the indemnifying party, if, in the reasonable opinion of the Indemnitee, the representation by such counsel of the Indemnitee and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnitee and any other party represented by such counsel in such proceeding. Legal counsel referred to in the immediately preceding sentence shall be selected by the Investors holding at least a majority of the Registrable Securities. The Indemnitee shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or Indemnified Liabilities by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Indemnitee that relates to such action or Indemnified Liabilities. The indemnifying party shall keep the Indemnitee fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its prior written consent, provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the prior written consent of the Indemnitee, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnitee of a release from all liability in respect to such Indemnified Liabilities or litigation. Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Indemnitee with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnitee under this Section 9(k), except to the extent that the indemnifying party is prejudiced in its ability to defend such action.

(iii) The indemnification required by this Section 9(k) shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Liabilities are incurred.

(iv) The indemnity agreements contained herein shall be in addition to (x) any cause of action or similar right of the Indemnitee against the indemnifying party or others, and (y) any liabilities the indemnifying party may be subject to pursuant to the law.

45

(v) Notwithstanding the forgoing, under no circumstances shall the Company or its Subsidiaries, or their respective directors, officers, employees, consultants, agents or representatives, be responsible or liable for, and no Indemnitee shall be entitled to seek any consequential damages.

(l) No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(m) Remedies. Each Buyer and each holder of the Securities shall have all rights and remedies set forth in the Transaction Documents and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. Furthermore, the Company recognizes that in the event that it fails to perform, observe, or discharge any or all of its obligations under the Transaction Documents, any remedy at law may prove to be inadequate relief to the Buyers. The Company therefore agrees that the Buyers shall be entitled to seek temporary and permanent injunctive relief in any such case without the necessity of proving actual damages and without posting a bond or other security.

(n) Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever any Buyer exercises a right, election, demand or option under a Transaction Document and the Company does not timely perform its related obligations within the periods therein provided, then such Buyer may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

(o) Payment Set Aside. To the extent that the Company makes a payment or payments to the Buyers hereunder or pursuant to any of the other Transaction Documents or the Buyers enforce or exercise their rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, foreign, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

(p) Independent Nature of Buyers’ Obligations and Rights. The obligations of each Buyer under any Transaction Document are several and not joint with the obligations of any other Buyer, and no Buyer shall be responsible in any way for the performance of the obligations of any other Buyer under any Transaction Document. Nothing contained herein or in any other Transaction Document, and no action taken by any Buyer pursuant hereto or

46

thereto, shall be deemed to constitute the Buyers as, and the Company acknowledges that the Buyers do not so constitute, a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Buyers are in any way acting in concert or as a group, and the Company shall not assert any such claim with respect to such obligations or the transactions contemplated by the Transaction Documents and the Company acknowledges, and each Buyer confirms, that the Buyers are not acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents. The Company acknowledges that it has independently participated in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors. Each Buyer shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any other Transaction Documents, and it shall not be necessary for any other Buyer to be joined as an additional party in any proceeding for such purpose.

[Signature Page Follows]

47

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

COMPANY: REAL GOODS SOLAR, INC.

By:
Name: Dennis Lacey Title: Chief Executive Officer

[Signature Page to Securities

Purchase Agreement]

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

BUYERS:

[Lead Investor]

By:	[ ]

By:
Name:
Title:

49

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

BUYERS:

[OTHER BUYER]

By:
Name:
Title:

[Signature Page to Securities

Purchase Agreement]

SCHEDULE OF BUYERS

(1)	(2)	(2a)	(3)		(4)(a)		(4)(b)		(5)		(6)
Buyer	Address, E-mail, Facsimile Number and Telephone Number	Email and Telephone Number for Offer Notices	Number of Common Shares		Number of Series A Warrant Shares		Number of Series E Warrant Shares		Purchase Price		Legal Representative’s Address and Facsimile Number
Lead Investor			[	]	[	]	[	]	$ [	]
[Other Buyers]

EXHIBITS

Exhibit A	Form of Series A Warrant
Exhibit B	Form of Series B Warrant
Exhibit C	Form of Series C Warrant
Exhibit D	Form of Series D Warrant
Exhibit E	Form of Series E Warrant
Exhibit F-1	Parties to Lock-Up Agreement
Exhibit F-2	Form of Lock-Up Agreement
Exhibit G	Form of Voting Agreement
Exhibit H	[Reserved.]
Exhibit I	Form of Opinion of Company’s Outside Counsel
Exhibit J	Form of Secretary’s Certificate
Exhibit K	Form of Officers Certificate

SCHEDULES

Schedule I	List of General Use Free Writing Prospectus
Schedule 3(c)	Significant Subsidiaries
Schedule 3(f)	Equity Capitalization
Schedule 3(ff)	Transactions with Affiliates
Schedule 3(hh)	Listing; 1934 Act Registration

SCHEDULE I

List of General Use Free Writing Prospectus

None

SCHEDULE 3(c)

Significant Subsidiaries

Elemental Energy, LLC

Real Goods Energy Tech, Inc.

RGS Financing, Inc.

Mercury Energy, Inc.

Real Goods Solar, Inc. – Mercury Solar

Alteris Renewables, Inc.

Sunetric Management, LLC

SCHEDULE 3(f)(ii)

Equity Capitalization

Warrant to issued 203,704 shares of Class A Common Stock issued to Silicon Valley Bank dated November 19, 2014.

SCHEDULE 3(ff)

Transactions with Affiliates

Columbia Acorn Fund and Columbia Wanger Asset Management, LLC are affiliated with Columbia Management Investment Distributors, Inc., member FINRA.

SCHEDULE 3(hh)

Listing; 1934 Act Registration

On December 15, 2014, Real Goods Solar, Inc. (the “Company”) received a letter from The Nasdaq Stock Market (“NASDAQ”) notifying the Company that for the last 30 consecutive business days the bid price of the Company’s Class A common stock had closed below the minimum $1.00 per share requirement for continued inclusion on NASDAQ based on Listing Rule 5550(a)(2), and describing a timetable for bringing the Company into compliance with that rule. The Company disclosed this notification on a Form 8-K filed on December 19, 2014.

In addition the Company may not be able to continue to meet the Shareholder Equity listing standards for the Nasdaq Capital Market and may in the future receive a delisting notification with respect to a failure to meet that standard.

[FORM OF SERIES [A] [B] [C] [D] [E] WARRANT]

REAL GOODS SOLAR, INC.

SERIES [A] [B] [C] [D] [E] WARRANT TO PURCHASE COMMON STOCK

Warrant No.:

Number of Shares of Common Stock: [INSERT IN SERIES A & E WARRANTS:             ] [INSERT IN SERIES B, C & D WARRANTS: Determined in accordance with the formula set forth below.]

Date of Issuance: February [26], 2015 (“Issuance Date”)

Real Goods Solar, Inc., a Colorado corporation (the “Company”), hereby certifies that, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, [BUYER], the registered holder hereof or its permitted assigns (the “Holder”), is entitled, subject to the terms set forth below, to purchase from the Company, at the Exercise Price (as defined below) then in effect, at any time or times on or after [            ]1 (the “Initial Exercisability Date”), but not after 11:59 p.m., New York time, on the Expiration Date, (as defined below), up to such number of fully paid and nonassessable shares of Common Stock equal to the Warrant Share Number, subject to adjustment as provided herein (the “Warrant Shares”). Except as otherwise defined herein, capitalized terms in this Warrant to Purchase Common Stock (including any warrants to Purchase Common Stock issued in exchange, transfer or replacement hereof, this “Warrant”), shall have the meanings set forth in Section 17. This Warrant is one of the [INSERT IN SERIES A WARRANT: Series A] [INSERT IN SERIES B WARRANT: Series B] [INSERT IN SERIES C WARRANT: Series C] [INSERT IN SERIES D WARRANT: Series D] [INSERT IN SERIES E WARRANT: Series E] Warrants to purchase Common Stock (the “SPA Warrants”) issued pursuant to Section 1 of that certain Securities Purchase Agreement, dated as of February [23], 2015 (the “Subscription Date”), by and among the Company and the investors (the “Buyers”) referred to therein (the “Securities Purchase Agreement”). Capitalized terms used herein and not otherwise defined shall have the definitions ascribed to such terms in the Securities Purchase Agreement.

1. EXERCISE OF WARRANT.

(a) Mechanics of Exercise. Subject to the terms and conditions hereof (including, without limitation, the limitations set forth in Section 1(f)), this Warrant may be exercised by the Holder at any time or times on or after the Initial Exercisability Date, in whole or in part, by (i) delivery of a written notice, in the form attached hereto as Exhibit A (the “Exercise Notice”), of the Holder’s election to exercise this Warrant and (ii) (A) payment to the Company of an amount equal to the applicable Exercise Price multiplied by the number of Warrant Shares as to which this Warrant is being exercised (the “Aggregate Exercise Price”) in

[1]	[INSERT IN SERIES A & C WARRANTS: Insert the date that is six (6) months immediately following the Issuance Date [August 26, 2015]] [INSERT IN SERIES B, D & E WARRANTS: the Issuance Date]

cash by wire transfer of immediately available funds or (B) [INSERT IN SERIES A, B & C WARRANTS: if the provisions of Section 1(d) are applicable,] by notifying the Company that this Warrant is being exercised pursuant to a Cashless Exercise (as defined in Section 1(d)). The Holder shall not be required to deliver the original Warrant in order to effect an exercise hereunder. [INSERT IN SERIES A, D & E WARRANTS: Execution and delivery of the Exercise Notice with respect to less than all of the Warrant Shares shall have the same effect as cancellation of the original Warrant and issuance of a new Warrant evidencing the right to purchase the remaining number of Warrant Shares. Execution and delivery of an Exercise Notice for all of the then remaining Warrant Shares shall have the same effect as cancellation of the original of this Warrant after delivery of the Warrant Shares in accordance with the terms hereof.] On or before the first (1st) Trading Day following the date on which the Company has received the Exercise Notice, the Company shall transmit by facsimile an acknowledgment of confirmation of receipt of the Exercise Notice to the Holder and the Company’s transfer agent (the “Transfer Agent”). On or before the third (3rd) Trading Day following the date on which the Company has received the Exercise Notice, so long as the Holder delivers the Aggregate Exercise Price (or notice of a Cashless Exercise) on or prior to the second (2nd) Trading Day following the date on which the Company has received the Exercise Notice (the “Share Delivery Date”) (provided that if the Aggregate Exercise Price has not been delivered by such date, the Share Delivery Date shall be one (1) Trading Day after the Aggregate Exercise Price (or notice of a Cashless Exercise) is delivered), the Company shall (X) provided that the Transfer Agent is participating in The Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program, credit such aggregate number of Warrant Shares to which the Holder is entitled pursuant to such exercise to the Holder’s or its designee’s balance account with DTC through its Deposit / Withdrawal At Custodian system, or (Y) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and dispatch by overnight courier to the address as specified in the Exercise Notice, a certificate, registered in the Company’s share register in the name of the Holder or its designee, for the number of Warrant Shares to which the Holder is entitled pursuant to such exercise. The Company shall be responsible for all fees and expenses of the Transfer Agent and all fees and expenses with respect to the issuance of Warrant Shares via DTC, if any. Upon delivery of the Exercise Notice, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date such Warrant Shares are credited to the Holder’s DTC account or the date of delivery of the certificates evidencing such Warrant Shares, as the case may be. [INSERT IN SERIES A, D & E WARRANTS: If this Warrant is submitted in connection with any exercise pursuant to this Section 1(a) and the number of Warrant Shares represented by this Warrant submitted for exercise is greater than the number of Warrant Shares being acquired upon an exercise, then the Company shall as soon as practicable and in no event later than three (3) Trading Days after any exercise and at its own expense, issue a new Warrant (in accordance with Section 7(d)) representing the right to purchase the number of Warrant Shares issuable immediately prior to such exercise under this Warrant, less the number of Warrant Shares with respect to which this Warrant is exercised.] No fractional Warrant Shares are to be issued upon the exercise of this Warrant, but rather the number of Warrant Shares to be issued shall be rounded up to the nearest whole number. The Company shall pay any and all taxes (other than the Holder’s income taxes) which may be payable with respect to the issuance and delivery of Warrant Shares upon exercise of this Warrant. The

Company’s obligations to issue and deliver Warrant Shares in accordance with the terms and subject to the conditions hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination. [INSERT IN SERIES B, C & D WARRANTS: NOTWITHSTANDING ANY PROVISION OF THIS WARRANT TO THE CONTRARY, NO MORE THAN THE MAXIMUM ELIGIBILITY NUMBER OF WARRANT SHARES SHALL BE EXERCISABLE HEREUNDER.]

(b) Exercise Price. For purposes of this Warrant, “Exercise Price” means [            ]2, subject to adjustment as provided herein.

(c) Company’s Failure to Timely Deliver Securities. If the Company shall fail for any reason or for no reason to issue to the Holder on or prior to the Share Delivery Date either (I) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, a certificate for the number of shares of Common Stock to which the Holder is entitled and register such shares of Common Stock on the Company’s share register or if the Transfer Agent is participating in the DTC Fast Automated Securities Transfer Program, to credit the Holder’s balance account with DTC, for such number of shares of Common Stock to which the Holder is entitled upon the Holder’s exercise of this Warrant, (II) if the Registration Statement (as defined in Section 1(d)) covering the issuance of all of the Warrant Shares that are the subject of the Exercise Notice (the “Unavailable Warrant Shares”) is not available for the issuance of such Unavailable Warrant Shares and the Company fails to promptly (x) so notify the Holder and (y) deliver the Warrant Shares electronically without any restrictive legend by crediting such aggregate number of Warrant Shares to which the Holder is entitled pursuant to such exercise to the Holder’s or its designee’s balance account with DTC through its Deposit / Withdrawal At Custodian system (the event described in the immediately foregoing clause (II) is hereinafter referred as a “Notice Failure” and together with the event described in clause (I) above, an “Exercise Failure”) or (III) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, the Company shall fail to issue and deliver a certificate to the Holder and register such shares of Common Stock on the Company’s share register or, if the Transfer Agent is participating in the DTC Fast Automated Securities Transfer Program, credit the Holder’s balance account with DTC for the number of shares of Common Stock to

[2]	[INSERT IN SERIES A & C WARRANTS: $[ ] [INSERT IN SERIES B WARRANT: the lower of (x) [$[ ] (x), the “Fixed Exercise Price”) and (y) (I) in the case of a Mandatory Exercise (as defined below) pursuant to Section 1(h), eighty-five percent (85%) of the lowest Weighted Average Price of the Common Stock for any Trading Day during the three (3) consecutive Trading Days immediately following the date of the applicable Mandatory Exercise Notice Date and (II) otherwise, including, without limitation, in the case of an exercise pursuant to Section 1(a), eighty-five percent (85%) of the lowest Weighted Average Price of the Common Stock for any Trading Day during the three (3) consecutive Trading Days immediately preceding the date of the applicable Exercise Notice or other applicable date of determination, in each such case, with such Weighted Average Price appropriately adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction during the applicable calculation period, in each case] [INSERT IN SERIES D & E WARRANTS: $0.0001]

which the Holder is entitled upon the Holder’s exercise hereunder or pursuant to the Company’s obligation pursuant to clause (ii) below, and if on or after such Trading Day the Holder (or any other Person in respect, or on behalf, of the Holder) purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Holder of all or any portion of the number of shares of Common Stock equal to or any portion of the number of shares of Common Stock issuable upon such exercise that the Holder anticipated receiving from the Company (a “Buy-In”), then, in addition to all other remedies available to the Holder, the Company shall, within three (3) Trading Days after the Holder’s request and in the Holder’s discretion, either (i) pay cash to the Holder in an amount equal to the Holder’s total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the shares of Common Stock so purchased (the “Buy-In Price”), at which point the Company’s obligation to deliver such certificate (and to issue such shares of Common Stock) or credit such Holder’s balance account with DTC for such shares of Common Stock shall terminate, or (ii) promptly honor its obligation to deliver to the Holder a certificate or certificates representing such shares of Common Stock or credit such Holder’s balance account with DTC, as applicable, and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock, times (B) any trading price of the Common Stock selected by the Holder in writing as in effect at any time during the period beginning on the date of the applicable Exercise Notice and ending on the date of such issuance and payment under this Section 3(c). Nothing shall limit the Holder’s right to pursue any other remedies available to it hereunder, at law or in equity, including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock (or to electronically deliver such shares of Common Stock) upon the exercise of this Warrant as required pursuant to the terms hereof.

(d) Cashless Exercise. Notwithstanding anything contained herein to the contrary, [INSERT IN SERIES A, B & C WARRANTS: if the Registration Statement on Form S-3 (File number 333-193718) or other applicable registration statement under the 1933 Act (the “Registration Statement”), covering the issuance of the Unavailable Warrant Shares is not available for the issuance of such Unavailable Warrant Shares [INSERT ONLY IN SERIES B WARRANT: for a period of at least sixty (60) consecutive days,] the Holder may, in its sole discretion, exercise this Warrant in whole or in part and, in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the Aggregate Exercise Price, elect instead to receive upon such exercise the “Net Number” of shares of Common Stock determined according to the following formula (a “Cashless Exercise”):

For purposes of the foregoing formula:

A =	the total number of shares with respect to which this Warrant is then being exercised.

B =	the arithmetic average of the Closing Sale Prices of the Common Stock for the five (5) consecutive Trading Days ending on the date immediately preceding the date of the Exercise Notice.

C =	the Exercise Price then in effect for the applicable Warrant Shares at the time of such exercise.

D =	the Closing Sale Price of the Common Stock on the date of the Exercise Notice.

If Warrant Shares are issued in a Cashless Exercise, the parties acknowledge and agree that in accordance with Section 3(a)(9) of the 1933 Act, the Warrant Shares shall take on the registered characteristics of the warrants being exercised, and the holding period of the warrants being exercised may be tacked on to the holding period of the Warrant Shares. The Company agrees not to take any position contrary to this Section 1(d).

(e) Disputes. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall promptly issue to the Holder the number of Warrant Shares that are not disputed and resolve such dispute in accordance with Section 12.

(f) Beneficial Ownership Limitation on Exercises. Notwithstanding anything to the contrary contained herein, the Company shall not effect the exercise of any portion of this Warrant, and the Holder shall not have the right to exercise any portion of this Warrant, pursuant to the terms and conditions of this Warrant and any such exercise shall be null and void and treated as if never made, to the extent that after giving effect to such exercise, the Holder together with the other Attribution Parties collectively would beneficially own in excess of 9.99% (the “Maximum Percentage”) of the number of shares of Common Stock outstanding immediately after giving effect to such exercise. For purposes of the foregoing sentence, the aggregate number of shares of Common Stock beneficially owned by the Holder and the other Attribution Parties shall include the number of shares of Common Stock held by the Holder and all other Attribution Parties plus the number of shares of Common Stock issuable upon exercise of this Warrant with respect to which the determination of such sentence is being made, but shall exclude the number of shares of Common Stock which would be issuable upon (A) exercise of the remaining, unexercised portion of this Warrant beneficially owned by the Holder or any of the other Attribution Parties and (B) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company (including, without limitation, any convertible notes or convertible preferred stock or warrants, including the Warrants beneficially owned by the Holder or any other Attribution Party subject to a limitation on conversion or exercise analogous to the limitation contained in this Section 1(f). For purposes of this Section 1(f), beneficial ownership shall be calculated in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “1934 Act”). For purposes of this Warrant, in determining the number of outstanding shares of Common Stock the Holder may acquire upon the exercise of this Warrant without exceeding the Maximum Percentage, the Holder may rely on the number of outstanding shares of Common Stock as reflected in (x) the Company’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form

8-K or other public filing with the Securities and Exchange Commission (the “SEC”), as the case may be, (y) a more recent public announcement by the Company or (3) any other written notice by the Company or the Transfer Agent setting forth the number of shares of Common Stock outstanding (the “Reported Outstanding Share Number”). If the Company receives an Exercise Notice from the Holder at a time when the actual number of outstanding shares of Common Stock is less than the Reported Outstanding Share Number, the Company shall (i) notify the Holder in writing of the number of shares of Common Stock then outstanding and, to the extent that such Exercise Notice would otherwise cause the Holder’s beneficial ownership, as determined pursuant to this Section 1(f), to exceed the Maximum Percentage, the Holder must notify the Company of a reduced number of Warrant Shares to be purchased pursuant to such Exercise Notice (the number of shares by which such purchase is reduced, the “Reduction Shares”) and (ii) as soon as reasonably practicable, the Company shall return to the Holder any exercise price paid by the Holder for the Reduction Shares. For any reason at any time, upon the written or oral request of the Holder, the Company shall within one (1) Business Day confirm orally and in writing or by electronic mail to the Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Company, including this Warrant, by the Holder and any other Attribution Party since the date as of which the Reported Outstanding Share Number was reported. In the event that the issuance of shares of Common Stock to the Holder upon exercise of this Warrant results in the Holder and the other Attribution Parties being deemed to beneficially own, in the aggregate, more than the Maximum Percentage of the number of outstanding shares of Common Stock (as determined under Section 13(d) of the 1934 Act), the number of shares so issued by which the Holder’s and the other Attribution Parties’ aggregate beneficial ownership exceeds the Maximum Percentage (the “Excess Shares”) shall be deemed null and void and shall be cancelled ab initio, and the Holder shall not have the power to vote or to transfer the Excess Shares. As soon as reasonably practicable after the issuance of the Excess Shares has been deemed null and void, the Company shall return to the Holder the exercise price paid by the Holder for the Excess Shares. Upon delivery of a written notice to the Company, the Holder may from time to time increase (with such increase not effective until the sixty-first (61st) day after delivery of such notice) or decrease the Maximum Percentage to any other percentage not in excess of 9.99% as specified in such notice; provided that (i) any such increase in the Maximum Percentage will not be effective until the sixty-first (61st) day after such notice is delivered to the Company and (ii) any such increase or decrease will apply only to the Holder and the other Attribution Parties and not to any other holder of SPA Warrants that is not an Attribution Party of the Holder. For purposes of clarity, the shares of Common Stock issuable pursuant to the terms of this Warrant in excess of the Maximum Percentage shall not be deemed to be beneficially owned by the Holder for any purpose including for purposes of Section 13(d) or Rule 16a-1(a)(1) of the 1934 Act. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 1(f) to the extent necessary to correct this paragraph or any portion of this paragraph which may be defective or inconsistent with the intended beneficial ownership limitation contained in this Section 1(f) or to make changes or supplements necessary or desirable to properly give effect to such limitation. The limitation contained in this paragraph may not be waived and shall apply to a successor holder of this Warrant.

(g) Insufficient Authorized Shares. The Company shall not issue shares upon exercise of this Warrant if such shares are not then authorized. From the Issuance Date and prior to the date both of the Reverse Stock Split and the Authorized Shares Increase Amendment have been adopted and become effective, the Company shall initially reserve out of its authorized and unissued Common Stock a number of shares of Common Stock for this Warrant and the Additional Warrants equal to 85,002,328 (as adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction occurring after the Subscription Date). From and after the date the Reverse Stock Split Resolution and the Authorized Shares Increase Resolution (each, as defined in the Securities Purchase Agreement) have been obtained and both the Reverse Stock Split and Authorized Shares Increase Amendment have been adopted and become effective and while this Warrant or any of the Additional Warrants remain outstanding, the Company shall initially reserve out of its authorized and unissued Common Stock at least 200,000,000 shares of Common Stock (as adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction occurring after the Subscription Date) to effect the exercise of this Warrant and all of the Additional Warrants then outstanding or such greater number of shares of Common Stock determined by taking into account the Maximum Eligibility Number (as defined in each of the Series B Warrants, the Series C Warrants and the Series D Warrants, without giving effect to the proviso set forth in such definitions). The number of shares of Common Stock that the Company is required form time to time to reserve from its authorized and unissued capital for the exercise of this Warrant and all of the Additional Warrants is herein referred to as the “Required Reserve Amount” and the failure to have such sufficient number of authorized and unreserved shares of Common Stock is herein referred to as an “Authorized Share Failure”. If at any time while this Warrant remains outstanding the Company does not have at least the Required Reserve Amount of authorized and unreserved shares of Common Stock to satisfy its obligation to reserve for issuance upon exercise of this Warrant and the Additional Warrants, then the Company shall promptly take all action reasonably necessary to increase the Company’s authorized shares of Common Stock to an amount sufficient to allow the Company to reserve the Required Reserve Amount for this Warrant and the Additional Warrants then outstanding. Without limiting the generality of the foregoing sentence, as soon as practicable after the date of the occurrence of an Authorized Share Failure, but in no event later than seventy-five (75) days after the occurrence of such Authorized Share Failure, the Company shall hold a meeting of its shareholders for the approval of an increase in the number of authorized shares of Common Stock. In connection with such meeting, the Company shall provide each shareholder with a proxy statement and shall use its reasonable best efforts to solicit its shareholders’ approval of such increase in authorized shares of Common Stock and to cause its board of directors to recommend to the shareholders that they approve such proposal. Notwithstanding the foregoing, if any such time of an Authorized Share Failure, the Company is able to obtain the written consent of a majority of the shares of its issued and outstanding Common Stock to approve the increase in the number of authorized shares of Common Stock, the Company may satisfy this obligation by obtaining such consent and submitting for filing with the SEC an Information Statement on Schedule 14C. In the event that upon any exercise of this Warrant, the Company does not have sufficient authorized shares to deliver in satisfaction of such exercise, then unless the Holder elects to void such attempted exercise, the Holder may require in lieu of delivering the number of Warrant Shares that the Company is unable to deliver pursuant to this Section 1(g), the Company to pay to the Holder within three (3) Trading Days of the applicable exercise, cash in an amount equal to the greatest Closing Sale Price of the Common Stock on any Trading Day at any time during the period beginning on the date of the applicable Exercise Notice and ending on the date the Company makes the payment provided for in this sentence; provided, however, that any such cash payment shall only apply after the date that is one hundred days (120) immediately following the Issuance Date [INSERT IN SERIES B WARRANT:; provided, further, that any such cash payment shall apply immediately following the Issuance Date if such cash payment is triggered by a Mandatory Exercise pursuant to Section 1(h) or following a Mandatory Exercise Notice delivered to the Holder by the Company pursuant to Section 1(h)]. The initial number of shares of Common Stock reserved for exercise of this Warrant and the Additional Warrants and each increase in the number of shares so reserved shall be allocated pro rata among the Holder and the holders of the other SPA Warrants and Additional Warrants, based on the number of shares of Common Stock issuable upon exercise of [INSERT IN SERIES A WARRANT: this Warrant] [INSERT IN SERIES B, C, D & E WARRANTS: the Series A Warrants] (without regard to any limitations in exercise) issued to the Holder on the Issuance Date (the “Authorized Share Allocation”). In the event that the Holder shall sell or otherwise transfer this Warrant or any of its other Additional Warrants, each transferee shall be allocated a pro rata portion of such holder’s Authorized Share Allocation. Any shares of Common Stock reserved and allocated to any Person which ceases to hold any Warrants shall be allocated to the Holder and the remaining holders of Warrants, pro rata based on the shares of Common Stock issuable upon exercise of the Warrants then held by such holders (without regard to any limitations on the exercise of the Warrants).

(h) [INSERT IN SERIES B WARRANT: Mandatory Exercise at the Company’s Election.

(i) If at any time from and after the date that is thirty-five (35) days following the Issuance Date, no Equity Conditions Failure has occurred during the Equity Conditions Measuring Period relating to the applicable Mandatory Exercise, the Company shall have the right to require the Holder and all, but not less than all, holders of the other SPA Warrants to exercise up to the Mandatory Exercise Amount as designated in the Mandatory Exercise Notice on the Mandatory Exercise Date (each, as defined below) into fully paid, validly issued and nonassessable shares of Common Stock in accordance with Section 1(a) hereof at the Exercise Price as of the Mandatory Exercise Date (a “Mandatory Exercise”). The Company may exercise its right to require exercise under this Section 1(h) by delivering a written notice thereof by facsimile or electronic mail and overnight courier to the Holder and all, but not less than all, of the holders of the other SPA Warrants and the Transfer Agent (the “Mandatory Exercise Notice” and the date the Holder and all the holders of the other SPA Warrants received such notice is referred to as the “Mandatory Exercise Notice Date”). The Mandatory Exercise Notice shall be irrevocable. The Mandatory Exercise Notice shall (i) state (a) the Trading Day on which the Mandatory Exercise shall occur, which Trading Day shall be the third (3rd) Trading Day immediately following the Mandatory Exercise Notice Date (the “Mandatory Exercise Date”), (b) the aggregate number of SPA Warrants which the Company has elected to be subject to Mandatory Exercise from the Holder and all of the holders of the other SPA Warrants pursuant to this Section 1(h) (and analogous provisions under the other SPA Warrants) and (c) the number of shares of Common Stock to be issued to the Holder on the Mandatory Exercise Date and (ii) certify that there has been no Equity Conditions Failure on any day during the period beginning on the first day of the Equity Conditions Measuring Period prior to the Mandatory Exercise Notice Date through the Mandatory Exercise Date. If the Company confirmed that there was no such Equity Conditions Failure as of the Mandatory Exercise Notice Date but an Equity Conditions Failure occurs between the Mandatory Exercise Notice Date and any time through the Mandatory Exercise Date (the “Mandatory Exercise Interim Period”), the Company shall provide the Holder and each holder of the other SPA Warrants a subsequent notice to that effect. If there is an Equity Conditions Failure (which is not waived in writing by the Holder) during such Mandatory Exercise Interim Period, then the Mandatory Exercise shall be null and void with respect to all or any part designated by the Holder of the unexercised Mandatory Exercise Amount subject to the Mandatory Exercise and the Holder shall be entitled to all the rights of a holder of this Warrant with respect to such Mandatory Exercise Amount of this Warrant. The Company may not effect more than one (1) Mandatory Exercise under this Warrant and the other SPA Warrants during any four (4) consecutive Trading Day period. Notwithstanding anything to the contrary in this Section 1(h), until the Mandatory Exercise has occurred, the Mandatory Exercise Amount of this Warrant subject to the Mandatory Exercise may be exercised, in whole or in part, by the Holder into shares of Common Stock pursuant to Section 1(a). All exercises of this Warrant by the Holder after the Mandatory Exercise Notice Date shall reduce the Mandatory Exercise Amount required to be exercised on the Mandatory Exercise Date, unless the Holder otherwise indicates in the applicable Exercise Notice.

(ii) If the Company elects to cause a Mandatory Exercise pursuant to Section 1(h)(i), then it must simultaneously take the same action in the same proportion with respect to all of the other SPA Warrants. For the avoidance of doubt, if the Company elects a Mandatory Exercise of this Warrant pursuant to Section 1(h)(i) (or similar provisions under the other SPA Warrants) with respect to less than all of the Warrant Shares underlying the SPA Warrants then outstanding, then the Company shall require exercise of a number of SPA Warrants from the Holder and each of the holders of the other SPA Warrants equal to the product of (i) the aggregate number of Warrant Shares which the Company has elected to cause to be exercised pursuant to Section 1(h)(i), multiplied by (ii) the fraction, the numerator of which is the sum of the aggregate number of Warrant Shares underlying the SPA Warrant issued to such holder pursuant to the Securities Purchase Agreement and the denominator of which is the sum of the aggregate number of Warrant Shares underlying the SPA Warrants issued to all holders pursuant to the Securities Purchase Agreement (such fraction with respect to each holder is referred to as its “Exercise Allocation Percentage,” and such amount with respect to each holder is referred to as its “Pro Rata Exercise Amount”); provided, however, that in the event that any holder’s Pro Rata Exercise Amount exceeds the outstanding number of SPA Warrants such holder, then such excess Pro Rata Exercise Amount shall be allocated amongst the remaining holders of SPA Warrants in accordance with the foregoing formula. In the event that the initial holder of any SPA Warrants shall sell or otherwise transfer any of such holder’s SPA Warrants, the transferee shall be allocated a pro rata portion of such holder’s Exercise Allocation Percentage and Pro Rata Exercise Amount.]

(i) [INSERT IN SERIES D WARRANT: Automatic Exercise. On [March 16, 2015]4, the Company shall issue to the Holder pursuant to a Cashless Exercise pursuant to Section 1(d), without the delivery of a notice of Cashless Exercise by the Holder and without any other action on behalf of the Holder, the maximum number of shares of Common Stock available under the Maximum Eligibility Number, subject to the provisions of Section 1(f).]

2. ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF WARRANT SHARES. The Exercise Price and the number of Warrant Shares shall be adjusted from time to time as follows:

(a) [INSERT IN SERIES D & E WARRANTS: Intentionally omitted.] [INSERT IN SERIES A, B & C WARRANTS: Adjustment Upon Issuance of Shares of Common Stock. If and whenever on or after the Subscription Date, the Company issues or sells, or in accordance with this Section 2 is deemed to have issued or sold, or publicly announces the issuance or sale of, any shares of Common Stock (including the issuance or sale of shares of Common Stock owned or held by or for the account of the Company, but excluding shares of Common Stock deemed to have been issued or sold by the Company in connection with any Excluded Securities for a consideration per share (the “New Issuance Price”) less than a price (the “Applicable Price”) equal to the [INSERT ONLY IN SERIES B WARRANT: Fixed] Exercise Price in effect immediately prior to such issue or sale or deemed issuance or sale (the foregoing a “Dilutive Issuance”), then immediately after such Dilutive Issuance, the [INSERT ONLY IN SERIES B WARRANT: Fixed] Exercise Price then in effect shall be reduced to an amount equal to the New Issuance Price. For purposes of determining the adjusted [INSERT ONLY IN SERIES B WARRANT: Fixed] Exercise Price under this Section 2(a), the following shall be applicable:

(i) Issuance of Options. If the Company grants or sells, or publicly announces the grant or sale of, any Options and the lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Option or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting or sale of such Option for such price per share. For purposes of this Section 2(a)(i), the “lowest price per share for which one share of Common Stock is issuable upon the exercise of any such Options or upon conversion, exercise or exchange of any Convertible Securities issuable upon exercise of any such Option” shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon the granting or sale of the Option, upon exercise of the Option and upon conversion, exercise or exchange of any Convertible Security issuable upon exercise of such Option less any consideration paid or payable by the Company with respect to such one share of Common Stock upon the granting or sale of such Option, upon exercise of such Option and upon conversion exercise or exchange of any Convertible Security issuable upon exercise of such Option.

[4]	Insert the date that is the fifteenth (15) Trading Day immediately following the Subscription Date.

No further adjustment of the [INSERT ONLY IN SERIES B WARRANT: Fixed] Exercise Price shall be made upon the actual issuance of such shares of Common Stock or of such Convertible Securities upon the exercise of such Options or upon the actual issuance of such shares of Common Stock upon conversion, exercise or exchange of such Convertible Securities.

(ii) Issuance of Convertible Securities. If the Company in any manner issues or sells, or publicly announces the issuance or sale of, any Convertible Securities and the lowest price per share for which one share of Common Stock is issuable upon the conversion, exercise or exchange thereof is less than the Applicable Price, then such share of Common Stock shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this Section 2(a)(ii), the “lowest price per share for which one share of Common Stock is issuable upon the conversion, exercise or exchange thereof” shall be equal to the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one share of Common Stock upon the issuance or sale of the Convertible Security and upon conversion, exercise or exchange of such Convertible Security less any consideration paid or payable by the Company with respect to such one share of Common Stock upon the issuance or sale of such Convertible Security and upon conversion, exercise or exchange of such Convertible Security. No further adjustment of the [INSERT ONLY IN SERIES B WARRANT: Fixed] Exercise Price shall be made upon the actual issuance of such shares of Common Stock upon conversion, exercise or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustment of this Warrant has been or is to be made pursuant to other provisions of this Section 2(a), no further adjustment of the [INSERT ONLY IN SERIES B WARRANT: Fixed] Exercise Price shall be made by reason of such issue or sale.

(iii) Change in Option Price or Rate of Conversion. If the purchase price provided for in any Options, the additional consideration, if any, payable upon the issue, conversion, exercise or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exercisable or exchangeable for shares of Common Stock increases or decreases at any time, the [INSERT ONLY IN SERIES B WARRANT: Fixed] Exercise Price in effect at the time of such increase or decrease shall be adjusted to the [INSERT ONLY IN SERIES B WARRANT: Fixed] Exercise Price, which would have been in effect at such time had such Options or Convertible Securities provided for such increased or decreased purchase price, additional consideration or increased or decreased conversion rate, as the case may be, at the time initially granted, issued or sold. For purposes of this Section 2(a)(iii), if the terms of any Option or Convertible Security that was outstanding as of the Subscription Date are increased or decreased in the manner described in the immediately preceding sentence, then such Option or Convertible Security and the shares of Common Stock deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such increase or decrease. No adjustment pursuant to this Section 2(a) shall be made if such adjustment would result in an increase of the [INSERT ONLY IN SERIES B WARRANT: Fixed] Exercise Price then in effect.

(iv) Calculation of Consideration Received. In case any Option is issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction, (x) the Options will be deemed to have been issued for the Option Value of such Options and (y) the other securities issued or sold in such integrated transaction shall be deemed to have been issued or sold for the difference of (I) the aggregate consideration received by the Company less any consideration paid or payable by the Company pursuant to the terms of such other securities of the Company, less (II) the Option Value. If any shares of Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration other than cash received therefor will be deemed to be the net amount received by the Company therefor. If any shares of Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of such consideration received by the Company will be the fair value of such consideration, except where such consideration consists of publicly traded securities, in which case the amount of consideration received by the Company will be the Closing Sale Price of such publicly traded securities on the date of receipt. If any shares of Common Stock, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such shares of Common Stock, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash or publicly traded securities will be determined jointly by the Company and the Required Holders. If such parties are unable to reach agreement within ten (10) days after the occurrence of an event requiring valuation (the “Valuation Event”), the fair value of such consideration will be determined within five (5) Business Days after the tenth (10th) day following the Valuation Event by an independent, reputable appraiser jointly selected by the Company and the Required Holders. The determination of such appraiser shall be final and binding upon all parties absent manifest error and the fees and expenses of such appraiser shall be borne by the Company.

(v) Record Date. If the Company takes a record of the holders of shares of Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in shares of Common Stock, Options or in Convertible Securities or (B) to subscribe for or purchase shares of Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

(vi) No Readjustments. For the avoidance of doubt, in the event the [INSERT ONLY IN SERIES B WARRANT: Fixed] Exercise Price has been adjusted pursuant to this Section 2(a) and the Dilutive Issuance that triggered such adjustment does not occur, is not consummated, is unwound or is cancelled after the facts for any reason whatsoever, in no event shall the [INSERT ONLY IN SERIES B WARRANT: Fixed] Exercise Price be readjusted to the [INSERT ONLY IN SERIES B WARRANT: Fixed] Exercise Price that would have been in effect if such Dilutive Issuance had not occurred or been consummated.]

(b) Voluntary Adjustment By Company. The Company may at any time during the term of this Warrant, with the prior written consent of the Required Holders, reduce the then current [INSERT IN SERIES B WARRANT: Fixed] Exercise Price to any amount and for any period of time deemed appropriate by the Board of Directors of the Company.

(c) Adjustment Upon Subdivision or Combination of Shares of Common Stock. If the Company at any time on or after the Subscription Date subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the [INSERT IN SERIES B WARRANT: Fixed] Exercise Price in effect immediately prior to such subdivision will be proportionately reduced and the number of Warrant Shares will be proportionately increased. If the Company at any time on or after the Subscription Date combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the [INSERT IN SERIES B WARRANT: Fixed] Exercise Price in effect immediately prior to such combination will be proportionately increased and the number of Warrant Shares will be proportionately decreased. Any adjustment under this Section 2(c) shall become effective at the close of business on the date the subdivision or combination becomes effective.

(d) [INSERT IN SERIES A, B & C WARRANTS: Other Events. If any event occurs of the type contemplated by the provisions of this Section 2 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company’s Board of Directors will make an appropriate adjustment in the [INSERT ONLY IN SERIES B WARRANT: Fixed] Exercise Price and the number of Warrant Shares, as mutually determined by the Company’s Board of Directors and the Required Holders, so as to protect the rights of the Holder; provided that no such adjustment pursuant to this Section 2(d) will increase the [INSERT ONLY IN SERIES B WARRANT: Fixed] Exercise Price or decrease the number of Warrant Shares as otherwise determined pursuant to this Section 2.]

3. RIGHTS UPON DISTRIBUTION OF ASSETS. If the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property, options, evidence of indebtedness or any other assets by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Warrant, then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations or restrictions on exercise of this

Warrant, including without limitation, the Maximum Percentage, and as if both of the Reverse Stock Split and the Authorized Shares Increase Amendment had, as of such date, been adopted and become effective) immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution (provided, however, that to the extent that the Holder’s right to participate in any such Distribution would result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, then the Holder shall not be entitled to participate in such Distribution to such extent (and shall not be entitled to beneficial ownership of such shares of Common Stock as a result of such Distribution (and beneficial ownership) to such extent) and the portion of such Distribution shall be held in abeyance for the benefit of the Holder until such time or times as its right thereto would not result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, at which time or times the Holder shall be granted such Distribution (and any Distributions declared or made on such initial Distribution or on any subsequent Distribution held similarly in abeyance) to the same extent as if there had been no such limitation).

4. PURCHASE RIGHTS; FUNDAMENTAL TRANSACTIONS.

(e) Purchase Rights. In addition to any adjustments pursuant to Section 2 above, if at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations or restrictions on exercise of this Warrant, including without limitation, the Maximum Percentage, and as if both of the Reverse Stock Split and the Authorized Shares Increase Amendment had, as of such date, been adopted and become effective) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights (provided, however, that to the extent that the Holder’s right to participate in any such Purchase Right would result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, then the Holder shall not be entitled to participate in such Purchase Right to such extent (and shall not be entitled to beneficial ownership of such shares of Common Stock as a result of such Purchase Right (and beneficial ownership) to such extent) and such Purchase Right to such extent shall be held in abeyance for the benefit of the Holder until such time or times as its right thereto would not result in the Holder and the other Attribution Parties exceeding the Maximum Percentage, at which time or times the Holder shall be granted such right (and any Purchase Right granted, issued or sold on such initial Purchase Right or on any subsequent Purchase Right held similarly in abeyance) to the same extent as if there had been no such limitation).

(f) Fundamental Transactions. The Company shall not enter into or be party to a Fundamental Transaction unless the Successor Entity assumes in writing all of the obligations of the Company under this Warrant and the other Transaction Documents in accordance with the provisions of this Section 4(b) pursuant to written agreements in form and substance reasonably satisfactory to the Required Holders and approved by the Required Holders, such approval not to be unreasonably withheld or delayed, prior to such Fundamental Transaction, including agreements, if so requested by the Holder, to deliver to each holder of the SPA Warrants in exchange for such SPA Warrants a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant, including, without limitation, an adjusted exercise price equal to the value for the shares of Common Stock reflected by the terms of such Fundamental Transaction, and exercisable for a corresponding number of shares of capital stock equivalent to the shares of Common Stock acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant and as if both of the Reverse Stock Split and the Authorized Shares Increase Amendment had, as of such date, been adopted and become effective) prior to such Fundamental Transaction, and satisfactory to the Required Holders, and with an exercise price which applies the exercise price hereunder to such shares of capital stock (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such adjustments to the number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of this Warrant immediately prior to the occurrence or consummation of such Fundamental Transaction). Upon the occurrence or consummation of any Fundamental Transaction, and it shall be a required condition to the occurrence or consummation of any Fundamental Transaction that, the Company and the Successor Entity or Successor Entities, jointly and severally, shall succeed to, and the Company shall cause any Successor Entity or Successor Entities to jointly and severally succeed to, and be added to the term “Company” under this Warrant (so that from and after the date of such Fundamental Transaction, and the provisions of this Warrant referring to the “Company” shall refer instead to each of the Company and the Successor Entity or Successor Entities, jointly and severally), and the Company and the Successor Entity or Successor Entities, jointly and severally, may exercise every right and power of the Company prior thereto and shall assume all of the obligations of the Company prior thereto under this Warrant with the same effect as if the Company and such Successor Entity or Successor Entities, jointly and severally, had been named as the Company in this Warrant, and, solely at the request of the Holder, if the Successor Entity and/or Successor Entities is a publicly traded corporation whose common stock is quoted on or listed for trading on an Eligible Market, shall deliver (in addition to and without limiting any right under this Warrant) to the Holder in exchange for this Warrant a security of the Successor Entity and/or Successor Entities evidenced by a written instrument substantially similar in form and substance to this Warrant and exercisable for a corresponding number of shares of capital stock of the Successor Entity and/or Successor Entities (the “Successor Capital Stock”) equivalent to the shares of Common Stock acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant and as if both of the Reverse Stock Split and the Authorized Shares Increase Amendment had, as of such date, been adopted and become effective) prior to such Fundamental Transaction (such corresponding number of shares of Successor Capital Stock to be delivered to the Holder shall be equal to the greater of (A) the quotient of (i) the aggregate dollar value of all consideration (including cash consideration and any consideration other than cash (“Non-Cash Consideration”), in such Fundamental Transaction, as such values are set forth in any definitive agreement for the Fundamental Transaction that has been executed at the time of the first public announcement of the Fundamental Transaction or, if no such value is determinable from such definitive agreement, as determined in accordance with Section 12 with the term “Non-Cash Consideration” being substituted for the term “Exercise Price”) that the Holder would have been entitled to receive upon the happening of such Fundamental Transaction or the record, eligibility or other determination date for the event resulting in such Fundamental Transaction, had this Warrant been exercised immediately prior to such Fundamental Transaction or the record, eligibility or other determination date for the event resulting in such Fundamental Transaction (without regard to any limitations on the exercise of this Warrant and as if both of the Reverse Stock Split and the Authorized Shares Increase Amendment had, as of such date, been adopted and become effective) (the “Aggregate Consideration”) divided by (ii) the per share Closing Sale Price of such Successor Capital Stock on the Trading Day immediately prior to the consummation or occurrence of the Fundamental Transaction and (B) the product of (i) the Aggregate Consideration and (ii) the highest exchange ratio pursuant to which any shareholder of the Company may exchange Common Stock for Successor Capital Stock) (provided, however, to the extent that the Holder’s right to receive any such shares of publicly traded common stock (or their equivalent) of the Successor Entity would result in the Holder and its other Attribution Parties exceeding the Maximum Percentage, if applicable, then the Holder shall not be entitled to receive such shares to such extent (and shall not be entitled to beneficial ownership of such shares of publicly traded common stock (or their equivalent) of the Successor Entity as a result of such consideration to such extent) and the portion of such shares shall be held in abeyance for the Holder until such time or times, as its right thereto would not result in the Holder and its other Attribution Parties exceeding the Maximum Percentage, at which time or times the Holder shall be delivered such shares to the extent as if there had been no such limitation), and such security shall be reasonably satisfactory to the Holder, and with an identical exercise price to the Exercise Price hereunder (such adjustments to the number of shares of capital stock and such exercise price being for the purpose of protecting after the consummation or occurrence of such Fundamental Transaction the economic value of this Warrant that was in effect immediately prior to the consummation or occurrence of such Fundamental Transaction, as elected by the Holder solely at its option). Upon occurrence or consummation of the Fundamental Transaction, and it shall be a required condition to the occurrence or consummation of such Fundamental Transaction that, the Company and the Successor Entity or Successor Entities shall deliver to the Holder confirmation that there shall be issued upon exercise of this Warrant at any time after the occurrence or consummation of the Fundamental Transaction, as elected by the Holder solely at its option, shares of Common Stock, Successor Capital Stock or, in lieu of the shares of Common Stock or Successor Capital Stock (or other securities, cash, assets or other property purchasable upon the exercise of this Warrant prior to such Fundamental Transaction), such shares of stock, securities, cash, assets or any other property whatsoever (including warrants or other purchase or subscription rights), which for purposes of clarification may continue to be shares of Common Stock, if any, that the Holder would have been entitled to receive upon the happening of such Fundamental Transaction or the record, eligibility or other determination date for the event resulting in such Fundamental Transaction, had this Warrant been exercised immediately prior to such Fundamental Transaction or the record, eligibility or other determination date for the event resulting in such Fundamental Transaction (without regard to any limitations on the exercise of this Warrant and as if both of the Reverse Stock Split and the Authorized Shares Increase Amendment had, as of such date, been adopted and become effective), as adjusted in accordance with the provisions of this Warrant. In addition to and not in substitution for any other rights hereunder, prior to the occurrence or consummation of any Fundamental Transaction pursuant to which holders of shares of Common Stock are entitled to receive securities, cash, assets or other property with respect to or in exchange for shares of Common Stock (a “Corporate Event”), the Company shall make appropriate provision to ensure that, and any applicable Successor Entity or Successor Entities shall ensure that, and it shall be a required condition to the occurrence or consummation of such Corporate Event that, the Holder will thereafter have the right to receive upon exercise of this Warrant at any time after the occurrence or consummation of the Corporate Event, shares of Common Stock or Successor Capital Stock or, if so elected by the Holder, in lieu of the shares of Common Stock (or other securities, cash, assets or other property) purchasable upon the exercise of this Warrant prior to such Corporate Event (but not in lieu of such items still issuable under Sections 3 and 4(a), which shall continue to be receivable on the Common Stock or on the such shares of stock, securities, cash, assets or any other property otherwise receivable with respect to or in exchange for shares of Common Stock), such shares of stock, securities, cash, assets or any other property whatsoever (including warrants or other purchase or subscription rights and any shares of Common Stock) which the Holder would have been entitled to receive upon the occurrence or consummation of such Corporate Event or the record, eligibility or other determination date for the event resulting in such Corporate Event, had this Warrant been exercised immediately prior to such Corporate Event or the record, eligibility or other determination date for the event resulting in such Corporate Event (without regard to any limitations on exercise of this Warrant and as if both of the Reverse Stock Split and the Authorized Shares Increase Amendment had, as of such date, been adopted and become effective). Provision made pursuant to the preceding sentence shall be in a form and substance reasonably satisfactory to the Holder. The provisions of this Section 4(b) shall apply similarly and equally to successive Fundamental Transactions and Corporate Events. Notwithstanding the foregoing, the Holder may elect, in its sole discretion, by delivery of written notice to the Company, to waive this Section 4(b) and allow the Company to enter into or be a party to a Fundamental Transaction without the assumption of this Warrant pursuant to the provisions of this Section 4(b), provided, however, that any such waiver shall only bind the Holder with respect to this Warrant and not the Holder with respect to any other Warrant or any holder of other SPA Warrants or Additional Warrants.

(g) [INSERT IN SERIES A, B & C WARRANTS: Notwithstanding the foregoing, (i) in the event of a Fundamental Transaction, other than one in which the Successor Entity that is a publicly traded corporation whose stock is quoted or listed for trading on an Eligible Market and which Successor Entity assumes this Warrant such that the Warrant shall be exercisable for the publicly traded Common Stock of such Successor Entity, or (ii) either the Reverse Stock Split or the Authorized Shares Increase Amendment has not been obtained on or prior to [            ]5 (the “Share Increase Date”), at the request of the Holder delivered before the thirtieth (30th) day after either the occurrence or consummation of such Fundamental Transaction or the Share Increase Date, the Company (or the Successor Entity) shall purchase this Warrant from the Holder by paying to the Holder, within five (5) Business Days after such request (or, if later, on the effective date of the Fundamental Transaction), cash in an amount equal to

[5]	[INSERT ONLY IN SERIES B WARRANT: Insert the date that is one hundred twenty (120) days after the Issuance Date [June 26, 2015]] [INSERT ONLY IN SERIES A & C WARRANTS: the Initial Exercisability Date]

[INSERT ONLY IN SERIES A & C WARRANTS: the Black Scholes Value of the remaining unexercised portion of this Warrant on either the date of such Fundamental Transaction or the Share Increase Date] [INSERT ONLY IN SERIES B WARRANT: 8% of the Stated Warrant Value (as defined in the definition of “Warrant Share Number” set forth in Section 17) of the remaining unexercised portion of this Warrant on either the date of such Fundamental Transaction or the Share Increase Date].]

5. NONCIRCUMVENTION. The Company hereby covenants and agrees that the Company will not, by amendment of its Articles of Incorporation or Bylaws, or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, and will at all times in good faith carry out all of the provisions of this Warrant and take all action as may be required to protect the rights of the Holder. Without limiting the generality of the foregoing, the Company (i) shall not increase the par value of any shares of Common Stock receivable upon the exercise of this Warrant above the Exercise Price then in effect, (ii) shall take all such actions as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable shares of Common Stock upon the exercise of this Warrant, and (iii) shall, so long as any of the SPA Warrants are outstanding, take all action necessary to reserve and keep available out of its authorized and unissued shares of Common Stock, solely for the purpose of effecting the exercise of the SPA Warrants, the Required Reserve Amount to effect the exercise of the SPA Warrants then outstanding (without regard to any limitations on exercise).

6. WARRANT HOLDER NOT DEEMED A SHAREHOLDER. Except as otherwise specifically provided herein, the Holder, solely in such Person’s capacity as a holder of this Warrant, shall not be entitled to vote or receive dividends or be deemed the holder of share capital of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Holder, solely in such Person’s capacity as the Holder of this Warrant, any of the rights of a shareholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Holder of the Warrant Shares which such Person is then entitled to receive upon the due exercise of this Warrant. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Holder to purchase any securities (upon exercise of this Warrant or otherwise) or as a shareholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company. Notwithstanding this Section 6, the Company shall provide the Holder with copies of the same notices and other information given to the shareholders of the Company generally, contemporaneously with the giving thereof to the shareholders.

7. REISSUANCE OF WARRANTS.

(h) Transfer of Warrant. If this Warrant is to be transferred, the Holder shall surrender this Warrant to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Warrant (in accordance with Section 7(d)), registered as the Holder may request, representing the right to purchase the number of Warrant

Shares being transferred by the Holder and, if less than the total number of Warrant Shares then underlying this Warrant is being transferred, a new Warrant (in accordance with Section 7(d)) to the Holder representing the right to purchase the number of Warrant Shares not being transferred.

(i) Lost, Stolen or Mutilated Warrant. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of this Warrant, the Company shall execute and deliver to the Holder a new Warrant (in accordance with Section 7(d)) representing the right to purchase the Warrant Shares then underlying this Warrant.

(j) Exchangeable for Multiple Warrants. This Warrant is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new warrant or warrants (in accordance with Section 7(d)) representing in the aggregate the right to purchase the number of Warrant Shares then underlying this Warrant, and each such new Warrant will represent the right to purchase such portion of such Warrant Shares as is designated by the Holder at the time of such surrender; provided, however, that no SPA Warrants for fractional Warrant Shares shall be given.

(k) Issuance of New Warrants. Whenever the Company is required to issue a new Warrant pursuant to the terms of this Warrant, such new Warrant (i) shall be of like tenor with this Warrant, (ii) shall represent, as indicated on the face of such new Warrant, the right to purchase the Warrant Shares then underlying this Warrant (or in the case of a new Warrant being issued pursuant to Section 7(a) or Section 7(c), the Warrant Shares designated by the Holder which, when added to the number of shares of Common Stock underlying the other new warrants issued in connection with such issuance, does not exceed the number of Warrant Shares then underlying this Warrant), (iii) shall have an issuance date, as indicated on the face of such new Warrant which is the same as the Issuance Date, and (iv) shall have the same rights and conditions as this Warrant.

8. NOTICES. Whenever notice is required to be given under this Warrant, unless otherwise provided herein, such notice shall be given in accordance with Section 9(f) of the Securities Purchase Agreement. The Company shall provide the Holder with prompt written notice of all actions taken pursuant to this Warrant, including in reasonable detail a description of such action and the reason therefor. Without limiting the generality of the foregoing, the Company will give written notice to the Holder (i) immediately upon any adjustment of the Exercise Price, setting forth in reasonable detail, and certifying, the calculation of such adjustment and (ii) at least fifteen (15) days prior to the date on which the Company closes its books or takes a record (A) with respect to any dividend or distribution upon the shares of Common Stock, (B) with respect to any grants, issuances or sales of any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property to holders of shares of Common Stock or (C) for determining rights to vote with respect to any Fundamental Transaction, dissolution or liquidation; provided in each case that such information shall be made known to the public prior to or in conjunction with such notice being provided to the Holder. It is expressly understood and agreed that the time of exercise specified by the Holder in each Exercise Notice shall be definitive and may not be disputed or challenged by the Company.

9. AMENDMENT AND WAIVER. Except as otherwise provided herein, the provisions of this Warrant may be amended or waived and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company has obtained the written consent of the Required Holders.

10. GOVERNING LAW; JURISDICTION; JURY TRIAL. This Warrant shall be governed by and construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Warrant shall be governed by, the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. The Company hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. The Company hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to the Company at the address set forth in Section 9(f) of the Securities Purchase Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to the Holder, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other court ruling in favor of the Holder. THE COMPANY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS WARRANT OR ANY TRANSACTION CONTEMPLATED HEREBY.

11. CONSTRUCTION; HEADINGS. This Warrant shall be deemed to be jointly drafted by the Company and all the Buyers and shall not be construed against any Person as the drafter hereof. The headings of this Warrant are for convenience of reference and shall not form part of, or affect the interpretation of, this Warrant.

12. DISPUTE RESOLUTION. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall submit the disputed determinations or arithmetic calculations via facsimile within two (2) Business Days of receipt of the Exercise Notice giving rise to such dispute, as the case may be, to the Holder. If the Holder and the Company are unable to agree upon such determination or calculation of the Exercise Price or the Warrant Shares within three (3)

Business Days of such disputed determination or arithmetic calculation being submitted to the Holder, then the Company shall, within two (2) Business Days submit via facsimile (a) the disputed determination of the Exercise Price to an independent, reputable investment bank selected by the Holder and approved by the Company, such approval not to be unreasonably withheld or delayed or (b) the disputed arithmetic calculation of the Warrant Shares to the Company’s independent, outside accountant, selected by the Holder and approved by the Company, such approval not to be unreasonably withheld or delayed. The Company shall cause at its expense the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the Holder of the results no later than ten (10) Business Days from the time it receives the disputed determinations or calculations. Such investment bank’s or accountant’s determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error.

13. REMEDIES, OTHER OBLIGATIONS, BREACHES AND INJUNCTIVE RELIEF. The remedies provided in this Warrant shall be cumulative and in addition to all other remedies available under this Warrant and the other Transaction Documents, at law or in equity (including a decree of specific performance and/or other injunctive relief), and nothing herein shall limit the right of the Holder to pursue actual damages for any failure by the Company to comply with the terms of this Warrant. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the holder of this Warrant shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

14. TRANSFER. This Warrant and the Warrant Shares may be offered for sale, sold, transferred, pledged or assigned without the consent of the Company [INSERT IN SERIES B & C WARRANTS:; provided, however, that the Holder shall not sell, offer, transfer, pledge or assign any portion of this Warrant prior to the one (1) year anniversary of the Issuance Date, without the Company’s prior written consent, which consent shall not be unreasonably withheld, delayed or conditioned; provided, further, that the Holder may only sell, offer, transfer, pledge or assign any portion of this Warrant together with a corresponding portion of the Holder’s Other Warrant].

15. SEVERABILITY. If any provision of this Warrant is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Warrant so long as this Warrant as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

16. DISCLOSURE. Upon receipt or delivery by the Company of any notice in accordance with the terms of this Warrant, unless the Company has in good faith determined that the matters relating to such notice do not constitute material, nonpublic information relating to the Company or its Subsidiaries (as defined in the Securities Purchase Agreement), the Company shall within one (1) Business Day after any such receipt or delivery publicly disclose such material, nonpublic information on a Current Report on Form 8-K or otherwise. In the event that the Company believes that a notice contains material, nonpublic information relating to the Company or its Subsidiaries, the Company so shall indicate to such Holder contemporaneously with delivery of such notice, and in the absence of any such indication, the Holder shall be allowed to presume that all matters relating to such notice do not constitute material, nonpublic information relating to the Company or its Subsidiaries.

17. CERTAIN DEFINITIONS. For purposes of this Warrant, the following terms shall have the following meanings:

(l) “1933 Act” means the Securities Act of 1933, as amended.

(m) “Additional Warrants” means [INSERT IN SERIES A WARRANT: the Series B Warrants, the Series C Warrants, the Series D Warrants and the Series E Warrants, if any (each, as defined in the Securities purchase Agreement)] [INSERT IN SERIES B WARRANT: the Series A Warrants, the Series C Warrants, the Series D Warrants and the Series E Warrants, if any (each, as defined in the Securities purchase Agreement)] [INSERT IN SERIES C WARRANT: the Series A Warrants, the Series B Warrants, the Series D Warrants and the Series E Warrants, if any (each, as defined in the Securities Purchase Agreement)] [INSERT IN SERIES D WARRANT: the Series A Warrants, the Series B Warrants, the Series C Warrants and the Series E Warrants, if any (each, as defined in the Securities Purchase Agreement)] [INSERT IN SERIES E WARRANT: the Series A Warrants, the Series B Warrants, the Series C Warrants and the Series D Warrants (each, as defined in the Securities Purchase Agreement)].

(n) “Affiliate” means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person, it being understood for purposes of this definition that “control” of a Person means the power directly or indirectly either to vote 10% or more of the stock having ordinary voting power for the election of directors of such Person or direct or cause the direction of the management and policies of such Person whether by contract or otherwise.

(o) “Attribution Parties” means, collectively, the following Persons and entities: (i) any investment vehicle, including, any funds, feeder funds or managed accounts, currently, or from time to time after the Issuance Date, directly or indirectly managed or advised by the Holder’s investment manager or any of its Affiliates or principals, (ii) any direct or indirect Affiliates of the Holder or any of the foregoing, (iii) any Person acting or who could be deemed to be acting as a Group together with the Holder or any of the foregoing and (iv) any other Persons whose beneficial ownership of the Company’s Common Stock would or could be aggregated with the Holder’s and the other Attribution Parties for purposes of Section 13(d) of the 1934 Act. For clarity, the purpose of the foregoing is to subject collectively the Holder and all other Attribution Parties to the Maximum Percentage.

(p) [INSERT IN SERIES A, B & C WARRANTS: “Approved Stock Plan” means any employee benefit plan which has been approved by the Board of Directors of the Company, pursuant to which the Company’s securities may be issued to any employee, officer, director or consultant for services provided to the Company.]

(q) “Authorized Shares Increase Amendment” shall have the meaning ascribe to such term in the Securities Purchase Agreement.

(r) [INSERT IN SERIES A & C WARRANTS: “Black Scholes Value” means the value of this Warrant based on the Black-Scholes Option Pricing Model obtained from the “OV” function on Bloomberg determined as of the day immediately following the public announcement of the applicable Fundamental Transaction, or, if the Fundamental Transaction is not publicly announced, the date the Fundamental Transaction is consummated, for pricing purposes and reflecting (i) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the remaining term of this Warrant as of such date of request, (ii) an expected volatility equal to the greater of 100% and the 100 day volatility obtained from the HVT function on Bloomberg as of the day immediately following the public announcement of the applicable Fundamental Transaction, or, if the Fundamental Transaction is not publicly announced, the date the Fundamental Transaction is consummated, (iii) the underlying price per share used in such calculation shall be the sum of the price per share being offered in cash, if any, plus the value of any non-cash consideration, if any, being offered in the Fundamental Transaction, (iv) a zero cost of borrow and (v) a 360 day annualization factor.]

(s) “Bloomberg” means Bloomberg Financial Markets.

(t) “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed.

(u) “Closing Bid Price” and “Closing Sale Price” means, for any security as of any date, the last closing bid price and last closing trade price, respectively, for such security on the Principal Market, as reported by Bloomberg, or, if the Principal Market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price, as the case may be, then the last bid price or the last trade price, respectively, of such security prior to 4:00:00 p.m., New York time, as reported by Bloomberg, or, if the Principal Market is not the principal securities exchange or trading market for such security, the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the OTC Link or “pink sheets” by OTC Markets Group Inc. (formerly Pink OTC Markets Inc.). If the Closing Bid Price or the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Sale Price, as the case may be, of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 12. All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination, reclassification or other similar transaction during the applicable calculation period.

(v) “Common Stock” means (i) the Company’s shares of Class A Common Stock, par value $0.0001 per share, and (ii) any share capital into which such Common Stock shall have been changed or any share capital resulting from a reclassification of such Common Stock.

(w) “Convertible Securities” means any stock or securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for shares of Common Stock.

(x) “Eligible Market” means the Principal Market, the NYSE MKT LLC, The NASDAQ Global Market, The NASDAQ Global Select Market, The New York Stock Exchange, Inc., the OTC QX or the OTC QB.

(y) [INSERT IN SERIES B WARRANT: “Equity Conditions” means each of the following conditions: (i) 200% of all shares of Common Stock issuable upon exercise of the Mandatory Exercise Amount that is subject to the applicable Mandatory Exercise on the applicable Mandatory Exercise Date requiring the satisfaction of the Equity Conditions, shall be either (x) issuable without restrictive legends and shall be eligible for sale without restriction pursuant to Rule 144 of the Securities Act (other than with respect to the volume and manner of sale limitations of Rule 144 if the Holder becomes an Affiliate of the Issuer after the Issuance Date) or Rule 3(a)(9) of the Securities Act and without the need for registration under any applicable federal or state securities laws or (y) be subject to an effective registration statement; (ii) on each day during the Equity Conditions Measuring Period, the Common Stock is designated for quotation on the Principal Market or any other Eligible Market and shall not have been suspended from trading on such exchange or market nor shall delisting or suspension by such exchange or market been threatened commenced or pending in writing by such exchange or market (with a reasonable prospect of delisting occurring after giving effect to all applicable notice, appeal, compliance and hearing periods), provided, however, that after the Reverse Stock Split Date (as defined in the Securities Purchase Agreement), delisting or suspension by such exchange or market shall not have been threatened, commenced or pending either (A) in writing by such exchange or market or (B) by falling below the then effective minimum listing maintenance requirements of such exchange or market; (iii) during the Equity Conditions Measuring Period, the Company shall have delivered the shares of Common Stock pursuant to the terms of this Warrant, the other SPA Warrants and the Additional Warrants to the Holder on a timely basis as set forth in Section 1(a) hereof (and analogous provisions under the other SPA

Warrants and the Additional Warrants); (iv) all shares of Common Stock issuable upon exercise of the Mandatory Exercise Amount that is subject to the applicable Mandatory Exercise on the applicable Mandatory Exercise Date requiring the satisfaction of the Equity Conditions may be issued in full without violating Section 1(f) hereof (and analogous provisions under the other SPA Warrants and the Additional Warrants) and 200% of all shares of Common Stock issuable upon exercise of the Mandatory Exercise Amount that is subject to the applicable Mandatory Exercise on the applicable Mandatory Exercise Date requiring the satisfaction of the Equity Conditions may be issued in full without violating the rules or regulations of the Principal Market or any other applicable Eligible Market; (v) during the Equity Conditions Measuring Period, the Company shall not have failed to timely make any payments within five (5) Business Days of when such payment is due beyond any applicable cure period pursuant to any Transaction Document; (vi) during the Equity Conditions Measuring Period, there shall not have occurred either (A) the consummation of a Change of Control, (B) an Event of Default or Triggering Event or (C) an event that with the passage of time or giving of notice would constitute an Event of Default or Triggering Event; (vii) the Company shall have no knowledge of any fact that would reasonably be expected to cause any shares of Common Stock issuable upon exercise of the Mandatory Exercise Amount that is subject to the applicable Mandatory Exercise requiring the satisfaction of the Equity Conditions, not to be eligible for sale without restriction pursuant to Rule 144 of the Securities Act (other than with respect to the volume and manner of sale limitations of Rule 144 if the Holder becomes an Affiliate of the Issuer after the Issuance Date) or Rule 3(a)(9) of the Securities Act and without the need for registration (other than as required under the Registration Statement (as defined in the Securities Purchase Agreement)) under any applicable federal or state securities laws; (viii) on each day during Equity Conditions Measuring Period, the Holder shall not be in possession of any material, nonpublic information received from the Company, any Subsidiary or its respective agent or Affiliates; (ix) 200% of the shares of Common Stock issuable upon exercise of the Mandatory Exercise Amount that is subject to the applicable Mandatory Exercise requiring the satisfaction of the Equity Conditions are duly reserved, authorized and listed and eligible for trading without restriction on an Eligible Market; (x) the daily dollar trading volume of the Common Stock as reported by Bloomberg for each Trading Day during the Equity Conditions Measuring Period shall be at least $100,000; and (xi) on each Trading Day during the Equity Conditions Measuring Period, the Closing Sale Price of the Common Stock equals or exceeds $0.20.]

(z) [INSERT IN SERIES B WARRANT: “Equity Conditions Failure” means that on any day during the period commencing two (2) Trading Days prior to the applicable date of determination through the applicable date of determination, the Equity Conditions have not each been satisfied (or waived in writing by the Holder).]

(aa) [INSERT IN SERIES B WARRANT: “Equity Conditions Measuring Period” means the period beginning thirty (30) Trading Days prior to the applicable date of determination and ending on and including the applicable date of determination.]

(bb) [INSERT IN SERIES A, B & C WARRANTS: “Excluded Securities” means any Common Stock issued or issuable: (i) in connection with any Approved Stock Plan, provided, however, that no more than an aggregate of 150,000 (as adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction after the

Subscription Date) shares of Common Stock are issued or issuable to consultants hereunder as Excluded Securities, (ii) upon exercise of any Warrants issued pursuant to the Securities Purchase Agreement and the warrants issued to the Agent (as defined in the Securities Purchase Agreement) by the Company as compensation for the transactions contemplated by the Securities Purchase Agreement (the “Agent Warrants”); provided, that the terms of such Warrants and Agent Warrants are not amended, modified or changed on or after the Subscription Date without the prior written consent of the Required Holders, (iii) upon conversion or exercise of any Options or Convertible Securities which are outstanding on the day immediately preceding the Subscription Date; provided, that the terms of such Options or Convertible Securities are not amended, modified or changed on or after the Subscription Date; (iv) to vendors or consultants for services rendered to the Company; provided, however, that no more than an aggregate of 100,000 (as adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction after the Subscription Date) shares of Common Stock are issued or issuable to vendors or consultants hereunder as Excluded Securities; and (v) to Silicon Valley Bank in connection with extending the maturity date of the indebtedness evidenced by that certain Loan and Security Agreement dated as of December 19, 2011 by and among Real Goods Energy Tech, INC., Real Goods Trading Corporation, Earth Friendly Energy Group Holdings, LLC, Alteris Renewables, INC., Earth Friendly Energy Group, LLC, Solar Works, LLC, Alteris RPS, LLC and Alteris ISI, LLC and Silicon Valley Bank; provided, however, that no more than an aggregate of 100,000 (as adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction after the Subscription Date) shares of Common Stock are issued or issuable to the senior lender under such indebtedness hereunder as Excluded Securities.]

(cc) “Expiration Date” means the date [INSERT IN SERIES A & C WARRANTS: that is sixty (60) months after the Initial Exercisability Date] [INSERT IN SERIES B WARRANT: that is twelve (12) months after the later of (i) the Issuance Date and (ii) the date as of which (I) the Company obtained the Shareholder Approval (as defined in the Securities Purchase Agreement) and (II) the Holder may sell all the Warrant Shares without restriction or limitation either (x) pursuant to Rule 144 of the Securities Act and without the requirement to be in compliance with Rule 144(c)(1) of the Securities Act or (y) pursuant to an effective registration statement registering the Warrant Shares for issuance] [INSERT IN SERIES D & E WARRANTS: [April 12, 2015]6, provided, however, that the Expiration Date shall be extended by one day for each day any one of the following occurs (which for clarity and by way of example means that if two of the following occur on two different days, the Expiration Date will be extended by a total of two days): (i) for each day there is not a sufficient number of available shares of Common Stock authorized to exercise this Warrant in full (without regard to any limitations on exercise), (ii) for each Trading Day the daily dollar trading volume of the Common Stock reported by Bloomberg is less than $100,000, (iii) for each Business Day that is not a Trading Day and (iv) for each day the Registration Statement is not available for the issuance of the Warrant Shares], or, in each case, if such date falls on a day other than a Business Day or on which trading does not take place on the Principal Market (a “Holiday”), the next day that is not a Holiday.

[6]	Insert the date that is thirty (30) days immediately following the date that is the fourteenth (14th) Trading Day immediately following the Subscription Date.

(dd) “Fundamental Transaction” means (A) that the Company shall, directly or indirectly, including through Subsidiaries, Affiliates or otherwise, in one or more related transactions, (i) consolidate or merge with or into (whether or not the Company is the surviving corporation) another Subject Entity, or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company or any of its “significant subsidiaries” (as defined in Rule 1-02 of Regulation S-X) to one or more Subject Entities, or (iii) make, or allow one or more Subject Entities to make, or allow the Company to be subject to or have its Common Stock be subject to or party to one or more Subject Entities making, a purchase, tender or exchange offer that is accepted by the holders of at least either (x) 50% of the outstanding shares of Common Stock, (y) 50% of the outstanding shares of Common Stock calculated as if any shares of Common Stock held by all Subject Entities making or party to, or Affiliated with any Subject Entities making or party to, such purchase, tender or exchange offer were not outstanding; or (z) such number of shares of Common Stock such that all Subject Entities making or party to, or Affiliated with any Subject Entity making or party to, such purchase, tender or exchange offer, become collectively the beneficial owners (as defined in Rule 13d-3 under the 1934 Act) of at least 50% of the outstanding shares of Common Stock, or (iv) consummate a share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with one or more Subject Entities whereby such Subject Entities, individually or in the aggregate, acquire, either (x) at least 50% of the outstanding shares of Common Stock, (y) at least 50% of the outstanding shares of Common Stock calculated as if any shares of Common Stock held by all the Subject Entities making or party to, or Affiliated with any Subject Entity making or party to, such stock purchase agreement or other business combination were not outstanding; or (z) such number of shares of Common Stock such that the Subject Entities become collectively the beneficial owners (as defined in Rule 13d-3 under the 1934 Act) of at least 50% of the outstanding shares of Common Stock, or (v) reorganize, recapitalize or reclassify its Common Stock, (B) that the Company shall, directly or indirectly, including through Subsidiaries, Affiliates or otherwise, in one or more related transactions, allow any Subject Entity individually or the Subject Entities in the aggregate to be or become the “beneficial owner” (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, whether through acquisition, purchase, assignment, conveyance, tender, tender offer, exchange, reduction in outstanding shares of Common Stock, merger, consolidation, business combination, reorganization, recapitalization, spin-off, scheme of arrangement, reorganization, recapitalization or reclassification or otherwise in any manner whatsoever, of either (x) at least 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock, (y) at least 50% of the aggregate ordinary voting power represented by issued and outstanding Common Stock not held by all such Subject Entities as of the Subscription Date calculated as if any shares of Common Stock held by all such Subject Entities were not outstanding, or (z) a percentage of the aggregate ordinary voting power represented by issued and outstanding shares of Common Stock or other equity securities of the Company sufficient to allow such Subject Entities to effect a statutory short form merger or other transaction requiring other shareholders of the Company to surrender their shares of Common Stock without approval of the shareholders of the Company or (C) directly or indirectly, including through Subsidiaries, Affiliates or otherwise, in one or more related transactions, the issuance of or the entering into any other instrument or transaction structured in a manner to circumvent, or that circumvents, the intent of this definition in which case this definition shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this definition to the extent necessary to correct this definition or any portion of this definition which may be defective or inconsistent with the intended treatment of such instrument or transaction.

(ee) “Group” means a “group” as that term is used in Section 13(d) of the 1934 Act and as defined in Rule 13d-5 thereunder.

(ff) “Lead Investor” means [            ].

(gg) [INSERT IN SERIES C WARRANT: “Mandatory Exercise” shall have the meaning ascribed to such term in the Series B Warrants (as defined in the Securities Purchase Agreement).]

(hh) [INSERT IN SERIES B WARRANT: “Mandatory Exercise Amount” means the Holder’s Pro Rata Share of such aggregate number of SPA Warrants that the Company has elected to be subject to a Mandatory Exercise from the Holder and the holders of the other SPA warrants pursuant to Section 1(h) of this Warrant (the “Aggregate Mandatory Exercise Amount”, provided that the Aggregate Mandatory Exercise Amount shall not exceed thirty-five percent (35%) of the aggregate daily volume of the Common Stock on the Principal Market or on any other Eligible Market during the three (3) consecutive Trading Days immediately preceding the applicable Mandatory Exercise Notice Date.]

(ii) [INSERT IN SERIES B WARRANT: “Maximum Eligibility Number” means initially 85,002,328 (as adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction occurring after the Subscription Date) and such number shall be increased as of the date both of the Reverse Stock Split and the Authorized Shares Increase Amendment have been adopted and become effective, to the quotient obtained by dividing (i) the difference obtained by subtracting from (x) $[            ]8, (y) the Aggregate Exercise Price (as defined in Section 1(a)) paid by the Holder from time to time upon exercise, divided by (ii) the Exercise Price (as defined in Section 1(b)) at the time of the applicable Exercise Notice, Mandatory Exercise Notice Date or other applicable date of determination (as adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction occurring after the Subscription Date); provided, that if the Maximum Eligibility Number determined pursuant to the foregoing formula would at any time exceed the maximum number of authorized and unissued shares of Common Stock available, the Maximum Eligibility Number shall be capped at the maximum number of authorized and unissued shares of Common Stock available at such time; provided, further, that if the Company elects to effect a Mandatory Exercise pursuant to Section 1(h) and the Holder does not deliver the Aggregate Exercise Price with respect to the applicable Mandatory Exercise Amount to the Company on or prior to the Business Day that is immediately following the applicable Mandatory Exercise Date

[8]	Insert the Holder’s Pro Rata Share of $8,000,000.

(the “Mandatory Exercise Payment Deadline”), the Maximum Eligibility Number shall be decreased on the date immediately following the applicable Mandatory Exercise Payment Deadline, by the number of shares of Common Stock equal to the Mandatory Exercise Amount for which the Holder did not deliver the Aggregate Exercise Price to the Company on or prior to the applicable Mandatory Exercise Payment Deadline.]

(jj) [INSERT IN SERIES C WARRANT: “Maximum Eligibility Number” means initially zero (0) and such number shall be increased each time the Holder exercises, or the Company effects a Mandatory Exercise of, the Series B Warrants (as defined in the Securities Purchase Agreement) by an amount equal to fifty percent (50%) of the shares of Common Stock issued to the Holder upon an exercise, including, without limitation a Mandatory Exercise, of the Series B Warrants); provided, that if the Maximum Eligibility Number determined pursuant to the foregoing formula would at any time exceed the maximum number of authorized and unissued shares of Common Stock available, the Maximum Eligibility Number shall be capped at the maximum number of authorized and unissued shares of Common Stock available at such time.]

(kk) [INSERT IN SERIES D WARRANT: “Maximum Eligibility Number” means initially zero (0) and such number shall be increased on [March 13, 2015]9 to the Warrant Share Number; provided, that if the Maximum Eligibility Number determined pursuant to the foregoing sentence would at any time exceed the maximum number of authorized and unissued shares of Common Stock available, the Maximum Eligibility Number shall be capped at the maximum number of authorized and unissued shares of Common Stock available at such time.]

(ll) [INSERT IN SERIES A, B & C WARRANTS: “Option Value” means the value of an Option based on the Black and Scholes Option Pricing model obtained from the “OV” function on Bloomberg determined as of (A) the Trading Day prior to the public announcement of the issuance of the applicable Option, if the issuance of such Option is publicly announced or (B) the Trading Day immediately following the issuance of the applicable Option if the issuance of such Option is not publicly announced, for pricing purposes and reflecting (i) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the remaining term of the applicable Option as of the applicable date of determination, (ii) an expected volatility equal to the greater of 100% and the 100 day volatility obtained from the HVT function on Bloomberg as of (A) the Trading Day immediately following the public announcement of the applicable Option if the issuance of such Option is publicly announced or (B) the Trading Day immediately following the issuance of the applicable Option if the issuance of such Option is not publicly announced, (iii) the underlying price per share used in such calculation shall be the highest Weighted Average Price of the Common Stock during the period beginning on the Trading Day prior to the execution of definitive documentation relating to the issuance of the applicable Option and ending on (A) the Trading Day immediately following the public announcement of such issuance, if the issuance of such Option is publicly announced or (B) the Trading Day immediately following the issuance of the applicable Option if the issuance of such Option is not publicly announced, (iv) a zero cost of borrow and (v) a 360 day annualization factor.]

[9]	Insert the date that is the fourteenth (14th) Trading Day immediately following the Subscription Date.

(mm) “Options” means any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

(nn) [INSERT IN SERIES B WARRANT: “Other Warrant” means [the Series C Warrant (as defined in the Securities purchase Agreement).] [INSERT IN SERIES C WARRANT: the Series B Warrant.]

(oo) “Parent Entity” of a Person means an entity that, directly or indirectly, controls the applicable Person, including such entity whose common shares or common stock or equivalent equity security is quoted or listed on an Eligible Market (or, if so elected by the Required Holders, any other market, exchange or quotation system), or, if there is more than one such Person or such entity, the Person or such entity designated by the Required Holders or in the absence of such designation, such Person or entity with the largest public market capitalization as of the date of consummation of the Fundamental Transaction.

(pp) “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, any other entity and a government or any department or agency thereof.

(qq) “Principal Market” means The NASDAQ Capital Market.

(rr) [INSERT IN SERIES B WARRANT: “Pro Rata Share” means a fraction (i) the numerator of which is the number of shares of Common Stock issuable upon exercise in full (without regard to any limitations on exercise) of the Holder’s Series A Warrants on the Issuance Date and (ii) the denominator of which is the aggregate number of shares of Common Stock issuable upon exercise in full (without regard to any limitations on exercise) of all Series A Warrants issued by the Company pursuant to the Securities Purchase Agreement on the Issuance Date. In the event that the initial holder of any Series A Warrants shall sell or otherwise transfer any of such holder’s Series A Warrants, the transferee shall be allocated a pro rata portion of such holder’s Pro Rata Share.]

(ss) “Required Holders” means the holders of the SPA Warrants representing at least a majority of the shares of Common Stock underlying the SPA Warrants then outstanding and shall include the Lead Investor so long as the Lead Investor and/or any of its Affiliates collectively hold at least five percent (5%) of the SPA Warrants.

(tt) [INSERT IN SERIES D WARRANT: “Reset Price” means 85% of the arithmetic average of the three (3) lowest Weighted Average Prices of the Common Stock during the period commencing on the Issuance Date and ending on [March 13, 2015]10.]

[10]	Insert the date that is the fourteenth (14th) Trading Day immediately following the Subscription Date.

(uu) “Reverse Stock Split” shall have the meaning ascribe to such term in the Securities Purchase Agreement.

(vv) [INSERT IN SERIES B, C, D & E WARRANTS: “Series A Warrants” shall have the meaning ascribe to such term in the Securities Purchase Agreement.]

(ww) [INSERT IN SERIES C WARRANT: “Series B Warrants” shall have the meaning ascribe to such term in the Securities Purchase Agreement.]

(xx) “Subject Entity” means any Person, Persons or Group or any Affiliate or associate of any such Person, Persons or Group.

(yy) “Successor Entity” means one or more Person or Persons (or, if so elected by the Holder, the Company or Parent Entity) formed by, resulting from or surviving any Fundamental Transaction or one or more Person or Persons (or, if so elected by the Holder, the Company or the Parent Entity) with which such Fundamental Transaction shall have been entered into.

(zz) “Trading Day” means any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded; provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock is suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time).

(aaa) “Warrant Share Number” means [INSERT IN SERIES A WARRANT:             (            )11] [INSERT IN SERIES B WARRANT: the quotient obtained by dividing (i) the difference obtained by subtracting from (x) $[            ]12, (y) the aggregate Aggregate Exercise Price (as defined in Section 1(a)) paid by the Holder from time to time upon exercise of this Warrant (such dollar amount set forth in this clause (i), the “Stated Warrant Value”), divided by (ii) the Exercise Price (as defined in Section 1(b)) at the time of the applicable Exercise Notice, Mandatory Exercise Notice Date or other applicable date of determination] [INSERT IN SERIES C WARRANT: fifty percent (50%) of the quotient obtained by dividing (i) the difference obtained by subtracting from (x) $[            ]13, (y) the Aggregate Exercise Price (as defined in the Series B Warrants) paid by the Holder from time to time upon exercise of the Series B Warrant, divided by (ii) the Exercise Price (as

[11]	Insert 50% of the sum of (i) the number of Common Shares (as defined in the Securities Purchase Agreement) issued to the Holder on the Closing Date and (ii) the number of shares of Common Stock issuable to the Holder upon exercise of the Series E Warrants (without regard to any limitations on exercise) issued to the Holder on the Closing Date, if any.
[12]	Insert the Holder’s Pro Rata Share of $8,000,000.
[13]	Insert the Holder’s Pro Rata Share (as defined in the Series B Warrants) of $8,000,000.

defined in the Series B Warrants) at the time of the applicable Exercise Notice, Mandatory Exercise Notice Date (each, as defined in the Series B Warrants) or other applicable date of determination] [INSERT IN SERIES D WARRANT: the number (if positive) obtained by subtracting (I) the sum of (x) the aggregate number of Common Shares (as defined in the Securities Purchase Agreement) issued pursuant to the Securities Purchase Agreement to the initial Holder of this Warrant on the Closing Date and (y) the aggregate number of shares of Common Stock issued or issuable to the initial Holder of this Warrant upon exercise of the Series E Warrants (without regard to any limitations on exercise) issued pursuant to the Securities Purchase Agreement to the initial Holder of this Warrant on the Closing Date, if any, from (II) the quotient determined by dividing (x) the aggregate Purchase Price (as defined in the Securities Purchase Agreement) for the Common Shares and the Warrants paid by the initial Holder of this Warrant to the Company on the Issuance Date (without regard to any amount of the Purchase Price withheld pursuant to Section 4(f) of the Securities Purchase Agreement, if any), by (y) the Reset Price] [INSERT IN SERIES E WARRANT:                     (                    )14].

(bbb) “Warrants” shall have the meaning ascribe to such term in the Securities Purchase Agreement.

(ccc) “Weighted Average Price” means, for any security as of any date, the dollar volume-weighted average price for such security on the Principal Market during the period beginning at 9:30:01 a.m., New York time (or such other time as the Principal Market publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York time (or such other time as the Principal Market publicly announces is the official close of trading), as reported by Bloomberg through its “Volume at Price” function or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York time (or such other time as such market publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York time (or such other time as such market publicly announces is the official close of trading), as reported by Bloomberg, or, if no dollar volume-weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the OTC Link or “pink sheets” by OTC Markets Group Inc. (formerly Pink OTC Markets Inc.). If the Weighted Average Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Weighted Average Price of such security on such date shall be the fair market value as mutually determined by the Company and the Holder. If the Company and the Holder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 12 with the term “Weighted Average Price” being substituted for the term “Exercise Price.” All such determinations shall be appropriately adjusted for any stock dividend, stock split, stock combination, reclassification or other similar transaction during the applicable calculation period.

[Signature Page Follows]

[14]	Insert the number equal to the difference obtained by subtracting (I) the aggregate number of Common Shares (as defined in the Securities Purchase Agreement) issued to the Holder on the Closing Date, from (II) the quotient determined by dividing (x) the aggregate Purchase Price (as defined in the Securities Purchase Agreement) for the Common Shares and the Warrants paid by the Holder to the Company on the Issuance Date (without regard to any amount of the Holder’s Purchase Price withheld pursuant to Section 4(f) of the Securities Purchase Agreement, if any), by (y) [ ].

IN WITNESS WHEREOF, the Company has caused this Warrant to Purchase Common Stock to be duly executed as of the Issuance Date set out above.

REAL GOODS SOLAR, INC.

By:

Name:
Title:

EXHIBIT A

EXERCISE NOTICE

TO BE EXECUTED BY THE REGISTERED HOLDER TO EXERCISE THIS

WARRANT TO PURCHASE COMMON STOCK

REAL GOODS SOLAR, INC.

The undersigned holder hereby exercises the right to purchase                     of the shares of Common Stock (“Warrant Shares”) of Real Goods Solar, Inc., a Colorado corporation (the “Company”), evidenced by the attached Series      Warrant to purchase Common Stock No.             (the “Warrant”). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Warrant.

1. Form of Exercise Price. The holder intends that payment of the Exercise Price shall be made as:

                    a “Cash Exercise” with respect to                     Warrant Shares; or

                    a “Cashless Exercise” with respect to                     Warrant Shares.

2. Payment of Exercise Price. In the event that the holder has elected a Cash Exercise with respect to some or all of the Warrant Shares to be issued pursuant hereto, the holder shall pay the Aggregate Exercise Price in the sum of $                to the Company in accordance with the terms of the Warrant.

3. Delivery of Warrant Shares. The Company shall deliver to the holder                     Warrant Shares in accordance with the terms of the Warrant.

Please issue the Warrant Shares in the following name and to the following account:

Issue to:

Facsimile Number and Electronic Mail:

Authorization:

By:

Title:

Dated:

Broker Name:

Broker DTC #:

Broker Telephone #:

Account Number:
(if electronic book entry transfer)

Transaction Code Number:
(if electronic book entry transfer)

Date: ,

Name of Registered Holder

By:

Name:
Title:

TRANSFER AGENT INSTRUCTIONS

REAL GOODS SOLAR, INC.

                         , 20

Computershare Trust Company, N.A.

350 Indiana Street, Suite 750

Golden, CO 80401

Telephone: [            ]

Facsimile: (303) 226-0609

Attention: [            ]

Re:	Order to Issue Common Stock of Real Goods Solar, Inc.

Ladies and Gentlemen:

Reference is made to (A) that certain Securities Purchase Agreement, dated as of February         , 2015, by and among Real Goods Solar, Inc., a Colorado corporation (the “Company”), and the investors named on the Schedule of Buyers attached thereto (collectively, the “Buyers”) and the Company’s Registration Statement on Form S-3 (File No. 333-193718) and the Company’s prospectus supplement filed on                          , 2015 pursuant to Rule 424 promulgated pursuant to the Securities Act of 1933, as amended (the “1933 Act”) pursuant to which the Company is issuing to the Buyers and certain other investors (collectively “Holders”) (i) shares of Class A common stock of the Company, par value $0.0001 per share (the “Common Stock”), (ii) Series A Warrants, Series B Warrants, Series C Warrants, Series D Warrants and, to certain Holders, Series E Warrants (the Series A Warrants, Series B Warrants, Series C Warrants, Series D Warrants and Series E Warrants, collectively, the “Warrants”), each of which is exercisable to purchase shares of Common Stock; (B) the related Transfer Agent Instructions, dated February         , 2015 (the “2015 Instruction”); (C) the exercise notice attached hereto (each an “Exercise Notice”); and (D) the attached copy of a written instruction from the General Counsel of the Company (or its outside legal counsel) that a registration statement covering the issuance of the shares of Common Stock subject to this letter has been declared effective by the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Counsel Instruction”).

This instruction letter shall serve as our authorization and direction to you to issue:

•	to the recipient identified under “Issue to” in the Exercise Notice,

•	in book entry form,

•	such number of shares of Common Stock as set forth under “Delivery of Warrant Shares,” respectively, in the Exercise Notice,

•	out of the Transfer Agent Reserve (as defined in the 2015 Instruction),

•	by crediting the designated recipient’s balance account with the Depository Trust Company, identified in the Exercise Notice under “Broker Name,” “Broker DTC#,” “Account Number,” and “Transaction Code Number” through its Deposit Withdrawal at Custodian system

The issuance of these shares of Common Stock have been registered pursuant to an registration statement as indicated in the attached Counsel Instruction.

[Signature Page Follows]

Should you have any questions concerning this matter, please contact me at 303-222-8344.

Very truly yours,

REAL GOODS SOLAR, INC.

By:
Name:
Title: